Post Qualification Amendment No. 10 Dated March 28, 2023 to

Preliminary Offering Circular, Dated April 16, 2021

VV Markets LLC

2800 Patterson Ave Ste. 300

Richmond, VA, 23221

(804) 833-9774

www.vint.co

Offering of Series Membership Interests

This Post Qualification Amendment No. 10 amends the information contained in the offering statement on Form 1-A/A of VV Markets, LLC, a Delaware series limited liability company (the “Company”), dated April 16, 2021 (the “Offering Circular”) as amended by that certain Post Qualification Amendment No. 1 dated May 6, 2021, that certain Post Qualification Amendment No. 2 dated July 23, 2021, that certain Post Qualification Amendment No. 3 dated October 12, 2021, that certain Post Qualification Amendment No. 4 dated February 11, 2022, that certain Post Qualification Amendment No. 5 Dated May 26, 2022, that certain Post Qualification Amendment No. 6 dated June 23, 2022, that certain Post Qualification Amendment No. 7 dated July 22, 2022, that certain Post Qualification Amendment No. 8 dated February 2, 2023, and that certain Post Qualification Amendment No. 9 dated February 27, 2023 (together, the “Offering Circular”) relating to the Company’s public offering under Regulation A under Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings.  This Post Qualification Amendment No. 9 should be read in conjunction with the Offering Circular, and is qualified by reference to the Offering Circular, including its prior amendments and supplements, except to the extent that the information contained herein amends, supplements, supersedes and replaces the information contained in the Offering Circular and its amendments and the supplements.

The purpose of this Post Qualification Amendment No. 10 is to amend, update and/or replace certain information contained in the Offering Circular, and to seek qualification of additional Series of the Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Offering Circular or this Post Qualification Amendment No. 9 is truthful or complete. Any representation to the contrary is a criminal offense.

VV Markets LLC, a Delaware series limited liability company (which we refer to as “we,” “us,” “our” or “the Company”), is offering, on a best-efforts basis, the membership interests of each of the series of the Company in the “Series Offering Table” beginning on page iii.

All of the series of the Company offered hereunder may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the interests.

The interests are non-voting limited liability company membership interests in a series of the Company. Each series is treated as a unique legal entity. Purchasing an interest in a series does not confer to the investor any ownership in the Company or any other series. Each series is managed by VinVesto, Inc., a Delaware corporation (which we refer to as “VinVesto” or “the Manager”), which also serves as the series manager for the asset owned by each series. The Manager has full authority to determine how to best utilize the asset owned by the series. Investors will not have any say in the management of the asset or the series.

There will be a separate closing with respect to the offering of each series. The closing of a series offering will occur on the date subscriptions for the minimum number of interests offered for a series have been accepted.  If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing securityholders.

i

Each offering is being conducted pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.  The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation as escrow provider and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.  See “Series Offering Table,” “Plan of Distribution and Selling Securityholders” and “Securities Being Offered” for additional information.

	Price to public	Underwriting discount and commissions(1)(2)	Proceeds to Issuer(3)(4)(5)
Series VV-DL19
Per Interest	$100.00	$1.00	$99.00
Total Minimum (630 interests)	$63,000	$630	$62,370
Total Maximum (693 interests)	$69,300	$693	$68,607

Series VV-HAWV
Per Interest	$50.00	$0.50	$49.50
Total Minimum (1060 interests)	$53,000	$530	$52,470
Total Maximum (1166 interests)	$58,300	$583	$57,717

Series VV-LAF19
Per Interest	$50.00	$0.50	$49.50
Total Minimum (920 interests)	$46,000	$460	$45,540
Total Maximum (1012 interests)	$50,600	$506	$50,094

Series VV-MARG1
Per Interest	$100.00	$1.00	$99.00
Total Minimum (980 interests)	$98,000	$980	$97,020
Total Maximum (1078 interests)	$107,800	$1,078	$106,722

Series VV-SAIC
Per Interest	$100.00	$1.00	$99.00
Total Minimum (680 interests)	$68,000	$680	$67,320
Total Maximum (748 interests)	$74,800	$748	$74,052

Series VV-BOW2
Per Interest	$50.00	$0.50	$49.50
Total Minimum (1120 interests)	$56,000	$560	$55,440
Total Maximum (1232 interests)	$61,600	$616	$60,984

Series VV-DP08
Per Interest	$50.00	$0.50	$49.50
Total Minimum (1700 interests)	$85,000	$850	$84,150
Total Maximum (1870 interests)	$93,500	$935	$92,565

Series VV-DRC09
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1050 interests)	$105,000	$1,050	$103,950
Total Maximum (1155 interests)	$115,500	$1,155	$114,345

Series VV-DRCH14
Per Interest	$50.00	$0.50	$49.50
Total Minimum (1440 interests)	$72,000	$720	$71,280
Total Maximum (1584 interests)	$79,200	$792	$78,408

Series VV-DRCH19
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1940 interests)	$194,000	$1,940	$192,060
Total Maximum (2134 interests)	$213,400	$2,134	$211,266

Series VV-ITRC
Per Interest	$50.00	$0.50	$49.50
Total Minimum (1460 interests)	$73,000	$730	$72,270
Total Maximum (1606 interests)	$80,300	$803	$79,497

Series VV-KCSK
Per Interest	$100.00	$1.00	$99.00
Total Minimum (3150 interests)	$315,000	$3,150	$311,850
Total Maximum (3465 interests)	$346,500	$3,465	$343,035

Series VV-KGC3
Per Interest	$100.00	$1.00	$99.00
Total Minimum (860 interests)	$86,000	$860	$85,140
Total Maximum (946 interests)	$94,600	$946	$93,654

Series VV-KGC4
Per Interest	$50.00	$0.50	$49.50
Total Minimum (1280 interests)	$64,000	$640	$63,360
Total Maximum (1408 interests)	$70,400	$704	$69,696

Series VV-MACAL4
Per Interest	$100.00	$1.00	$99.00
Total Minimum (800 interests)	$80,000	$800	$79,200
Total Maximum (880 interests)	$88,000	$880	$87,120

Series VV-YAM1
Per Interest	$50.00	$0.50	$49.50
Total Minimum (780 interests)	$39,000	$390	$38,610
Total Maximum (858 interests)	$42,900	$429	$42,471

Series VV-BOMA*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (700 interests)	$70,000	$700	$69,300
Total Maximum (770 interests)	$77,000	$770	$76,230

Series VV-CHJC*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (690 interests)	$69,000	$690	$68,310
Total Maximum (759 interests)	$75,900	$759	$75,141

Series VV-GUGL1*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (610 interests)	$61,000	$610	$60,390
Total Maximum (671 interests)	$67,100	$671	$66,429

Series VV-HBC1*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1220 interests)	$122,000	$1,220	$120,780
Total Maximum (1342 interests)	$134,200	$1,342	$132,858

Series VV-HIB1*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (650 interests)	$65,000	$650	$64,350
Total Maximum (715 interests)	$71,500	$715	$70,785

Series VV-KGC5*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (530 interests)	$53,000	$530	$52,470
Total Maximum (583 interests)	$58,300	$583	$57,717

Series VV-LAT1*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (820 interests)	$82,000	$820	$81,180
Total Maximum (902 interests)	$90,200	$902	$89,298

Series VV-LBV1*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (1020 interests)	$102,000	$1,020	$100,980
Total Maximum (1122 interests)	$112,200	$1,122	$111,078

Series VV-RBV1*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (950 interests)	$95,000	$950	$94,050
Total Maximum (1045 interests)	$104,500	$1,045	$103,455

Series VV-SCC1*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (595 interests)	$59,500	$595	$58,905
Total Maximum (655 interests)	$65,500	$655	$64,845

Series VV-SPAN2*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (720 interests)	$72,000	$720	$71,280
Total Maximum (792 interests)	$79,200	$792	$78,408

Series VV-KGC6*
Per Interest	$100.00	$1.00	$99.00
Total Minimum (650 interests)	$65,000	$650	$64,350
Total Maximum (715 interests)	$71,500	$715	$70,785

*  Denotes series submitted for qualification by the Commission in this Post-Qualification Amendment No. 10.

(1)Dalmore Group, LLC (the “Dalmore” or the “Broker”) will be acting as our broker/dealer of record in connection with each series offering. The Broker will be entitled to a brokerage fee equal to 1.0% of the amount raised through each series offering. Notwithstanding the foregoing, the Broker will not receive any fee on funds raised from the sale of any interests to the Manager, its affiliates or related to any issuance of interests to the sellers of any of the assets purchased by any series. The Broker will receive compensation in addition to the brokerage fee. See “Plan of Distribution and Subscription Procedure.” The maximum amount of underwriting compensation paid to the participating member(s) from any source, including all of Dalmore Group LLC’s fees and expenses, will not exceed 10% of the offering proceeds.

(2)We intend to distribute all offerings of membership interests in any series of the Company principally through the Vint Platform, which is owned and operated by VinVesto, Inc, and any successor platform used by us for the offer and sale of interests, the “Platform”, as described in greater detail under “Plan of Distribution and Subscription Procedure”.

(3)Because these are minimum/maximum offerings, the actual public offering amounts and proceeds to us are not presently determinable.

(4)The offering will not close unless the minimum number of interests have been sold.

(5)The Manager has assumed and will not be reimbursed for offering expenses. Note, certain proceeds will be used to pay interest on the promissory note entered between the respective series and the Manager. See “Use of Proceeds to Issuer” for additional information.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.

An investment in our interests involves a high degree of risk. See “Risk Factors” on page 8 for a description of some of the risks that should be considered before investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

v

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, OUR INTERESTS ONLY IN JURISDICTIONS WHERE SUCH OFFERS AND SALES ARE PERMITTED. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR IS ACCURATE ONLY AS OF ITS DATE, REGARDLESS OF THE TIME OF ITS DELIVERY OR OF ANY SALE OR DELIVERY OF OUR INTERESTS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE OR DELIVERY OF OUR INTERESTS SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS OFFERING CIRCULAR. THIS OFFERING CIRCULAR WILL BE UPDATED AND MADE AVAILABLE FOR DELIVERY TO THE EXTENT REQUIRED BY THE FEDERAL SECURITIES LAWS.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this Post Qualification Amendment No. 10 to the offering circular is March 28, 2023

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company and the Vint Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Vint Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series. Please also refer to “The Underlying Assets” and “Use of Proceeds” sections of this offering circular for further details.

Master Series Table
Series Name	Qualification Date	Underlying Assets	Agreement Type	Status	Opening Date	Offering Price per Interest	Minimum Membership Interests	Maximum Membership Interests	Minimum Offering Size	Maximum Offering Size	Sourcing Fee	Exit (Partial or Full) (1)	Amount Distributed to Series Interest holders (2)
VV-0001	4/26/21	California Collection	Upfront Purchase	Closed	4/26/21	$46.00	1,000	1,000	$46,000	$46,000	$2,891	Full	$53,471.50
VV-PNST	6/29/21	Laurent Ponsot Collection	Purchase Option	Closed	7/28/21	$23.00	2,000	2,200	$46,000	$50,600	$4,082	-	-
VV-SUPR	6/29/21	Super Tuscan Collection	Purchase Option	Closed	6/30/2021	$36.00	1,986	2,185	$71,500	$78,650	$5,267	-	-
VV-CHAM	6/29/21	Champagne Collection	Purchase Option	Closed	7/6/2021	$50.00	1,460	1,692	$73,000	$84,600	$5,445	Partial	$65,355.90
VV-STEML	6/29/21	St. Emillion Collection	Purchase Option	Closed	7/8/2021	$10.00	6,450	7,095	$64,500	$70,950	$5,443	-	-
VV-MACAL	8/5/21	Macallan Fine & Rare Collection	Purchase Option	Closed	8/18/21	$50.00	1,700	2,040	$85,000	$102,000	$6,880	-	-
VV-BOWCK	8/5/21	Bowmore Cask Collection	Purchase Option	Closed	9/29/21	$47.00	2,000	2,200	$94,000	$103,400	$6,992	Partial	$120,165.92
VV-FUTUR	8/5/21	Bordeaux 2020 Futures Collection	Purchase Option	Closed	10/13/21	$70.00	1,600	1,920	112,400	134,400	$8,162	-	-
VV-BDX	8/5/21	Bordeaux Classics Collection	Purchase Option	Closed	9/1/21	$40.00	2,125	2,550	$85,000	$102,000	$6,480	-	-
VV-SPAN	8/5/21	Spanish Collection	Purchase Option	Closed	9/15/21	$60.00	1,400	1,680	$84,000	$100,800	$6,512	-	-
VV-DRC	10/27/21	DRC Collection	Purchase Agreement	Closed	10/28/21	$25.00	5,480	6,302	$137,000	$157,500	$11,051	-	-
VV-NAPA	10/27/21	Napa 2018 Collection	Purchase Option	Closed	10/28/21	$50.00	2,840	3,266	$142,000	$163,300	$11,557	Partial	$17,686.13
VV-RHONE	10/27/21	Domaines of Rhone Collection	Purchase Option	Closed	10/28/21	$40.00	3,825	4,400	$153,000	$176,000	$12,404	-	-
VV-PDMT	10/27/21	Piemonte Collection	Purchase Option	Closed	10/28/21	$50.00	3,090	3,553	$154,500	$177,650	$12,456	-	-
VV-JPWY	10/27/21	Karuizawa “36 Views of Mt. Fuji”	Purchase Option	Closed	10/28/21	$34.00	5,500	6,325	$187,000	$215,050	$15,516	-	-
VV-PTRS	10/27/21	Petrus Collection	Purchase Agreement	Closed	10/28/21	$58.00	500	575	$29,000	$33,350	$2,179	-	-
VV-ROSE	3/8/22	Rosé Champagne Collection	Purchase Agreement	Closed	3/9/22	$41.00	1,000	1,100	$41,000	$45,100	$3,366	-	-
VV-BOD10	3/8/22	2010 Decade Collection	Purchase Agreement	Closed	3/9/22	$50.00	1,990	2,189	$99,500	$109,450	$8,452	-	-
VV-WBURG	3/8/22	White Burgundy Collection	Purchase Agreement	Closed	3/9/22	$30.00	4,600	5,060	$138,000	$151,800	$11,333	-	-
VV-GERM	3/8/22	German Collection	Purchase Option	Closed	3/9/22	$53.00	1,000	1,100	$53,000	$58,300	$4,594	Partial	$9,701.68
VV-LAF10	3/8/22	Lafite 10-Year Vertical Collection	Purchase Option	Closed	3/9/22	$100.00	1,210	1,331	$121,000	$133,100	$10,700	-	-

VV-MACAL50	3/8/22	Macallan 50 Year Old Collection	Purchase Option	Closed	3/9/22	$20.00	5,750	6,325	$115,000	$126,500	$9,320	-	-
VV-JYFT	3/8/22	Joy Fantastic Vint Primeur Collection	Purchase Option	Closed	3/9/22	$30.00	800	880	$24,000	$26,400	$3,280	-	-
VV-GPS	3/8/22	Glenfarclas Pagoda Series	Purchase Option	Closed	3/9/22	$43.00	3,000	3,300	$129,000	$141,900	$18,322	-	-
VV-BDMA	6/6/22	Brunello di Montalcino All-Stars Collection	Purchase Agreement	Closed	6/7/22	$50.00	860	946	$43,000	$47,300	$4,228	-	-
VV-CDCV	6/6/22	Comtes de Champagne Vertical Collection	Purchase Agreement	Closed	6/7/222	$50.00	760	836	$38,000	$41,800	$3,942	-	-
VV-DRCH	6/6/22	Domaine de la Romanée-Conti Horizontal Collection	Purchase Agreement	Closed	6/7/22	$100.00	530	583	$53,000	$58,300	$4,908	-	-
VV-MR19	6/6/22	Mouton Rothschild 2019 Collection	Purchase Agreement	Closed	6/7/22	$100.00	280	308	$28,000	$30,800	$4,069	-	-
VV-SCRV	6/6/22	Screaming Eagle ‘17, ‘18, ‘19 Collection	Purchase Agreement	Closed	6/7/22	$100.00	1,310	1,441	$131,000	$144,100	$10,742	-	-
VV-BDXM1	7/1/22	Bordeaux Superstars in Magnum Collection	Purchase Agreement	Closed	7/1/22	$50.00	4,000	4,400	$200,000	$220,000	$26,662	-	-
VV-CB100	7/1/22	Cheval Blanc 100-Point Collection	Purchase Agreement	Closed	7/1/22	$100.00	570	627	$57,000	$62,700	$6,244	-	-
VV-JSCV	7/1/22	Jacques Selosse Champagne Mini Vertical Collection	Purchase Agreement	Closed	7/1/22	$100.00	610	671	$61,000	$67,100	$6,374	-	-
VV-KGC1	7/1/22	Karuizawa Geisha Collection	Purchase Agreement	Closed	7/1/22	$50.00	1,500	1,650	$75,000	$82,500	$6,577	-	-
VV-LR15	7/1/22	Domaine Leroy 2015 Collection	Purchase Agreement	Closed	7/1/22	$100.00	700	770	$70,000	$77,000	$12,335	-	-
VV-PFGV	7/1/22	Penfolds Grange Vertical Collection	Purchase Agreement	Closed	7/1/22	$50.00	1,640	1,804	$82,000	$90,200	$11,027	-	-
VV-BDX2K	07/29/22	Bordeaux Millennium Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,760	1,936	$176,000	$193,600	$23,978	-	-
VV-BXEP21	07/29/22	Bordeaux En Primeur 2021 Collection	Purchase Agreement	Closed	07/29/22	$50.00	4,600	5,060	$230,000	$253,000	$29,442	-	-
VV-CDVM	07/29/22	Vogue Musigny Vertical Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,000	1,100	$100,000	$110,000	$15,716	-	-
VV-CHBL1	07/29/22	Domaine Raveneau Collection	Purchase Agreement	Closed	07/29/22	$50.00	600	660	$30,000	$33,000	$3,504	-	-
VV-DRC15	07/29/22	DRC 2015 Assortment Collection	Purchase Agreement	Closed	07/29/22	$100.00	760	836	$76,000	$83,600	$6,368	-	-
VV-DRCRC1	07/29/22	DRC Romanée-Conti 2018 Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,000	1,100	$100,000	$110,000	$8,521	-	-
VV-KGC2	07/29/22	Karuizawa Sapphire Geisha Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,580	1,738	$158,000	$173,800	$20,198	-	-
VV-MACAL2	07/29/22	The Macallan Red 71 Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,050	1,155	$105,000	$115,500	$12,444	-	-
VV-MACAL3	07/29/22	The Macallan Red 78 Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,300	1,430	$130,000	$143,000	$18,962	-	-
VV-MVRW	07/29/22	Midleton Silent Distillery Collection	Purchase Agreement	Closed	07/29/22	$50.00	3,100	3,410	$155,000	$170,500	$23,862	-	-
VV-POM1	07/29/22	Pomerol Rarities Collection	Purchase Agreement	Closed	07/29/22	$100.00	1,100	1,210	$110,000	$121,000	$14,355	-	-
VV-BOW50	02/17/23	Bowmore 50 Year Old Collection	Purchase Agreement	Closed	02/17/23	$100.00	600	660	$60,000	$66,000	$20,580	-	-
VV-CCC1	02/17/23	Cristal Champagne Collection	Purchase Agreement	Closed	02/17/23	$100.00	870	957	$87,000	$95,700	$11,933	-	-

x

VV-DL19	02/17/23	Domaine Leflaive 2019 Grand Cru Collection	Purchase Agreement	Open	02/17/23	$100.00	630	693	$63,000	$69,300	$8,352	-	-
VV-DRCH17	02/17/23	Domaine de la Romanée-Conti 2017 Horizontal Collection	Purchase Agreement	Closed	02/17/23	$100.00	880	968	$88,000	$96,800	$11,534	-	-
VV-HAWV	02/17/23	Hundred Acre Vertical Collection	Purchase Agreement	Open	02/17/23	$50.00	1,060	1,166	$53,000	$58,300	$4,654	-	-
VV-LAF19	02/17/23	Lafite Rothschild 2019 Collection	Purchase Agreement	Open	02/17/23	$50.00	920	1,012	$46,000	$50,600	$7,328	-	-
VV-MACFC	02/17/23	Macallan Archival Folio Collection	Purchase Agreement	Closed	02/17/23	$50.00	1,320	1,452	$66,000	$72,600	$9,838	-	-
VV-MARG1	02/17/23	Château Margaux Vertical Collection	Purchase Agreement	Open	02/17/23	$100.00	980	1,078	$98,000	$107,800	$13,142	-	-
VV-RTBC	02/17/23	2019 Rousseau “Trinity” Burgundy Collection	Purchase Agreement	Closed	02/17/23	$100.00	1,020	1,122	$102,000	$112,200	$14,558	-	-
VV-SAIC	02/17/23	South American Icons Collection	Purchase Agreement	Open	02/17/23	$100.00	680	748	$68,000	$74,800	$13,908	-	-
VV-TLC1	02/17/23	Tuscan Legends Collection	Purchase Agreement	Closed	02/17/23	$100.00	790	869	$79,000	$86,900	$10,602	-	-
VV-BOW2	03/01/23	Bowmore Black and Gold Collection	Purchase Agreement	Open	3/1/23	$50.00	1,120	1,232	$56,000	$61,600	$15,036	-	-
VV-DP08	03/01/23	2008 Dom Perignon Collection	Purchase Agreement	Open	3/1/23	$50.00	1,700	1,870	$85,000	$93,500	$10,284	-	-
VV-DRC09	03/01/23	2009 DRC Romanée-Conti Collection	Purchase Agreement	Open	3/1/23	$100.00	1,050	1,155	$105,000	$115,500	$11,160	-	-
VV-DRCH14	03/01/23	2014 DRC Assortment Case Collection	Purchase Agreement	Open	3/1/23	$50.00	1,440	1,584	$72,000	$79,200	$5,996	-	-
VV-DRCH19	03/01/23	2019 DRC Assortment Collection	Purchase Agreement	Open	3/1/23	$100.00	1,940	2,134	$194,000	$213,400	$21,986	-	-
VV-ITRC	03/01/23	Italian Rarities Collection	Purchase Agreement	Open	3/1/23	$50.00	1,460	1,606	$73,000	$80,300	$11,889	-	-
VV-KCSK	03/01/23	Karuizawa Cask Collection	Purchase Agreement	Open	3/1/23	$100.00	3,150	3,465	$315,000	$346,500	$46,920	-	-
VV-KGC3	03/01/23	Karuizawa Pearl Geisha Collection	Purchase Agreement	Open	3/1/23	$100.00	860	946	$86,000	$94,600	$5,248	-	-
VV-KGC4	03/01/23	Karuizawa Golden Geisha Collection	Purchase Agreement	Open	3/1/23	$50.00	1,280	1,408	$64,000	$70,400	$19,702	-	-
VV-MACAL4	03/01/23	The Macallan Exceptional Cask Collection	Purchase Agreement	Open	3/1/23	$100.00	800	880	$80,000	$88,000	$21,224	-	-
VV-YAM1	03/01/23	The Yamazaki 25 YO Collection	Purchase Agreement	Open	3/1/23	$50.00	780	858	$39,000	$42,900	$8,298	-	-
VV-BOMA	Pending Qualification	Bonnes Mares Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	700	770	$70,000	$77,000	$5,580	-	-
VV-CHJC	Pending Qualification	Champagne Jewels Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	690	759	$69,000	$75,900	$7,566	-	-
VV-GUGL1	Pending Qualification	Guigal 2019 La Las Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	610	671	$61,000	$67,100	$8,142	-	-
VV-HBC1	Pending Qualification	Haut Brion & La Mission Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	1,220	1,342	$122,000	$134,200	$13,976	-	-
VV-HIB1	Pending Qualification	Hibiki Kutani Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	650	715	$65,000	$71,500	$10,062	-	-
VV-KGC5	Pending Qualification	Karuizawa Geisha Collection #5	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	530	583	$53,000	$58,300	$5,404	-	-
VV-LAT1	Pending Qualification	2015 Latour Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	820	902	$82,000	$90,200	$8,144	-	-
VV-LBV1	Pending Qualification	Left Bank Bordeaux Values	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	1,020	1,122	$102,000	$112,200	$13,902	-	-
VV-RBV1	Pending Qualification	Right Bank Bordeaux Values	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	950	1,045	$95,000	$104,500	$11,992	-	-

VV-SCC1	Pending Qualification	Superlative Scotch Cask Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	595	655	$59,500	$65,450	$5,424	-	-
VV-SPAN2	Pending Qualification	Vega Sicilia Unico Collection	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	720	792	$72,000	$79,200	$8,532	-	-
VV-KGC6	Pending Qualification	Karuizawa Geisha Collection #6	Purchase Agreement	Upcoming	Upcoming (within 2 days of qualification)	$100.00	650	715	$65,000	$71,500	$7,920	-	-

(1)An “exit” refers to the sale of the underlying assets of a series. A partial exit is a sale of a portion of the underlying assets of the series. A full exit is the sale of all underlying assets of the series.

(2)Reflects amounts of cash distributed to holders of interests of the series as of March 28, 2023.

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular.  You should read the entire offering circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in our interests. All references in this offering circular to “$” or “dollars” are to United States dollars.

THE COMPANY

Overview

Investing in fine wine, champagne and spirits has serious barriers to entry such as the need for a large initial investment for proper diversification, storage challenges, logistical challenges, lack of industry expertise, and tremendous market inefficiencies. Today, those who are passionate about wine and spirits are limited to investing through a wine and spirits broker, hiring a wine & spirits manager, or self-directed investing. The current investment options do not address all of these challenges and barriers.

We seek to remove these challenges, allowing investors to access the benefits of fine wine and spirits. We have been formed for the purpose of allowing investors to invest in fine wine and spirits.

The Vint Platform is our proposed solution to this problem. We plan to initially create a marketplace for investment in fine wine and spirits collections comprised of wines and spirits produced all over the world. The primary fine wine regions include Bordeaux, Burgundy, Italy, Australia, USA, and some emerging market countries. The primary spirits we plan to source are Scotch whiskey, bourbon, Japanese whiskey, cognac, and rum.  We will work with industry leaders for each offering, to provide diversification in its wine and spirits collections.

We plan to target the acquisition of underlying assets pools for each series with assets ranging in the total price of approximately $25,000 to $50,000,000. Some asset collections may also be below this range. Our mission is to democratize wealth accumulation by providing access, liquidity and transparency.

History and Structure

The Company is a series limited liability company formed on June 16, 2020 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series of interests. We intend that each series of interests will own its own underlying assets, which will be collections of fine wines and spirits. A new series of interests will be issued for future collections of wines and spirits acquired by us.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. As such, the assets of a series include only the collection of fine wines and spirits associated with that series and other related assets (e.g., cash reserves).

Manager

VinVesto, Inc., a Delaware corporation incorporated in June 2020 (which we refer to as “VinVesto” or our “Manager”), is the Manager of the Company and each series of the Company. The Manager also owns and operates the website located at www.vint.co (“Vint Platform”) through which each series of interests will be sold.

At the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.5% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors. The Manager may sell its interests from time to time after closing of any offering. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

Advisory Board

The Manager is assembling an expert network of advisors with experience in relevant industries (which we refer to as the Advisory Board) to assist it in identifying and acquiring the fine wine and other alternative assets, to assist the series manager described below in managing the underlying assets and to advise the Manager and certain other matters associated with our business and various series.  We currently have four members of our Advisory Board and are seeking to add additional members.

The members of the Advisory Board will not be managers or officers of the Company or any series and will not have any fiduciary or other duties to the interest holders of any series.

Operating Expenses

Each series of the Company will be responsible for the following costs and expenses attributable to the activities of the Company related to such series (we refer to these as Operating Expenses):

●any and all fees, costs and expenses incurred in connection with the management of our underlying assets, including import taxes, income taxes, storage (including property rental fees should the Manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing and utilization of the underlying assets;

●any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue-sky filings required in order for a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission;

●any and all insurance premiums or expenses, including directors and officer’s insurance of the directors and officers of the Manager or series manager, in connection with the underlying assets;

●any withholding or transfer taxes imposed on the Company or a series or any interest holders as a result of its or their earnings, investments or withdrawals;

●any governmental fees imposed on the capital of the Company or a series or incurred in connection with compliance with applicable regulatory requirements;

●any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a series or our series manager in connection with the affairs of the Company or a series;

●the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a series;

●all custodial fees, costs and expenses in connection with the holding of an underlying asset;

●any fees, costs and expenses of a third-party registrar and transfer agent appointed by our managing member in connection with a series;

●the cost of the audit of the annual financial statements of the Company or a series and the preparation of tax returns and circulation of reports to interest holders;

●any indemnification payments;

●the fees and expenses of counsel to the Company or a series in connection with advice directly relating to its legal affairs;

●the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by our managing member in connection with the operations of the Company or a series; and

●any similar expenses that may be determined to be Operating Expenses, as determined by our managing member in its reasonable discretion.

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the initial closing of each offering. The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent (other than for storage of the underlying assets), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the underlying assets).

If the Operating Expenses exceed the amount of revenues generated from an underlying asset and cannot be covered by any Operating Expense reserves on the balance sheet of such underlying asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such underlying asset (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Series manager

Each series will appoint the Manager to serve as series manager to manage the underlying asset related to such series pursuant to an asset management agreement. Except as set forth below and any guidance as may be established from time to time by the Manager or the Advisory Board, our series manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our series manager will be authorized on behalf of each series to, among other things:

●create the asset maintenance policies for each underlying asset in consultation with the Advisory Board and oversee compliance with such maintenance policies;

●purchase and maintain insurance coverage for each underlying asset for the benefit of the series related to such asset;

●engage third party independent contractors for the care, custody, maintenance and management of each underlying asset;

●develop standards for the care of each underlying asset while in storage;

●develop standards for the transportation and care of each underlying asset when outside of storage;

●reasonably make all determinations regarding the calculation of fees, expenses and other amounts relating to each underlying asset paid by the series manager;

●deliver invoices to the Manager for the payment of all fees and expenses incurred by the series in connection with the maintenance of its underlying asset and ensure delivery of payments to third parties for any such services; and

●generally perform any other act necessary to carry out its obligations under the asset management agreement.

Our series manager will be paid fees associated with the sourcing of each underlying asset; provided that such Sourcing Fee may be waived by our series manager. It may also receive fees as reimbursement for offering expenses and acquisition expenses paid by the Manager on behalf of each series.

See “Description of Business—Description of the Asset Management Agreement.”

Distribution Rights

The Manager may, in its sole discretion, sell one or more assets which are part of the underlying assets and distribute Free Cash Flow, if any, to holders of each series of interests. The Manager has the discretion to determine the timing of distributions, and currently intends to make such distributions at the end of each fiscal quarter after the sale of underlying asset(s).

Free Cash Flow consists of the net income (as determined under U.S. generally accepted accounting principles, or GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying asset related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

Any Free Cash Flow generated by a series from the utilization of the underlying asset related to such series shall be applied within the series in the following order of priority:

●repay any amounts owing to third-party creditors;

●thereafter to repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying asset related to such series or the Manager or any of its affiliates.

Asset seller(s) are any individual(s), dealer or collectors, which owns an underlying asset prior to (i) a purchase of an underlying asset by us in advance of a potential offering or (ii) the closing of an offering from which proceeds are used to acquire the underlying asset.

See “Securities Being Offered—Distribution Rights.”

Timing of Distributions

The Manager may make distributions of Free Cash Flow remaining to holders of interests subject to it having the right, in its sole discretion, to withhold distributions in order to meet anticipated costs and liabilities of the series. The Manager may change the timing of potential distributions in its sole discretion.

Distributions upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series of interests, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series). See “Securities Being Offered—Liquidation Rights.”

Transfer Restrictions

The Manager may refuse a transfer by a holder of its interest(s) in any series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that the Manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended, or ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or such series, or (d) the Company, such series or the Manager being subject to additional regulatory requirements. Furthermore, as our interests are not registered under the Securities Act, transfers of our interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “Securities Being Offered—Transfer Restrictions” for more information.

THE OFFERINGS

Securities being offered:

We are offering the minimum number of interests of each series at a price per interest set forth in the “Series Offering Table” section above. The Manager will own a minimum of 0.50% and may own a maximum of 19.99% of the interests of each series at closing. The Manager may sell these interests at any time after the applicable closing.  The offering will not close unless the minimum number of interests have been sold.

Each series of interests is intended to be a separate series of the Company for purposes of assets and liabilities. See “Securities Being Offered” for further details. The interests will be non-voting except with respect to certain matters set forth in our limited liability company agreement, dated October 28, 2020, as amended from time to time, or the “operating agreement”. The purchase of a particular series of interests is an investment only in that series of the Company and not an investment in the Company as a whole.

Minimum and maximum subscription:

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 19.99% of the total interests of a particular series, although such maximum thresholds may be waived by the Manager in its sole discretion.  Additional limitations apply for non-accredited investors.

Restrictions on investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedures” for further details. The Manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.”  Furthermore, the Manager anticipates only accepting subscriptions from prospective investors located in states where the Broker is registered.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, or the Escrow Agent, and will not be commingled with the operating account of any series until, if and when there is a closing with respect to that investor.

When the Escrow Agent has received instructions from the Manager and the Broker that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the series. Amounts paid to the Escrow Agent are categorized as Offering Expenses.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Broker:	The Company has engaged the services of Dalmore Group, LLC to act as the broker-dealer of record. See “Plan of Distribution and Subscription Procedure.”

Offering period:

There will be a separate closing with respect to each offering. The closing of an offering will occur on the date subscriptions for the minimum number of interests offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion. No securities are being offered by existing securityholders.

Use of proceeds:	The proceeds received in an offering will be applied in the following order of priority of payment:

	●	Acquisition Cost of the Underlying Asset: The Company acquires underlying assets through the following methods:
1.

Upfront purchase - The Company acquires an underlying asset from an asset seller prior to the launch of the offering related to the series using funds advanced by the Manager.  Upon completion of the offering, the advanced amounts are repaid to the Manager;

2.

 Purchase agreement - The Company enters into an agreement with an asset seller to acquire an underlying asset, which acquisition may become effective prior to the closing of the offering of the related Series offering, in which case the Company is obligated to acquire the underlying asset prior to the closing using funds advanced by the Manager and reimbursed out of offering proceeds; or

3.

 Purchase option agreement - The Company enters into a purchase option agreement with an asset seller, which gives the Company the right, but not the obligation, to acquire the underlying asset upon completion of the Series offering.

The Company’s acquisition method for each underlying asset is noted in the “Use of Proceeds/Description of Underlying Assets – All series” for each series underlying asset.

●

Acquisition Expenses: Each series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such series incurred prior to the Closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, photography and videography expenses in order to prepare the profile for the Underlying Asset on the Vint Platform (the “Acquisition Expenses”).

	●	Asset Expenses: In general, these include costs associated with the storage and maintenance of the asset, which include storage, shipping and transportation, and insurance costs; and

●

Sourcing Fee: Our series manager may be paid a Sourcing Fee from the gross proceeds of each series offering. The Sourcing Fee may be between 0% and 35% of the gross offering proceeds of each series offering, and is set at the discretion of the series manager. Factors the series manager may consider in determining the Sourcing Fee for a particular series offering may include, but are not limited to, current market offers for the series assets, comparable asset pricing data, and/or or the level of difficulty and costs related to sourcing the particular assets of the series. See “Use of Proceeds to Issuer” and “Plan of Distribution and Subscription Procedures” sections for further details.

Risk factors:

Investing in our interests involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our interests.

RISK FACTORS

The interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our interests, whether via the Vint Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our interests. Prospective investors should obtain their own legal and tax advice prior to making an investment in our interests and should be aware that an investment in our interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our interests.

Risks Related to the Structure, Operation and Performance of our Company

An investment in an offering constitutes only an investment in a particular series and not in the Company or the underlying assets.

A purchase of our interests does not constitute an investment in either the Company or the underlying assets directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of the Manager for “cause.” The Manager and series manager thus retain significant control over the management of the Company and the underlying assets. Furthermore, because the interests do not constitute an investment in the Company as a whole, holders of a particular series of interests will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series of interest. In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay corporate taxes before distributions are made to the holders, and the series manager will receive a fee in respect of its management of the underlying assets.

The Company was recently formed, has no track record and no operating history from which you can evaluate the Company or this investment and relatively limited experience in investing in fine wine or spirits.

The Company was recently formed and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. Furthermore, neither our Manager nor its executive officers have any experience in investing in fine wines or similar assets or managing pools of investment assets.  The Manager is reliant upon the experience of its Advisory Board members for sourcing and analyzing investment opportunities.  Failure to attract additional advisors with experience in investing in fine wine or spirits will significantly affect the Company’s ability to make quality investments.  No guarantee can be given that the Company or a series will achieve their investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

Given our start-up nature, investors may not be interested in making an investment and we may not be able to raise all of the capital we seek and this could have a material adverse effect upon the Company and the value of your interests.

Due to the start-up nature of the Company, there can be no guarantee that we will reach our funding target from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives by acquiring additional underlying assets through the issuance of additional series of interests and monetizing them together with existing assets to generate distributions for investors. In addition, if we are unable to raise funding for additional series of interests, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of interests of additional underlying assets and other monetization opportunities (e.g., hosting events with the collection of underlying assets).

There are few, if any, businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for the Company and interests to gain market acceptance.

There are a limited number of other companies which crowd fund fine wines and spirits or propose to run a platform for crowd funding of interests in fine wines and spirits. The Company and its interests may not gain market acceptance from potential investors, potential asset sellers or service providers within the fine wine and spirit industry, including insurance companies, appraisers, and strategic partners. This could result in an inability of the Manager to operate the underlying assets profitably. This could impact the issuance of further series of interests and additional underlying assets being acquired by us. This would further inhibit market acceptance of the Company and if we do not acquire any additional underlying assets, investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of underlying assets are stored at the same facility, group discounts on insurance and the ability to monetize underlying assets through museums or other programs that would require us to own a substantial number of underlying assets).

The offering amount will exceed the value of the underlying assets and if the underlying assets are sold before they appreciate or generate income, then investors will not receive the amount of their initial investment back.

The size of an offering will exceed the purchase price of the related underlying assets as at the date of such offering (as the proceeds of the offering in excess of the purchase price of the underlying assets will be used to pay fees, costs and expenses incurred in making the offering and acquiring the underlying assets, as well as interest payments to the Manager). If the underlying assets had to be sold and there had not been substantial appreciation of the underlying assets prior to such sale, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying assets at the time of the sale including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Management has the ultimate discretion to determine the Sourcing Fee.

Our series manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee); provided that the Sourcing Fee may be waived by our series manager. The Sourcing Fee may be between 0% and 35% of the gross offering proceeds of each series offering. The series manager has the ultimate discretion to determine the Sourcing Fee – and while the series manager may consider a number of factors, many of which are discussed elsewhere in this offering circular, the series manager is not required to consider these factors (or any factors) in determining the Sourcing Fee for a particular offering – and as such, Sourcing Fees may vary significantly from offering to offering.

The Sourcing Fee impacts the size of an offering, which will exceed the purchase price of the related underlying assets. If the underlying assets did not have substantial appreciation prior to being sold, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment.

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Operating Expenses incurred post-closing will be the responsibility of the applicable series. However, if the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which the Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional interests of such series to be issued in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors. If additional series interests are issued, this would dilute the current value of the interests held by existing investors and the amount of any future distributions payable to such existing investors.

Our success depends in large part upon the Manager and its ability to execute our business plan.

The successful operation of the Company (and therefore, the success of each series) is in part dependent on the ability of the Manager and series manager to source, acquire and manage the underlying assets. As the Manager has only been in existence since June 2020 and is an early-stage startup company, it has no significant operating history within the fine wine and spirits sector that would evidence its ability to source, acquire, manage and utilize the underlying assets.

The success of the Company (and therefore, each series) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other investment professionals (which include third party experts) to source, acquire and manage the underlying assets. There can be no assurance that these individuals will continue to be associated with the Manager or series manager. The loss of the services of one or more of these individuals could have a material adverse effect on the underlying assets, in particular, their ongoing management and use to support the investment of the holders of the series interests.

Furthermore, the success of the Company and the value of each series is dependent on there being critical mass from the market for the series interests and also our ability to acquire a number of underlying assets in multiple series of interests so that the investors can benefit from economies of scale which arise from holding more than one underlying asset. In the event that we are unable to source additional underlying assets due to, for example, competition for such underlying assets or lack of underlying assets available in the marketplace, then this could materially impact our success and our objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets through revenue generating events and leasing opportunities.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of the Company with all investors and not just those who hold the same series of interests as them.

The Company is structured as a Delaware series limited liability company that issues different series of interests for each underlying asset or group of underlying assets. Each series of interest will merely be a separate series and not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of interests is segregated from the liability of investors holding another series of interests and the assets of one series of interests are not available to satisfy the liabilities of other series of interests. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of the Company with all investors and not just those who hold the same series of interests as them. Furthermore, while we intend to maintain separate and distinct records for each series of interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series of interests. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of interests should be applied to meet the liabilities of the other series of interests or the liabilities of the Company generally where the assets of such other series of interests or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific series of interests, they will be borne proportionately across all of the series of interests. Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series of interests and therefore, there is a risk that a series of interests may bear a proportion of the fees, costs and expenses for a service or product for which another series of interests received a disproportionately high benefit.

Potential breach of the security measures of the Vint Platform could have a material adverse effect on the Company, each series and the value of your investment.

The highly automated nature of the Vint Platform through which potential investors acquire or transfer interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Vint Platform processes certain confidential information about investors, asset sellers and the underlying assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Vint Platform, the Company, the Manager or our service providers (including the Broker) could be breached. Any accidental or willful security breaches or other unauthorized access to the Vint Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Vint Platform software are exposed and exploited, the relationships between the Company, investors, users and the asset sellers could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the underlying assets, which could have a material negative impact on the value of interests or the potential for distributions to be made on the interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we, the third-party hosting used by the Vint Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, the asset sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Vint Platform. Any security breach, whether actual or perceived, would harm our reputation and the Vint Platform and we could lose investors and the asset sellers. This would impair our ability to achieve our objectives of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets through revenue generating events and leasing opportunities.

The Manager may sell its interests post-closing which may result in a reduction in value of your interests if there are too many series interests available and not enough demand for those interests.

The Manager may arrange for some of the interests it holds in a specific series of interests to be sold by a broker pursuant to a “10b5-1 trading plan”. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. There is a risk that a sale by the Manager may result in too many interests being available for resale and the price of the relevant series of interests decreasing as supply outweighs demand.

Non-compliance with regulations may result in the abrupt cessation of business operations, rescission of any contracts entered into, an early termination of any series of interests sold or, if we were deemed to be subject to the Investment Advisers Act, the liquidation and winding up of any series of interests sold.

Furthermore, we are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, and neither the Manager nor our series manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act, and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and the Manager have taken the position that the underlying assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus our assets will be comprised of less than 40% investment securities under the Investment Company Act and the Manager and our series manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of a series and the Manager may be forced to liquidate and wind up the series or rescind the offering for any series of interests.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer under Regulation A, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Our business is subject to outside events.

Unpredictable and/or uncontrollable events, such as the COVID-19 outbreak, could adversely affect our business. Our business could be subject to unpredictable and uncontrollable events, such as earthquakes, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our operations and financial condition and increase our costs and expenses. The risk, or public perception of the risk, of a pandemic, or media coverage of infectious diseases, could adversely affect the value of the underlying assets and the financial condition of our investors or prospective investors, resulting in reduced demand for our offerings and alternative asset classes generally. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could adversely affect employees of our Manager, which serves as the series manager and in which we rely to manage the logistics of our business. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations if employees of our Manager who cannot perform their responsibilities from home are not able to report to work or carry out necessary actions related to the logistics of our business. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or the storage facility in which we lease space, which could prevent us from accessing the underlaying assets. Further, risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could lead to complete or partial cessation of operations of our sourcing partners for the underlying assets.

Risks Related to the Fine Wine & Spirits Industry

Each series of the Company is expected to invest only in the related underlying assets; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the underlying assets regardless of market conditions.

It is not anticipated that any series would own any assets other than its related underlying assets, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the underlying assets and amounts earned by the related series from the monetization of the underlying assets, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the interests offered hereby.

The failure of the Manager and Company to retain necessary licenses would impact the ability to conduct business.

The Manager and the Company have both received their Federal Basic Permit from the Alcohol and Tobacco Tax and Trade Bureau (TTB). This license allows the acquisition of wine at a commercial level. The Basic Permit allows the Manager and the Company to buy and sell wine at the wholesaler level. This license is perpetual and does not require annual renewal provided that the holder does not violate the terms of the license. The Basic Permit is a federal license and does not relate to state licensure. We may acquire state licensure, or sell our wine through registered brokers, merchants, or auction houses. The Manager is the facilitator of the wine acquisitions and liquidations. The Manager for now, and the series later, will use a third-party bonded warehouse Domaine Wine Storage & Bordeaux Index Octavian Storage, as discussed in the offering materials, and therefore will not need a bonded warehouse license. Because the underlying assets are held as long-term investments, neither the Manager nor the Company require or have obtained an Online Wine Retail License.  We must renew each license and may need to obtain other licenses and failing to do so would have a material adverse affect on our business.

Each series of the Company is expected to invest in a collection of fine wines or spirits. If there is a downturn in this industry or the economy in general, then the value of the underlying assets is likely to decrease.

Given the concentrated nature of the underlying assets (i.e., fine wines or spirits) any downturn in the fine wine or spirits industry is likely to impact the value of the underlying assets, and consequently the value of the interests. Furthermore, as fine wines and spirits are discretionary items, the value of such items may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in products such as fine wines or spirits. In the event of a downturn in the industry, the value of the underlying assets is likely to decrease.

The volatility in prices for fine wines or spirits may result in downward price pressure and adversely affect our objectives.

The market for fine wine and spirits is subject to volatility in demand in recent periods. Demand for high value fine wine and spirits depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or fine wine and spirits enthusiast community resulting in changes in the vineyards and types of fine wine and spirits that are most sought after. Volatility in demand may lead to volatility in the value of an acquired fine wine and spirits, which may result in further downward price pressure and adversely affect our ability to achieve our objective of acquiring additional underlying assets through the issuance of further series of interests and monetizing them together with existing assets. In addition, the lack of demand may reduce any further issuance of series of interests and acquisition of more underlying assets, thus limiting the benefits the investors already holding series of interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of underlying assets requiring insurance). These effects may have a more pronounced impact given the limited number of underlying assets held by the Company in the short-term.

The fine wine and spirits industry is subject to global market conditions.

The global economy and financial markets and political conditions of various countries can adversely affect the supply of and demand for fine wine and spirits, and unpredictable and/or uncontrollable events. . The fine wine and spirits industry may be influenced by the overall strength and stability of the global economy and financial markets of various countries, although any correlation may not be immediately evident. In addition, global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers to purchase fine wine and spirits in the wake of economic uncertainty. Accordingly, weakness in the global economy and financial markets of various countries may cause a downturn in the fine wine and spirits industry, which is likely to impact the value of the underlying assets, and consequently the value of the interests.

Selling pressure in the fine wine and spirits market may result in downward price revisions and affect our overall objectives.

Demand for fine wine or spirits can be volatile. Broader economic conditions, personal financial stress, and change in investing preferences are all reasons that a wine or spirits collector may sell their collection. Other reasons people may sell their wine or spirits collection include, but are not limited to, a lack of space in their wine storage location, change in preferences, realizing their capital gains, and receiving an above market offer for their collection. The Company finds it hard to predict these factors and may not be able to liquidate the wines or spirits prior to downward price revisions. Global factors including, but not limited to, tariffs, En Primuer production, weather factors, and macroeconomic changes can all influence wine demand. The Company finds it difficult to predict macroeconomic changes. Factors that impact demand in the wine and spirits market include, critic scores, brand quality, outstanding supply, production quality, En Primuer pricing, vintage quality, and customer trends. The Company is working to predict these factors to achieve the best returns for our series Holders. The Company’s predictions of these factors may not be accurate and may impact the value of the underlying assets.

Fine wine and spirits are difficult to value, and any valuations obtained are not guarantees of realizable price.

As explained in the “Description of Business,” fine wine and spirits are difficult to value. The average market value of the underlying assets is determined by aggregating available pricing data. The Manager has based the market value on data sourced from online retailers, price aggregators, and fine wine & spirits exchanges. Our manager sources data from reputable valuation providers in the industry; however, it may rely on the accuracy of the underlying data without any means of detailed verification. Consequently, valuations may be uncertain. The value of the underlying assets can go down as well as up. Valuations are not guarantees of realizable price and do not necessarily represent the price at which our interests may be sold on the Vint Platform, and the value of the underlying assets may be materially affected by a number of factors outside of our control, including any volatility in the economic markets and the condition of the underlying assets.

The United Kingdom is a key market for global wine and spirits trade. The Manager has key relationships in the United Kingdom. If these relationships end, the Manager may experience a materially negative impact on business operations.

The United Kingdom is a key market for global fine wine and spirits trade. The Manager has relationships with multiple suppliers in the United Kingdom. These relationships allow the Manager to access a significant supply of fine wines and spirits. The Manager has partnered with Bordeaux Index and the London International Vintner’s Association to aid in the sourcing of the underlying assets. Both parties assist the Manager in the sourcing, storage, and management of the underlying assets. The Manager has entered into a trading and data utilization agreement with the London International Vintner’s Association. This relationship may be terminated by either party with reasonable notice. The Manager has entered into a sourcing and storage relationship with Bordeaux Index. This relationship is subject to termination by either party. The termination of any of these relationships may result in a negative impact on business operations.

The Manager and each series rely on third-party assessments of the market for the types of assets to be acquired, or the value of the specific assets. None of these assessments have been prepared in connection with the offering circular.

Included in our offering circular are references to reports or assessments created by third parties which the Manager and each series have relied upon for determining the potential market and current value of particular assets. We have not independently verified the information contained in those reports and assessments, and none were prepared in connection with the offering circular. The references should not be taken as an endorsement of our offering by those third-parties.

Risks Related to the Underlying Assets

Potential loss of or damage to an underlying asset could adversely impact the value of the underlying asset, the series related to the underlying asset, or the likelihood of any distributions made by us to investors.

An underlying asset may be lost or damaged by causes beyond our reasonable control when in storage or on display. Any damage to an underlying asset could adversely impact the value of the underlying asset or adversely increase the liabilities or Operating Expenses of its related series.  Although we intend for the underlying assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the underlying assets can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the related series. In the event that damage is caused to an underlying asset, this will impact the value of the underlying asset, and consequently, the series related to the underlying asset, as well as the likelihood of any distributions being made by us to the investors.

Competition in the fine wine and spirits industry from other business models may make it difficult to obtain underlying assets.

There is potentially significant competition for the underlying assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectors, dealers, and auction houses continue to play an increasing role. This competition may impact the liquidity of a series, as it is dependent on our acquiring attractive and desirable underlying assets to ensure that there is an appetite of potential investors for the interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes such as art or collectibles, who may decide to enter the fine wine and spirits market as well.

Potentially high storage, maintenance and insurance costs for the underlying assets may adversely impact the value of the related series and the amount of distributions made holders of interests.

In order to protect and care for the underlying assets, the Manager must ensure adequate storage facilities, maintenance work and insurance coverage. The cost of care may vary from year to year depending on the amount of maintenance performed on a particular underlying asset, changes in the insurance rates for covering the underlying assets and changes in the cost of storage for the underlying assets. It is anticipated that as we acquire more underlying assets, the Manager may be able to negotiate a discount on the costs of storage, maintenance and insurance due to economies of scale. These reductions are dependent on our acquiring a number of underlying assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the series, the amount of distributions made to investors holding the series, on potential proceeds from a sale of the related underlying asset (if ever), and any capital proceeds returned to investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation.

Insurance may not cover all losses which may result in an operating loss and likelihood that distributions will not be made by us.

Insurance of the underlying assets may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to any affected underlying assets. Furthermore, the series of interests related to such affected underlying assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected underlying assets and, consequently, the series that relate to such underlying assets.

We may be associated with third party liability and exposed to reputational harm as a result of wrongful actions by certain third parties.

Each series will assume all of the ownership risks attached to its underlying assets, including third party liability risks. Therefore, the series may be liable to a third party for any loss or damages incurred by it in connection with its underlying assets. This would be a loss to the Company and therefore deductible from any income or capital proceeds payable in respect of the series from the related underlying assets, in turn adversely affecting the value of the series to which the underlying assets relate and the likelihood of any distributions being made by us.

We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.

We may become involved in various legal proceedings, lawsuits, and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies, will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.

Any harm to the brand of the vineyard or producer may adversely impact the value of the underlying assets.

The underlying assets will be comprised of fine wines or spirits. The demand for the underlying assets and, therefore, interests in each series may be influenced by the general perception of the wine that vineyards are producing today. Spirits demand may be influenced by the general perception of the producer. In addition, the makers’ business practices may result in damage to the image of their products. This in turn may have a negative impact on the value of the underlying assets and, consequently, the value of the interests of the series that relate to such underlying assets.

Title or authenticity claims on an underlying asset may diminish value in the underlying asset as well as the series that relate to the underlying asset.

There is no guarantee that an underlying asset will be free of any claims regarding authenticity (e.g., counterfeit or previously stolen fine wine or spirits), or that such claims may arise after acquisition of an underlying asset by a series. We may not have complete ownership history restoration/repair records for an underlying asset. In the event of a title or authenticity claim against us, we may not have recourse against the asset seller or the benefit of insurance and the value of the underlying asset and the series related to such underlying asset, may be diminished.

Forced sale of an underlying asset at a lower value than when the underlying asset was first acquired may diminish the value of the series that relate to the underlying asset.

We may be forced to sell an underlying asset (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the underlying asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the underlying asset. In addition, there may be liabilities related to the underlying asset, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of the underlying asset at the time of a forced sale, which would be paid off prior to investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the underlying asset, and therefore, the return available to investors, may be lower than could have been obtained if the underlying asset continued to be held by us and sold at a later date.

If we are unable to liquidate an underlying asset at a time when we desire to do so or at all, investors may not receive any return on their investment and may lose their entire investment.

Our strategy is to acquire assets, hold such assets for a period of time (on average between one and ten years) and then sell such assets at a premium over our acquisition price so that investors in the Company can make a return on their investment. In addition, our plan and mission is to seek to provide liquidity to investors by providing a platform for investors to transfer their interests for cash or for interests in another series. However, Operating Expenses, including fees and costs incurred in connection with the management of an underlying asset, the preparation of reports and accounts for each series, insurance premiums, taxes, governmental fees, legal and accounting fees and other costs and expenses are the responsibility of each series of the Company. If we are unable to liquidate our asset at a time when we desire to do so or at all, these Operating Expenses will accumulate and reduce any return that an investor in the Company may hope to make or cause an investor to lose his entire investment. Furthermore, if we are unable to provide investors with liquidity through the ability to make secondary sales on our Platform and we are unable to liquidate an underlying asset, then Operating Expenses will over time reduce the value of the interests such investors may hold resulting in a loss to such investor.

Risks Related to Potential Conflicts of Interest

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our operating agreement provides that the Manager, in exercising its rights in its capacity as manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to the Interest Holders or to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the LLC Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of each series of interests. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Ownership of multiple series of interests may cause conflicts of interest.

The Manager or its affiliates will acquire interests in each series of interests for their own accounts and may transfer these interests, either directly or through brokers, via the Vint Platform. Depending on the timing of the transfers, this could impact the interests held by the investors (e.g., driving price down because of supply and demand and over availability of interests). This ownership in each of the series of interests may result in a divergence of interests between the Manager and the investors who only hold one or certain series of interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain series of interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such series of interests).

Conflicts may arise from allocations of income and expenses as between series.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual. While we presently intend to allocate expenses as described in “Description of Business—Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to investors.

There may be conflicting interests among the Manager, our series manager and the investors.

The Manager will determine whether or not to liquidate underlying assets, should an offer to acquire an underlying asset be received. As the Manager or its affiliates, when and if registered as a broker-dealer with the Commission, may receive fees on the trading volume in the interests connected with an underlying asset, they may be incentivized not to realize such underlying asset even though investors may prefer to receive the gains from any appreciation in value of such underlying asset. Furthermore, when determining to liquidate an underlying asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an underlying asset that is in the best interests of a substantial majority but not all of the investors.

The Manager has the ability to unilaterally amend the operating agreement and allocation policy. As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that the Manager owes to its investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the investors. See “Securities Being Offered” for more information.

Potential future brokerage activity.

The Manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the interests via the Vint Platform. The Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the interests on the Vint Platform, and such fees may be in excess of what the series manager receives via the Management Fee or the appreciation in the interests it holds in each series of interests. Although an increased volume of trading and volatility will benefit investors as it will assist in creating a market for those wishing to transfer their interests, there is the potential that there is a divergence of interests between the Manager and those investors; for instance, if the underlying asset does not appreciate in value, this will impact the price of the interests but may not adversely affect the profitability related to the brokerage activities of the Manager (i.e. the Manager would collect brokerage fees whether the price of the underlying asset increases or decreases).

Conflicts may arise between the Advisory Board and the Company.

The operating agreement provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and its interest holders and not a breach of any duty at law, in equity or otherwise. As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager. This may incentivize the Advisory Board members to make decisions in relation to the underlying assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members may be in the fine wine industry, they may seek to sell fine wine to, acquire fine wine from, or provide services relating to fine wine owned by, the Company.

Conflicts may exist between legal counsel, the Company, the Manager and its affiliates.

Our legal counsel is also counsel to the Manager and its affiliates and may serve as counsel with respect to a series. Because such legal counsel represents both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, legal counsel may represent such other parties and not the Company or a series. Legal counsel may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with any offering and will not be representing interest holders of the Company other than the Manager, although the prospective investors may rely on the opinion of legal counsel with respect to the validity of the securities filed as Exhibit 12.1 to the offering statement.  Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our interests.

Risks Related to the Offerings and Ownership of our Interests

There is currently no public trading market for our interests; there can be no assurance that any trading market will develop.

There is currently no public trading market for any series of our interests, and an active market may not develop or be sustained.  If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell its interests making it difficult to transfer, sell or otherwise dispose of our interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the interests being offered under this offering circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our interests to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

There is currently no trading platform for our interests.

There is currently no trading platform for our interests.  We may design an interface on the Vint Platform to enable investors to indicate interest in buying/selling their holdings to help facilitate additional liquidity for investors.  However, no such interface has been developed and would require the assistance of a third-party broker-dealer or the association with an ATS.  Any trading platform would be subject to approval and all trades would be subject to restrictions under state and federal securities law and the transfer restrictions included in our operating agreement, which may limit access to the trading platform for some investors. Additionally, the operations of the trading platform will be subject to state and federal securities law and regulation, which will increase the costs to the Manager for the operation of the trading platform. As such, the Manager may decide that the costs of operating the trading platform exceed its benefits, and the trading platform may never be available to investors.

There is no assurance that the trading platform will be developed, or if developed, that it will provide an active market for resales of interests. Further, without the trading platform, it may be difficult or impossible for you to dispose of your interests.

We intend for the Manager to be able to sell through the trading platform.

From time to time, the Manager may act as a buyer or seller of interests of a particular series through a future trading platform. Prior to the Manager participating in any secondary purchases or sales through a trading platform, the Manager would put in place internal procedures that limit the times when any such trading activity could occur, and to not occur when in possession of material, non-public information. Nevertheless, should the Manager decide to sell its interests, that may result in a reduction in the resale price for the interests, and may result in the Manager and investors having divergent interests in regards to the operation and liquidation of the asset underlying a particular series.

Investors lack voting rights and the Manager may take actions that are not in the best interests of investors.

The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors, and the investors only have limited voting rights in respect of a series. Investors will therefore be subject to any amendments the Manager makes (if any) to the operating agreement and allocation policy and also any decision it takes in respect of the Company and a series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each series in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a series. investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an underlying asset.

Each offering is a fixed price offering and the fixed offering price may not accurately represent the current value of the Company or our assets at any particular time. Therefore, the purchase price you pay for the interests may not be supported by the value of our assets at the time of your purchase.

Each offering is a fixed price offering, which means that the offering price for each series of interests is fixed and will not vary based on the underlying value of our assets at any time.  The Manager has determined each offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for each series of interests has not been based on appraisals of any assets we own or may own, or of the Company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for each series of interests may not be supported by the current value of the Company or our assets at any particular time.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and investors could receive less information than they might expect to receive from more mature public companies.

Upon the completion of our initial offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our interests that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under our operating agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by our operating agreement, which establishes the rights of members and rules for governance of the Company. Under Section 14 of our operating agreement, investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the operating agreement, or the action of becoming an interest holder in a series. This does not include legal actions and claims based on federal securities law. By subscribing to an offering of a series, the investor agrees to adhere to the operating agreement, and knowingly and voluntarily waives the investor’s jury trial rights.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the operating agreement. You should consult legal counsel regarding the jury waiver provision before investing in this offering.

If you bring a claim against the Company in connection with matters arising under the operating agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the operating agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement serves as a waiver by any member of a series or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our operating agreement has a forum selection provision that requires that certain disputes be resolved in the federal or state courts of the Commonwealth of Virginia, regardless of convenience or cost to interest holders.

Under Section 14.5 of our operating agreement, interest holders are required to resolve disputes related to the governance of the Company in the state or federal courts located in Richmond, Virginia. The forum selection provision applies to any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with our operating agreement, or the transactions authorized by the agreement, including that of the admission of interest holders to a series of the Company.

Our operating agreement further provides that, should the courts in Richmond, Virginia not have jurisdiction over the matter, the suit, action, or proceeding may be brought in the appropriate federal or state court located in the Commonwealth of Virginia. We intend for his forum selection provision to also apply to claims brought under federal securities law. The Company acknowledges that, for claims arising under the Exchange Act, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, requiring such matters to be heard in federal court. In contrast, Section 22 of the Securities Act provides for concurrent jurisdiction between federal and state courts for matters arising under the Securities Act.

The forum selection provision in our operating agreement may limit interest holders’ ability to obtain a favorable judicial forum for disputes with us or the Manager, employees or agents, which may discourage lawsuits against us and such persons. The requirement that any action be heard in a competent court in the Commonwealth of Virginia may also create additional expense for any person contemplating an action against the Company, or limit the access to information to undertake such an action, further discouraging lawsuits.

It is also possible that, notwithstanding the forum selection clause included in our operating agreement, a court could rule that such a provision is inapplicable or unenforceable. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in, an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of interest of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients to purchase interests in fine wine and spirits. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

DILUTION

Dilution means a reduction in value, control or earnings of the interests the investor owns. There will be no dilution to any investors associated with any offering. However, from time to time, additional interests in each series offered hereby may be issued in order to raise capital to cover such series’ ongoing operating expenses. See “Description of Business—Operating Expenses” for further details.

The Manager must acquire a minimum of 0.5% and may acquire a maximum of 19.99% of the interests sold in connection with each offering (of which the Manager may sell all or any portion from time to time following the closing of such offering). The Manager will pay the price per share offered to all other potential investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURES

Plan of Distribution

The Manager owns and operates the Vint Platform located at www.vint.co, through which investors may indirectly invest, through a series of our interests, in fine wine and spirits investment opportunities that have been historically difficult to access for many market participants. Through the use of the Vint Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute each series of interests exclusively through the Vint Platform. We intend to distribute the interests exclusively through the Vint Platform. Neither the Manager nor any other affiliated entity involved in the offer and sale of the interests is registered as a broker-dealer or a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the interests.

Dalmore Group, LLC (“Dalmore”) has agreed to act as the broker of record to assist in connection with this offering. Dalmore is not purchasing or selling any securities offered by this offering circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities.

Discounts, Commissions and Expenses

Dalmore will receive compensation for sales of the shares offered and sold through the Vint Platform at a rate of 1.0% of the gross proceeds from the sale of Interests.  In addition, our Manager agreed to pay Dalmore a one-time $20,000 consulting fee, which was paid when FINRA issued a No Objection Letter to Dalmore’s engagement. The Manager also made a one-time advance payment of $5,000 to Dalmore for out-of-pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional series offerings.  This fee will be paid by our Manager but may be reimbursement by the relevant series.

The following table sets forth the amounts payable to Dalmore by investors who purchase the Interests offered by each series.

To public in this offering:	Number of Interests	Price to Public	Underwriting discount and commissions(2)(3)	Proceeds to issuer
VV-0001	1	$46	$-	$46.00
Total maximum	1,000	$46,000	$-	$46,000.00
VV-PNST	1	$23	$0.23	$22.77
Total minimum	2,000	$46,000	$460.00	$45,540.00
Total maximum	2,200	$50,600	$506.00	$50,094.00
VV-SUPR	1	$36	$0.36	$35.64
Total minimum	1,986	$71,500	$715.00	$70,785.00
Total maximum	2,185	$78,650	$786.50	$77,863.50
VV-CHAM	1	$50	$0.50	$49.50
Total minimum	1,460	$73,000	$730.00	$72,270.00
Total maximum	1,692	$84,600	$846.00	$83,754.00
VV-STEML	1	$10	$0.10	$9.90
Total minimum	6,450	$64,500	$645.00	$63,855.00
Total maximum	7,095	$70,950	$709.50	$70,240.50
VV-MACAL	1	$50	$0.50	$49.50
Total minimum	1,700	$85,000	$850.00	$84,150.00
Total maximum	2,040	$102,000	$1,020.00	$100,980.00
VV-BOWCK	1	$47	$0.47	$46.53
Total minimum	2,000	$94,000	$940.00	$93,060.00
Total maximum	2,200	$103,400	$1,034.00	$102,366.00
VV-FUTUR	1	$70	$0.70	$69.30
Total minimum	1,600	$112,000	$1,120.00	$110,880.00
Total maximum	1,920	$134,400	$1,344.00	$133,056.00
VV-BDX	1	$40	$0.40	$39.60
Total minimum	2,125	$85,000	$850.00	$84,150.00
Total maximum	2,550	$102,000	$1,020.00	$100,980.00
VV-SPAN	1	$60	$0.60	$59.40
Total minimum	1,400	$84,000	$840.00	$83,160.00
Total maximum	1,680	$100,800	$1,008.00	$99,792.00
VV-DRC	1	$25	$0.25	$24.75
Total minimum	5,480	$137,000	$1,370.00	$135,630.00
Total maximum	6,302	$157,500	$1,575.00	$155,925.00
VV-NAPA	1	$50	$0.50	$49.50
Total minimum	2,840	$142,000	$1,420.00	$140,580.00

Total maximum	3,266	$163,300	$1,633.00	$161,667.00
VV-RHONE	1	$40	$0.40	$39.60
Total minimum	3,825	$153,000	$1,530.00	$151,470.00
Total maximum	4,400	$176,000	$1,760.00	$174,240.00
VV-PDMT	1	$50	$0.50	$49.50
Total minimum	3,090	$154,500	$1,545.00	$152,955.00
Total maximum	3,553	$177,650	$1,776.50	$175,873.50
VV-JPWY	1	$34	$0.34	$33.66
Total minimum	5,500	$187,000	$1,870.00	$185,130.00
Total maximum	6,325	$215,050	$2,150.50	$212,899.50
VV-PTRS	1	$58	$0.58	$57.42
Total minimum	500	$29,000	$290.00	$28,710.00
Total maximum	575	$33,350	$333.50	$33,016.50
VV-ROSE	1	$41	$0.41	$40.59
Total minimum	1,000	$41,000	$410.00	$40,590.00
Total maximum	1,100	$45,100	$451.00	$44,649.00
VV-BOD10	1	$50	$0.50	$49.50
Total minimum	1,990	$99,500	$995.00	$98,505.00
Total maximum	2,189	$109,450	$1,094.50	$108,355.50
VV-WBURG	1	$30	$0.30	$29.70
Total minimum	4,600	$138,000	$1,380.00	$136,620.00
Total maximum	5,060	$151,800	$1,518.00	$150,282.00
VV-GERM	1	$53	$0.53	$52.47
Total minimum	1,000	$53,000	$530.00	$52,470.00
Total maximum	1,100	$58,300	$583.00	$57,717.00
VV-LAF10	1	$100	$1.00	$99.00
Total minimum	1,210	$121,000	$1,210.00	$119,790.00
Total maximum	1,331	$133,100	$1,331.00	$131,769.00
VV-MACAL50	1	$20	$0.20	$19.80
Total minimum	5,750	$115,000	$1,150.00	$113,850.00
Total maximum	6,325	$126,500	$1,265.00	$125,235.00
VV-JYFT	1	$30	$0.30	$29.70
Total minimum	800	$24,000	$240.00	$23,760.00
Total maximum	880	$26,400	$264.00	$26,136.00
VV-GPS	1	$43	$0.43	$42.57
Total minimum	3,000	$129,000	$1,290.00	$127,710.00
Total maximum	3,300	$141,900	$1,419.00	$140,481.00
VV-BDMA	1	$50	$0.50	$49.50
Total minimum	860	$43,000	$430.00	$42,570.00
Total maximum	946	$47,300	$473.00	$46,827.00
VV-CDCV	1	$50	$0.50	$49.50
Total minimum	760	$38,000	$380.00	$37,620.00
Total maximum	836	$41,800	$418.00	$41,382.00
VV-DRCH	1	$100	$1.00	$99.00
Total minimum	530	$53,000	$530.00	$52,470.00
Total maximum	583	$58,300	$583.00	$57,717.00
VV-MR19	1	$100	$1.00	$99.00
Total minimum	280	$28,000	$280.00	$27,720.00
Total maximum	308	$30,800	$308.00	$30,492.00
VV-SCRV	1	$100	$1.00	$99.00
Total minimum	1,310	$131,000	$1,310.00	$129,690.00
Total maximum	1441	$144,100	$1,441.00	$142,659.00
VV-BDXM1	1	$50	$0.50	$49.50
Total minimum	4,000	$200,000	$2,000.00	$198,000.00
Total maximum	4400	$220,000	$2,200.00	$217,800.00
VV-CB100	1	$100	$1.00	$99.00
Total minimum	570	$57,000	$570.00	$56,430.00
Total maximum	627	$62,700	$627.00	$62,073.00
VV-JSCV	1	$100	$1.00	$99.00
Total minimum	610	$61,000	$610.00	$60,390.00
Total maximum	671	$67,100	$671.00	$66,429.00
VV-KGC1	1	$50	$0.50	$49.50
Total minimum	1,500	$75,000	$750.00	$74,250.00
Total maximum	1650	$82,500	$825.00	$81,675.00
VV-LR15	1	$100	$1.00	$99.00
Total minimum	700	$70,000	$700.00	$69,300.00
Total maximum	770	$77,000	$770.00	$76,230.00
VV-PFGV	1	$50	$0.50	$49.50
Total minimum	1,640	$82,000	$820.00	$81,180.00
Total maximum	1804	$90,200	$902.00	$89,298.00
VV-BDX2K	1	$100	$1.00	$99.00
Total minimum	1,760	$176,000	$1,760.00	$174,240.00

Total maximum	1936	$193,600	$1,936.00	$191,664.00
VV-BXEP21	1	$50	$0.50	$49.50
Total minimum	4,600	$230,000	$2,300.00	$227,700.00
Total maximum	5060	$253,000	$2,530.00	$250,470.00
VV-CDVM	1	$100	$1.00	$99.00
Total minimum	1,000	$100,000	$1,000.00	$99,000.00
Total maximum	1100	$110,000	$1,100.00	$108,900.00
VV-CHBL1	1	$50	$0.50	$49.50
Total minimum	600	$30,000	$300.00	$29,700.00
Total maximum	660	$33,000	$330.00	$32,670.00
VV-DRC15	1	$100	$1.00	$99.00
Total minimum	760	$76,000	$760.00	$75,240.00
Total maximum	836	$83,600	$836.00	$82,764.00
VV-DRCRC1	1	$100	$1.00	$99.00
Total minimum	1,000	$100,000	$1,000.00	$99,000.00
Total maximum	1100	$110,000	$1,100.00	$108,900.00
VV-KGC2	1	$100	$1.00	$99.00
Total minimum	1,580	$158,000	$1,580.00	$156,420.00
Total maximum	1738	$173,800	$1,738.00	$172,062.00
VV-MACAL2	1	$100	$1.00	$99.00
Total minimum	1,050	$105,000	$1,050.00	$103,950.00
Total maximum	1155	$115,500	$1,155.00	$114,345.00
VV-MACAL3	1	$100	$1.00	$99.00
Total minimum	1,300	$130,000	$1,300.00	$128,700.00
Total maximum	1430	$143,000	$1,430.00	$141,570.00
VV-MVRM	1	$50	$0.50	$49.50
Total minimum	3,100	$155,000	$1,550.00	$153,450.00
Total maximum	3410	$170,500	$1,705.00	$168,795.00
VV-POM1	1	$100	$1.00	$99.00
Total minimum	1,100	$110,000	$1,100.00	$108,900.00
Total maximum	1210	$121,000	$1,210.00	$119,790.00
VV-BOW50	1	$100	$1.00	$99.00
Total minimum	650	$65,000	$650.00	$64,350.00
Total maximum	715	$71,500	$715.00	$70,785.00
VV-CCC1	1	$100	$1.00	$99.00
Total minimum	870	$87,000	$870.00	$86,130.00
Total maximum	957	$95,700	$957.00	$94,743.00
VV-DL19	1	$100	$1.00	$99.00
Total minimum	630	$63,000	$630.00	$62,370.00
Total maximum	693	$69,300	$693.00	$68,607.00
VV-DRCH17	1	$100	$1.00	$99.00
Total minimum	880	$88,000	$880.00	$87,120.00
Total maximum	968	$96,800	$968.00	$95,832.00
VV-HAWV	1	$50	$0.50	$49.50
Total minimum	1,060	$53,000	$530.00	$52,470.00
Total maximum	1166	$58,300	$583.00	$57,717.00
VV-LAF19	1	$50	$0.50	$49.50
Total minimum	920	$46,000	$460.00	$45,540.00
Total maximum	1012	$50,600	$506.00	$50,094.00
VV-MACFC	1	$50	$0.50	$49.50
Total minimum	1,320	$66,000	$660.00	$65,340.00
Total maximum	1452	$72,600	$726.00	$71,874.00
VV-MARG1	1	$100	$1.00	$99.00
Total minimum	980	$98,000	$980.00	$97,020.00
Total maximum	1078	$107,800	$1,078.00	$106,722.00
VV-RTBC	1	$100	$1.00	$99.00
Total minimum	1,020	$102,000	$1,020.00	$100,980.00
Total maximum	1122	$112,200	$1,122.00	$111,078.00
VV-SAIC	1	$100	$1.00	$99.00
Total minimum	680	$68,000	$680.00	$67,320.00
Total maximum	748	$74,800	$748.00	$74,052.00
VV-TLC1	1	$100	$1.00	$99.00
Total minimum	790	$79,000	$790.00	$78,210.00
Total maximum	869	$86,900	$869.00	$86,031.00
VV-BOW2	1	$50	$0.50	$49.50
Total minimum	1,120	$56,000	$560.00	$55,440.00
Total maximum	1232	$61,600	$616.00	$60,984.00
VV-DP08	1	$50	$0.50	$49.50
Total minimum	1,700	$85,000	$850.00	$84,150.00
Total maximum	1870	$93,500	$935.00	$92,565.00
VV-DRC09	1	$100	$1.00	$99.00
Total minimum	1,050	$105,000	$1,050.00	$103,950.00

Total maximum	1155	$115,500	$1,155.00	$114,345.00
VV-DRCH14	1	$50	$0.50	$49.50
Total minimum	1,440	$72,000	$720.00	$71,280.00
Total maximum	1584	$79,200	$792.00	$78,408.00
VV-DRCH19	1	$100	$1.00	$99.00
Total minimum	1,940	$194,000	$1,940.00	$192,060.00
Total maximum	2134	$213,400	$2,134.00	$211,266.00
VV-ITRC	1	$50	$0.50	$49.50
Total minimum	1,460	$73,000	$730.00	$72,270.00
Total maximum	1606	$80,300	$803.00	$79,497.00
VV-KCSK	1	$100	$1.00	$99.00
Total minimum	3,150	$315,000	$3,150.00	$311,850.00
Total maximum	3465	$346,500	$3,465.00	$343,035.00
VV-KGC3	1	$100	$1.00	$99.00
Total minimum	860	$86,000	$860.00	$85,140.00
Total maximum	946	$94,600	$946.00	$93,654.00
VV-KGC4	1	$50	$0.50	$49.50
Total minimum	1,280	$64,000	$640.00	$63,360.00
Total maximum	1408	$70,400	$704.00	$69,696.00
VV-MACAL4	1	$100	$1.00	$99.00
Total minimum	800	$80,000	$800.00	$79,200.00
Total maximum	880	$88,000	$880.00	$87,120.00
VV-YAM1	1	$50	$0.50	$49.50
Total minimum	780	$39,000	$390.00	$38,610.00
Total maximum	858	$42,900	$429.00	$42,471.00
VV-BOMA	1	$100	$1.00	$99.00
Total minimum	700	$70,000	$700.00	$69,300.00
Total maximum	770	$77,000	$770.00	$76,230.00
VV-CHJC	1	$100	$1.00	$99.00
Total minimum	690	$69,000	$690.00	$68,310.00
Total maximum	759	$75,900	$759.00	$75,141.00
VV-GUGL1	1	$100	$1.00	$99.00
Total minimum	610	$61,000	$610.00	$60,390.00
Total maximum	671	$67,100	$671.00	$66,429.00
VV-HBC1	1	$100	$1.00	$99.00
Total minimum	1,220	$122,000	$1,220.00	$120,780.00
Total maximum	1342	$134,200	$1,342.00	$132,858.00
VV-HIB1	1	$100	$1.00	$99.00
Total minimum	650	$65,000	$650.00	$64,350.00
Total maximum	715	$71,500	$715.00	$70,785.00
VV-KGC5	1	$100	$1.00	$99.00
Total minimum	530	$53,000	$530.00	$52,470.00
Total maximum	583	$58,300	$583.00	$57,717.00
VV-LAT1	1	$100	$1.00	$99.00
Total minimum	820	$82,000	$820.00	$81,180.00
Total maximum	902	$90,200	$902.00	$89,298.00
VV-LBV1	1	$100	$1.00	$99.00
Total minimum	1,020	$102,000	$1,020.00	$100,980.00
Total maximum	1122	$112,200	$1,122.00	$111,078.00
VV-RBV1	1	$100	$1.00	$99.00
Total minimum	950	$95,000	$950.00	$94,050.00
Total maximum	1045	$104,500	$1,045.00	$103,455.00
VV-SCC1	1	$100	$1.00	$99.00
Total minimum	595	$59,500	$595.00	$58,905.00

Total maximum	654.5	$65,450	$654.50	$64,795.50
VV-SPAN2	1	$100	$1.00	$99.00
Total minimum	720	$72,000	$720.00	$71,280.00
Total maximum	792	$79,200	$792.00	$78,408.00
VV-KGC6	1	$100	$1.00	$99.00
Total minimum	650	$65,000	$650.00	$64,350.00
Total maximum	715	$71,500	$715.00	$70,785.00
Total Minimum (all series)	127,401	$7,386,500	$73,405.00	$7,313,095
Total Maximum (all series)	141,873	8,201,550	$81,555.50	$8,119,995

(1)The aggregate offering from all series is a minimum of 127,401 Interests and up to a maximum of 141,873 Interests.

(2)Dalmore will receive a fee of 1% of the Interests sold. The maximum amount of underwriting compensation paid to the participating member(s) from any source, including all of Dalmore Group LLC’s fees and expenses, will not exceed 10% of the offering proceeds.

(3)Does not include other expenses of the offering. We estimate the total expenses of this offering, excluding the placement agent commissions, will be approximately $50,000. Because this is a best-efforts offering, the actual public offering amount, placement agent commissions and proceeds to us are not presently determinable and may be substantially less than the total maximum offering set forth above.

In addition to the foregoing, we are responsible for all offering fees and expenses, including the following: (i) all filing fees and communication expenses relating to the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, or FINRA; (ii) all fees and expenses relating to the listing on such stock exchange as we and the placement agents together determine; (iii) all fees, expenses and disbursements relating to the registration or qualification of our securities under the “blue sky” securities laws of such states and other jurisdictions as the placement agents may reasonably designate; (iv) the costs of all mailing and printing of the offering documents; (v) fees and expenses of the transfer agent for the securities; and (vi) the fees and expenses of our accountants, legal counsel and other agents and representatives.

As per FINRA Rule 2310(a)(18) and FINRA Rule 2310(b)(3)(D), the Manager has not offered prior investment programs in which disclosed in the offering materials was a date and time period at which the investment program might be liquidated and was liquidated.

We are not under any contractual obligation to engage the placement agents to provide any services to us after this offering, and have no present intent to do so. However, the placement agents may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the placement agents provide services to us after this offering, we may pay the placement agents fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Each offering is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in each offering, see “—Investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, each offering will be exempt from state law “blue sky” review, subject to meeting certain state notice filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the Broker is registered.

We are offering the membership interests of each of the series of the Company in the “series Offering Table” beginning on page iii. The offering price for each series was determined by the Manager.

At the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.50% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors. However, no commissions will be paid with respect to the Interests purchased by the Manager.  In addition, the asset seller for a particular series may purchase a portion of the interests for that series. The Manager may sell its interests from time to time after the closing of each offering. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests.

There will be a separate closing with respect to each series offering. The closing of a series offering will occur on the date subscriptions for the minimum number of interests offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion.

The interests are being offered by subscription only in the United States and to residents of those states in which the offer and sale is not prohibited. This offering circular does not constitute an offer or sale of interests outside of the United States

Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details. Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards in the offering statement.

The interests will be issued in book-entry form without certificates.

The Manager, and not the Company, will pay all of the expenses incurred in each offering that are not covered by the Brokerage Fees, Offering Expenses or Acquisition Expenses described below, including fees to legal counsel, but excluding fees for counsel or other advisors to the investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any investor desiring to engage separate legal counsel or other professional advisors in connection with an offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any series of interests of the Company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has or is:

1.an individual net worth, or joint net worth with the person’s spouse (or spousal equivalent), that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence;

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse (or spousal equivalent) exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year;

4a professional certification, designation or credential from an accredited educational institution that the Commission designates as qualifying for accredited investor status; or

5a “knowledgeable employee” of a “private fund,” which is defined to include an issuer that would be an investment company, but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940;

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

The Manager and the Broker, in its capacity as broker of record for each offering, will be permitted to make a determination that the subscribers of our interests in any offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor is one (1) interest and the maximum subscription by any investor is for interests representing 19.99% of the total interests of a particular series, although such maximum thresholds may be waived by the Manager in its sole discretion.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements between the Escrow Agent, and the Company, on behalf of each series. Copies of the escrow agreements for each series are filed starting with Exhibit 8.1 and onwards in the offering statement.

Each series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in “—Fees and Expenses” below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent.

We agreed to indemnify the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) in any third party claim arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of the escrow agreements or any transactions contemplated therein; provided, however, that no person shall have the right to be indemnified for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such person.

Broker

We have engaged Dalmore Group, LLC, (“Dalmore”, or the “Broker”), a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our series offerings, but not for underwriting or placement agent services:

•Review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer.

•Review each investors subscription agreement to confirm such investors participation in the offering and provide a determination to the Company whether or not to accept the use of the subscription agreement for the investor’s participation.

•Contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

•Serve as a registered agent for each series on which it acts as broker-of-record when required for state blue-sky law requirements.

•Not provide any investment advice nor any investment recommendations to any investor.

•Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

•Coordinate with third party providers to ensure adequate review and compliance.

The Broker will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. The Broker will receive a brokerage fee but will not purchase any series interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with the Broker will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

Vint Platform /Technology Partner

The Vint Platform is managed by the Manager and will use the TransactAPI of North Capital Investment Technology, Inc. (“NCIT”) to process transaction, coordinate with the Escrow Agent and process subscriptions, record the issuance of shares in a book-entry/distributed ledger.  NCIT charged $2,500 for the Transact API, installation and set-up fee. In addition, NCIT charges a basic licensing and service fee of $750 per month, payable in advance, upon receipt of production credentials.  The Vint Platform is managed by AWS Web Services which is PCI DSS, SOC, ISO/IEC 27001, ISO/IEC 27017, ISO/IEC 27018, and ISO 9001 compliant.

Upon the sourcing of the underlying assets and SEC qualification, the Company will list each offering on the Vint Platform.  The Manager is responsible for listing the collection and providing all necessary information for a qualified investor to make a purchase. When a qualified investor enters the transaction process, they use the NCIT TransactAPI. To make a purchase of interests, users will undergo multiple validations. Know Your Customer and Anti-Money Laundering checks which are facilitated by the NCIT TransactAPI. The Vint Platform requires investors to self report their eligibility to ensure the investor is not investing more than 10% of his or her net worth in an offering. This information will be stored by the Vint Platform and NCIT. Users purchase interests via the NCIT TransactAPI payment processing software, the transaction will be recorded by NCIT and the Manager and payment will be sent to an escrow account and will be released upon the closing of the offering.

The Vint Platform is operational in our internal development environment. We have integrated the Platform with NCIT technology. In this environment, investors are able to view potential offerings, link ACH bank accounts, review offering documents, and sign the subscription agreement. This environment is private and will be made live upon qualification.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Offering Expenses

Each series of interests will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series (which we collectively refer to as the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering. The Manager has agreed to pay the Offering Expenses incurred with respect to our series offerings and not be reimbursed from the offering proceeds. This arrangement is noted under the Offering Expenses category under “Use of Proceeds to Issuer” below.

Acquisition Expenses

Each series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the underlying asset related to such series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, storage fees, insurance fees, bank fees and interest (if the underlying asset was acquired using debt prior to completion of an offering), auction house fees, transportation costs, photography and videography expenses in order to prepare the profile for the underlying asset on the Vint Platform (which we collectively refer to as Acquisition Expenses). The Acquisition Expenses will be payable from the proceeds of each offering. See “Use of Proceeds to Issuer” for a description of the Acquisition Expenses for each offering.

Brokerage Fee to Dalmore

As compensation for providing certain broker-dealer services to each series in connection with each offering, Dalmore will receive a brokerage fee equal to 1.0% of the gross proceeds of each such offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of interests to our Manager, its affiliates or any other property sellers.

Each series will be responsible for paying its own brokerage fee to Dalmore in connection with the sale of interests in such series, except if otherwise stated for a particular series. The brokerage fee will be payable from the proceeds of such offering.

In addition, our Manager has agreed to pay Dalmore a one-time $20,000 consulting fee, due and payable immediately after FINRA issues a No Objection Letter to Dalmore’s engagement. The Manager will also make a one-time advance payment of $5,000 to Dalmore for out-of-pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional series offerings.  This fee will be paid by our Manager but may be reimbursement by the relevant series.

Sourcing Fee

Our series manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee); provided that the Sourcing Fee may be waived by our series manager. The Sourcing Fee may be between 0% and 35% of the gross offering proceeds of each series offering, and is set entirely at the discretion of the series manager. Factors that the series manager may consider in determining the Sourcing Fee for a particular series offering may include, but are not limited to, current market offers for the series assets, comparable asset pricing data, and/or or the level of difficulty and costs related to sourcing the particular assets of the series. The Sourcing Fee is not based on the aggregate offering size.

For example, the series manager may acquire assets that are priced at a discount to current market offers for the underlying assets. In such a case, the series manager may take a higher Sourcing Fee for assets acquired at a discount than for assets acquired at market price. It should be noted that, depending on the size of the sourcing fee, investors may not receive a discount to comparable asset pricing. As a further example, the series manager may take a higher sourcing fee as compensation for assets that are more difficult to source.

However, the series manager is not required to consider the factors described above, or any other factors, in determining the Sourcing Fee for an offering. The Sourcing Fee is entirely set at the discretion of the series manager.

See “Compensation of Manager” for further details.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the Vint Platform. The contents of the Vint Platform (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase our interests. Interested investors may visit our website at www.vint.co, or contact the Company directly by emailing support@vint.co, to invest in our offerings. All qualified offerings will be available for investment within the first 48 hours following qualification. Vint may market offerings on this website and on various social platforms in a sequential manner without identifying all qualified offerings available for investment on our website. However, this does not preclude investors from investing in any of our qualified offerings. If you would like to invest in a qualified offering that is not identified on our website, please reach out to support@vint.co. A list of qualified offerings can be found in our offering circular on the SEC's website.

Any potential investor wishing to acquire our interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in the series Interests is suitable for you.

2.Review the Subscription Agreement (including the Investor Qualification and Attestation attached thereto), which was pre-populated following your completion of certain questions on the Vint Platform application, if investing through our website, and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the series Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into the escrow account for the series. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued series Interests.

4.The Manager will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for series Interests is approved or denied and if approved, the number of series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription is approved, then the number of series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the series as consideration for such series Interests.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and operating agreement. The Company, the Manager and the Broker will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the Broker to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the interests, please notify the Manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where You Can Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with any series’ operating account, until if and when there is a closing with respect to that investor. When the Escrow Agent has received instructions from the Manager that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the applicable series. If an offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each series offering set forth below represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth. The Manager reserves the right to modify the use of proceeds based on the factors set forth below. Neither the Company nor any series are expected to keep any of the proceeds from any offering. In the event that less than the minimum number of interests are sold in connection with any offering, the Manager may pay, and not seek reimbursement for, any Brokerage Fees and Acquisition Expenses.

THE UNDERLYING ASSETS

The discussions contained in this section relate only to assets of series of our Company for which offerings have not yet closed as of the date of this offering circular. As such, descriptions of the assets of series with offerings that have closed as of the date of this offering circular are omitted from this section.

The Series VV-DL19 Asset

The discussions contained in this offering circular relating to the Series VV-DL19 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-DL19 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Domaine Leflaive 2019 Grand Cru Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Domaine Leflaive Chevalier-Montrachet Grand Cru	2019	18	69.77%

Domaine Leflaive Batard-Montrachet Grand Cru	2019	12	30.23%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-DL19 Assets (the “Domaine Leflaive 2019 Grand Cru Collection”) for $52,632 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Domaine Leflaive, based in Puligny-Montrachet, is one of the most important producers in the Côte de Beaune.

●Focusing almost entirely on white wines made from Chardonnay, the Domaine makes four grand cru wines and four premier crus in Puligny-Montrachet.

●The Domaine was founded by Joseph Leflaive, a former engineer, in 1905.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Chevalier-Montrachet Grand Cru

●Bottles: 18

●Producer: Domaine Leflaive

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: White wine, buttery and complex

●Drinking Window: 2029 to 2055

●Critic Score: 97

●Vintage Quality: Good - Excellent

●Other Producer Facts/Notes:

●Chevalier-Montrachet is one of five grand cru vineyards on the Mont-Rachet hill at the very southern end of the Côte d'Or.

●Chevalier-Montrachet is planted to Chardonnay, and makes structured, full-bodied white wines that are often regarded as the ultimate expression of the variety.

Batard-Montrachet Grand Cru

●Bottles: 12

●Producer: Domaine Leflaive

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: White wine, buttery and complex

●Drinking Window:

●Critic Score:

●Vintage Quality: Good - Excellent

●Other Producer Facts/Notes:

●Bâtard-Montrachet is a grand cru vineyard at the base of the Montrachet hill, across the communes of Chassagne and Puligny-Montrachet.

●Bâtard-Montrachet is considered to be one of the very best terroirs in the world for the Chardonnay grape variety, making complex, structured wines with excellent aging abilities.

Asset Acquisition by Manager and by Series

As of September 6, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Vins Rares. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $52,632 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Domaine Leflaive 2019 Grand Cru Collection will remain in the JF Hillebrand storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Liv-ex to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets will be stored in the Vine warehouse, a state of the art wine storage facility operated by Liv-Ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-DL19 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-DL15 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$52,632	83.54%
Broker Dealer Expense(2)	$630	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$315	0.50%
Storage & Maintenance(5)	$756	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$315	0.50%
Sourcing Fee(6)	$8,352	13.26%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$10,368	16.46%
Total Proceeds	$63,000	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-DL15 collection for a total cost of $52,632.  Upon completion of the offering of the Series VV-DL15, the Series VV-DL15 will purchase the Series VV-DL15 Assets from the asset seller for $52,632.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-DL15.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-DL15 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-DL15 Interests.

The Series VV-HAWV Asset

The discussions contained in this offering circular relating to the Series VV-HAWV Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-HAWV Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Hundred Acre Vertical Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Hundred Acre Wraith Cabernet Sauvignon	2013	15	20.90%
Hundred Acre Wraith Cabernet Sauvignon	2014	15	19.77%
Hundred Acre Wraith Cabernet Sauvignon	2015	15	19.77%
Hundred Acre Wraith Cabernet Sauvignon	2016	15	19.77%
Hundred Acre Wraith Cabernet Sauvignon	2017	15	19.77%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-HAWV Assets (the “Hundred Acre Vertical Collection”) for $46,650.00 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Hundred Acre is an estate based in St. Helena in the Napa Valley,  particularly known for its opulent, single-vineyard Cabernet Sauvignon wines

●Proprietor and former investment banker Jayson Woodbridge bought the 3.6 hectare (9 acre) Kayli Morgan vineyard in Howell Mountain in the late 1990s, naming it for the Hundred Acre Wood from Winnie-the-Pooh.

●This has been joined by the Ark Vineyard Cabernet Sauvignon from a 6 hectare (15 ac) property on Glass Mountain in St Helena, and the Few and Far Between cuvée from a 2 hectare (5 ac) site near the historic Eisele vineyard which features around 10-percent Cabernet Franc.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Hundred Acre Wraith Cabernet Sauvignon

●Bottles: 15

●Producer: Hundred Acre

●Country: United States

●Region: Napa Valley

●Vintage: 2013

●Wine Style: Red Wine, bold and structured

●Drinking Window: 2020 to 2065

●Critic Score: 100

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

●“WRAITH is a trinity of Hundred Acre’s three single vineyard wines. It is a selection of barrels set aside in the cellar from those waiting to be blended someday into the single vineyard wines from Kayli Morgan, ARK or Few and Far Between.

●From 2013 to 2018, every vintage, except 2017, of this wine has been scored 100-points by Robert Parker’s Wine Advocate.

Hundred Acre Wraith Cabernet Sauvignon

●Bottles: 15

●Producer: Hundred Acre

●Country: United States

●Region: Napa Valley

●Vintage: 2014

●Wine Style: Red Wine, bold and structured

●Drinking Window: 2022 to 2080

●Critic Score: 100

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

Hundred Acre Wraith Cabernet Sauvignon

●Bottles: 15

●Producer: Hundred Acre

●Country: United States

●Region: Napa Valley

●Vintage: 2015

●Wine Style: Red Wine, bold and structured

●Drinking Window:  2021 to 2070

●Critic Score: 100

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

Hundred Acre Wraith Cabernet Sauvignon

●Bottles: 15

●Producer: Hundred Acre

●Country: United States

●Region: Napa Valley

●Vintage: 2016

●Wine Style: Red Wine, bold and structured

●Drinking Window: 2027 to 2067

●Critic Score: 100

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

Hundred Acre Wraith Cabernet Sauvignon

●Bottles: 15

●Producer: Hundred Acre

●Country: United States

●Region: Napa Valley

●Vintage: 2017

●Wine Style: Red Wine, bold and structured

●Drinking Window: 2025 to 2060

●Critic Score: 98

●Vintage Quality: Poor

●Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of September 7th, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Hundred Acre Wine Group. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $46,650.00 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Hundred Acre Vertical Collection will remain in the Global Storage Network storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Epic to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Global Storage Network, a state of the art wine storage facility operated by Global Storage Network.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-HAWV Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-HAWV Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$46,650	88.02%
Broker Dealer Expense(2)	$530	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$265	0.50%
Storage & Maintenance(5)	$636	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$265	0.50%

Sourcing Fee(6)	$4,654	8.78%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$6,350	11.98%
Total Proceeds	$53,000	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-HAWV collection for a total cost of $46,650.  Upon completion of the offering of the Series VV-HAWV, the Series VV-HAWV will purchase the Series VV-HAWV Assets from the asset seller for $46,650.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-HAWV.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-HAWV Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-HAWV Interests.

The Series VV-LAF19 Asset

The discussions contained in this offering circular relating to the Series VV-LAF19 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-LAF19 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Lafite Rothschild 2019 Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Lafite Rothschild	2019	48	100%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-LAF19 Assets (the “Lafite Rothschild 2019 Collection”) for $37,200  upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Château Lafite Rothschild is a wine estate in the Pauillac region of the Médoc, producing one of the most sought-after and expensive red wines in the world.

●Lafite Rothschild is known for its perfume, elegance, finesse and harmony, in contrast to the more powerful Latour and Mouton Rothschild. Nevertheless, great vintages can age for 50 years or more.

●The precise blend of grand vin can vary depending on the vintage. It often contains between 80-95 percent Cabernet Sauvignon, with Merlot making up much of the rest.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Lafite Rothschild

●Bottles: 48

●Producer: Lafite Rothschild

●Country: France

●Region: Bordeaux

●Vintage: 2019

●Wine Style: Red wines, savory and classic

●Drinking Window: 2027 to 2065

●Critic Score: 98

●Vintage Quality:  Excellent

●Other Producer Facts/Notes:

●For Pauillac, the 2019 vintage was generally brilliant.

Asset Acquisition by Manager and by Series

As of August 8, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Adam Lapierre MW LLC. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $37,200  for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Lafite Rothschild 2019 Collection will remain in the Global Storage Network storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Epic to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Global Storage Network, a state of the art wine storage facility operated by Global Storage Network.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-LAF19 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-LAF19 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$37,200	80.87%
Broker Dealer Expense(2)	$460	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$230	0.50%
Storage & Maintenance(5)	$552	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$230	0.50%
Sourcing Fee(6)	$7,328	15.93%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$8,800	19.13%
Total Proceeds	$46,000	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-LAF19 collection for a total cost of $37,200.  Upon completion of the offering of the Series VV-LAF19, the Series VV-LAF19 will purchase the Series VV-LAF19 Assets from the asset seller for $37,200.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-LAF19.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)   Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-LAF19 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-LAF19 Interests.

The Series VV-MARG1 Asset

The discussions contained in this offering circular relating to the Series VV-MARG1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-MARG1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Château Margaux Vertical Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Margaux	2020	12	9.29%
Margaux	2019	12	9.98%
Margaux	2018	12	8.97%
Margaux	2017	12	6.35%
Margaux	2016	12	9.07%
Margaux	2015	6	8.70%
Margaux	2010	12	11.34%
Margaux	2009	12	11.80%
Margaux	2005	12	10.59%
Margaux	2000	12	13.91%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-MARG1 Assets (the “Château Margaux Vertical Collection”) for $81,722.28 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Château Margaux is one of Bordeaux's most famous wine estates, located just east of Margaux itself in the Médoc.

●Along with Lafite, Latour and Haut-Brion, it was rated as a first growth in the original 1855 Bordeaux Classification of the Médoc.

●Generally, Margaux is considered as the most elegant of the first growths, and is consistently one of the most expensive wines in the world.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Margaux

●Bottles: 12

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2020

●Wine Style: Red wine, savory and classic

●Drinking Window: 2028 to 2068

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

●The Cabernet Sauvignon-dominant blend is complimented with small portions of Merlot, Petit Verdot, and Cabernet Franc.

●Château Margaux's vineyards have a complex combination of soils consisting of chalky clay under a top layer of coarse and fine gravels, which is well-suited to Cabernet Sauvignon, which accounts for around 75 percent of plantings.

●Merlot makes up a further 20 percent, with the rest planted to Cabernet Franc and Petit Verdot.

Margaux

●Bottles: 12

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2019

●Wine Style: Red wine, savory and classic

●Drinking Window: 2027 to 2070

●Critic Score: 100

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

Margaux

●Bottles: 12

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2018

●Wine Style: Red wine, savory and classic

●Drinking Window: 2026 to 2067

●Critic Score: 100

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

Margaux

●Bottles: 12

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2016

●Wine Style: Red wine, savory and classic

●Drinking Window: 2024 to 2070

●Critic Score: 99

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

Margaux

●Bottles: 6

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2015

●Wine Style: Red wine, savory and classic

●Drinking Window: 2023 to 2065

●Critic Score: 99

●Vintage Quality: Excellent - Legendary

●Other Producer Facts/Notes:

Margaux

●Bottles: 12

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2010

●Wine Style: Red wine, savory and classic

●Drinking Window: 2020 to 2060

●Critic Score: 98

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

Margaux

●Bottles: 12

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2009

●Wine Style: Red wine, savory and classic

●Drinking Window: 2016 to 2100

●Critic Score: 98

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

Margaux

●Bottles: 12

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2005

●Wine Style: Red wine, savory and classic

●Drinking Window: 2015 to 2060

●Critic Score: 98

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

Margaux

●Bottles: 12

●Producer:  Château Margaux

●Country: France

●Region: Bordeaux

●Vintage: 2000

●Wine Style: Red wine, savory and classic

●Drinking Window: 2010 to 2060

●Critic Score: 99

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of September 7, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Farr Vintners, Vinum Fine Wines, and Joanne US. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $81,722.28 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Château Margaux Vertical Collection will be stored at the Vine storage facilities.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Liv-ex to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets will be stored at Vine warehouse, state of the art storage facilities operated by Liv-Ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-MARG1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-MARG1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$81,722	83.39%
Broker Dealer Expense(2)	$980	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$490	0.50%
Storage & Maintenance(5)	$1,176	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$490	0.50%
Sourcing Fee(6)	$13,142	13.41%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$16,278	16.61%
Total Proceeds	$98,000	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-MARG1 collection for a total cost of $81,722.28.  Upon completion of the offering of the Series VV-MARG1, the Series VV-MARG1 will purchase the Series VV-MARG1 Assets from the asset seller for $81,722.28.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-MARG1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)   Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-MARG1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-MARG1 Interests.

The Series VV-SAIC Asset

The discussions contained in this offering circular relating to the Series VV-SAIC Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-SAIC Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

South American Icons Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Sena	2020	48	7.86%
Sena	2019	48	8.86%
Sena	2018	24	4.58%
Sena	2017	24	4.60%
Sena	2016	24	3.88%
Clos Apalta	2019	60	8.32%
Clos Apalta	2018	90	13.00%
Clos Apalta	2017	36	6.08%
Clos Apalta	2016	30	4.76%
Almaviva	2020	60	13.75%
Almaviva	2019	42	10.56%
Cheval des Andes	2019	60	7.21%
Cheval des Andes	2018	36	4.91%
Cheval des Andes	2017	12	1.62%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-SAIC  Assets (the “South American Icons Collection”) for $51,916.05 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Chile is one of South America's most important wine-producing countries.

●Occupying a thin strip down the western coast of the continent, it is home to a wide range of terroirs, and an equally wide range of wine styles.

●Argentina is one of the most important wine-producing countries in the New World, and the largest producer of wine in South America.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Sena

●Bottles: 48

●Producer: Sena

●Country: Chile

●Region: Aconcagua

●Vintage: 2020

●Wine Style: Red Wine Bold and Structured

●Drinking Window: 2024 to 2039

●Critic Score: 95

●Vintage Quality: Unavailable

●Other Producer Facts/Notes:

●Seña is a single-estate, single-wine operation in the Aconcagua Valley, founded in 1995 by Robert Mondavi and Eduardo Chadwick of Errazuriz.

●It was one of Chile's first icon wines and is benchmarked against the greatest wines of Bordeaux and the top Super Tuscans, often winning top spots in blind tastings.

●The wine is a blend of Cabernet Sauvignon (typically 55 to 60 percent) with Carmenere, Merlot, Cabernet Franc and Petit Verdot.

Sena

●Bottles: 48

●Producer: Sena

●Country: Chile

●Region: Aconcagua

●Vintage: 2019

●Wine Style: Red Wine Bold and Structured

●Drinking Window: 2021 to 2038

●Critic Score: 98

●Vintage Quality: Good - Excellent

Sena

●Bottles: 24

●Producer: Sena

●Country: Chile

●Region: Aconcagua

●Vintage: 2018

●Wine Style: Red Wine Bold and Structured

●Drinking Window: 2021 to 2038

●Critic Score: 98

●Vintage Quality: Excellent

Sena

●Bottles: 24

●Producer: Sena

●Country: Chile

●Region: Aconcagua

●Vintage: 2017

●Wine Style: Red Wine Bold and Structured

●Drinking Window: 2020 to 2032

●Critic Score: 96

●Vintage Quality: Good

Sena

●Bottles: 24

●Producer: Sena

●Country: Chile

●Region: Aconcagua

●Vintage: 2016

●Wine Style: Red Wine Bold and Structured

●Drinking Window: 2018 to 2030

●Critic Score: 97

●Vintage Quality: Poor

Clos Apalta

●Bottles: 60

●Producer: Clos Apalta

●Country: Chile

●Region: Colchagua

●Vintage: 2019

●Wine Style: Red wine, bold and structured

●Drinking Window: N/A

●Critic Score: N/A

●Vintage Quality: Good - Excellent

●Other Producer Facts/Notes:

●Clos Apalta is a prestige brand owned by Casa Lapostolle, one of Chile's high-profile wineries.

●While the main Casa Lapostolle winery is located in Cunaco, Clos Apalta has its own facility in the vineyard.

●The winery is a gravity-fed winery built on seven levels into the mountainside with the roof of its circular vat room inspired by the staves of a barrel.

Clos Apalta

●Bottles: 90

●Producer: Clos Apalta

●Country: Chile

●Region: Colchagua

●Vintage: 2018

●Wine Style: Red wine, bold and structured

●Drinking Window: 2022 to 2038

●Critic Score: 96

●Vintage Quality:  Excellent

●Other Producer Facts/Notes:

Clos Apalta

●Bottles: 36

●Producer: Clos Apalta

●Country: Chile

●Region: Colchagua

●Vintage: 2017

●Wine Style: Red wine, bold and structured

●Drinking Window: 2022 to 2038

●Critic Score: 95

●Vintage Quality: Good

●Other Producer Facts/Notes:

Clos Apalta

●Bottles: 30

●Producer: Clos Apalta

●Country: Chile

●Region: Colchagua

●Vintage: 2016

●Wine Style: Red wine, bold and structured

●Drinking Window: 2022 to 2038

●Critic Score: 96

●Vintage Quality: Poor

●Other Producer Facts/Notes:

Almaviva

●Bottles: 60

●Producer: Almaviva

●Country: Chile

●Region: Puente Alto

●Vintage: 2020

●Wine Style: Red wine - Bold and Structured

●Drinking Window: N/A

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes:

●Almaviva, a high-profile wine brand based in the Maipo Valley, Chile, is a joint venture between Baron Philippe de Rothschild of Bordeaux and Chilean wine producer Concha y Toro.

●The eponymous wine is a Bordeaux-style blend, combining Cabernet Sauvignon with Carmenère and other Bordeaux varieties.

●One of Chile's most prestigious wines, its first vintage was in 1996, and it has since garnered many high ratings among critics.

Almaviva

●Bottles: 42

●Producer: Almaviva

●Country: Chile

●Region: Puente Alto

●Vintage: 2019

●Wine Style: Red wine - Bold and Structured

●Drinking Window: 2021 to 2032

●Critic Score: 95

●Vintage Quality: Good - Excellent

●Other Producer Facts/Notes:

Cheval des Andes

●Bottles: 60

●Producer: Cheval des Andes

●Country: Argentina

●Region:  Mendoza

●Vintage: 2019

●Wine Style: Red wine, rich and intense

●Drinking Window: 2022 to 2044

●Critic Score: 96

●Vintage Quality: Good - Excellent

●Other Producer Facts/Notes:

●Cheval des Andes is one of Argentina's most famous wines.

●Cheval des Andes is made from vineyards in Mendoza and is a joint venture between Saint-Emilion's Château Cheval Blanc, the legendary Premier Grand Cru Classé A, and Argentina's Terrazas de los Andes.

●The Bordeaux blend wine is made with grapes from vines as much as 80 years old, planted in the Las Compuertas vineyard in Luján de Cuyo.

Cheval des Andes

●Bottles: 36

●Producer: Cheval des Andes

●Country: Argentina

●Region:  Mendoza

●Vintage: 2018

●Wine Style: Red wine, rich and intense

●Drinking Window: 2022 to 2042

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

Cheval des Andes

●Bottles: 12

●Producer: Cheval des Andes

●Country: Argentina

●Region:  Mendoza

●Vintage: 2017

●Wine Style: Red wine, rich and intense

●Drinking Window: 2020 to 2034

●Critic Score: 97

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of August 31, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Roland Coiffe, Farr Vintners, CVBG, Liv-ex, Joanne US, Bordeaux Index. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $51,916.05 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the South American Icons Collection will remain in the Vine storage facilities.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Liv-ex to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets will be stored at Vine, a state of the art wine storage facility operated by Liv-Ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-SAIC Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-SAIC Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$51,916	76.35%
Broker Dealer Expense(2)	$680	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$340	0.50%
Storage & Maintenance(5)	$816	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$340	0.50%
Sourcing Fee(6)	$13,908	20.45%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$16,084	23.65%
Total Proceeds	$68,000	100.00%

(1)As per the purchase option agreement, the Company will acquire the assets for the Series VV-SAIC collection for a total cost of $51,916.  Upon completion of the offering of the Series VV-SAIC, the Series VV-SAIC will purchase the Series VV-SAIC Assets from the asset seller for $51,916.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-SAIC.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)   Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-SAIC Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-SAIC Interests.

The Series VV-BOW2 Asset

The discussions contained in this offering circular relating to the Series VV-BOW2 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-BOW2 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Bowmore Black & Gold Collection
Whiskies	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Bowmore 1964 Black Bowmore 42 YO Scotch Whisky	1964	1	54.68%
Bowmore 1964 Gold Bowmore 44 YO Scotch Whisky	1964	1	45.32%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-BOW2 Assets (the “Bowmore Black & Gold Collection”) for $39,172 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Bowmore is a historic Scottish distillery on the island of Islay known for its rich, fruity, peaty, smoky single malt whiskies.

●It was founded in 1779 by Islay merchant John Simson before passing to the Mutter family, a local family of German descent, who remained as owners until 1925.

●The distillery site features the world's oldest remaining whisky maturation warehouse, the No. 1 Vaults, which date back to the company's inception.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Bowmore 1964 Black Bowmore 42 YO Scotch Whisky

●Bottles: 1

●Producer: Bowmore

●Country: Scotland

●Region: Islay

●Vintage: 1964

●Wine Style: Single Malt

●Drinking Window:

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes:

oThe two bottles featured in this collection were, distilled in 1964, are some of the earliest bottles from Bowmore’s “Morrison” era and represent some of the first bottles that kicked off whisky collecting as we know it today.

oThere were only 827 bottles of the Black 42 yr. old produced

Bowmore 1964 Gold Bowmore 44 YO Scotch Whisky

●Bottles: 1

●Producer: Bowmore

●Country: Scotland

●Region: Islay

●Vintage: 1964

●Wine Style: Single Malt

●Drinking Window:

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes:

oThere were only 701 bottles of the Gold  44 yr. old produced.

Asset Acquisition by Manager and by Series

As of October 26, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Whisky Auctioneer. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $39,172 for the underlying assets. The Company will store the underlying assets, and upon the successful completion of the offering, the Bowmore Black & Gold Collection will remain in the Domaine Storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Chubb to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Domaine Storage warehouse, a state of the art wine storage facility operated by Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-BOW2 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-BOW2 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$39,172	69.95%
Broker Dealer Expense(2)	$560	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$280	0.50%
Storage & Maintenance(5)	$672	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$280	0.50%
Sourcing Fee(6)	$15,036	26.85%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$16,828	30.05%
Total Proceeds	$56,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-BOW2 collection for a total cost of $39,172.  Upon completion of the offering of the Series VV-BOW2, the Series VV-BOW2 will purchase the Series VV-BOW2 Assets from the asset seller for $39,172.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-BOW2.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-BOW2 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-BOW2 Interests.

The Series VV-DP08 Asset

The discussions contained in this offering circular relating to the Series VV-DP08 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-DP08 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2008 Dom Perignon Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Dom Perignon	2008	300	100.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-DP08 Assets (the “2008 Dom Perignon Collection”) for $71,996.19 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Dom Pérignon is a celebrated Champagne brand owned by Moët & Chandon.

●Its origins can be traced back to the Abbey of Saint Pierre d'Hautvillers in northern France – the so-called  birthplace of Champagne.

●Each vintage of Dom Pérignon is unique, with grapes sourced from only the best vineyards in Champagne.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Dom Pérignon

●Bottles: 300

●Producer: Moët & Chandon.

●Country: France

●Region: Champagne

●Vintage: 2008

●Wine Style: Sparkling Wine – Complex and Traditional

●Drinking Window: 2020 - 2048

●Critic Score: 98

●Vintage Quality: Legendary

●Other Producer Facts/Notes:

o2008 was a marathon harvest for Dom Pérignon (lasting almost an entire month from start to finish).

o2008 is considered to be one of the top Champagne vintages in recent memory

Asset Acquisition by Manager and by Series

As of November 24, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Bordeaux Index. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $71,996.19 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2008 Dom Perignon Collection will remain in the Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Chubb to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Octavian, a state of the art wine storage facility operated by Bordeaux Index.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-DP08 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-DP08 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$71,996	84.70%
Broker Dealer Expense(2)	$850	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$425	0.50%
Storage & Maintenance(5)	$1,020	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$425	0.50%
Sourcing Fee(6)	$10,284	12.10%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$13,004	15.30%
Total Proceeds	$85,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-DP08 collection for a total cost of $71,996.19.  Upon completion of the offering of the Series VV-DP08, the Series VV-DP08 will purchase the Series VV-DP08 Assets from the asset seller for $71,996.19.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-DP08.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-DP08 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-DP08 Interests.

The Series VV-DRC09 Asset

The discussions contained in this offering circular relating to the Series VV-DRC09 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-DRC09 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2009 DRC Romanée-Conti Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Romanée-Conti	2009	3	100.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-DRC09 Assets (the “2009 DRC Romanée-Conti Collection”) for $90,480  upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

●Domaine de la Romanée-Conti, or DRC as it is commonly known, is easily Burgundy's best-known and most collectible wine producer.

●In addition to the eponymous Romanée-Conti vineyard, La Tâche, Romanée-Saint-Vivant, Richebourg, Échezeaux, and Grands Échezeaux are also famous Grand Cru vineyards from which collectible wine is made.

●The vineyard has a long history, dating back to the Abbey of Saint-Vivant in the 13th Century. It took on the Romanée name in 1631, and the Conti in 1760.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Romanée Conti

●Bottles: 3

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2009

●Wine Style: Red, Savory and Classic

●Drinking Window: 2022-2059

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

○Romanée-Conti, a grand cru climat of the Vosne-Romanée appellation, is quite easily one of the most famous vineyards in the world.

○The Romanée-Conti vineyard covers just 1.81 hectares (4.47 acres) of vines on the midslope of the Côte d'Or, and is a monopole of Burgundy's iconic Domaine de la Romanée-Conti.

Asset Acquisition by Manager and by Series

As of November 17, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Vinum. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $90,480  for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2009 DRC Romanée-Conti Collection will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Liv-ex to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state-of-the-art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-DRC09 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-DRC09 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$90,480	86.17%
Broker Dealer Expense(2)	$1,050	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$525	0.50%
Storage & Maintenance(5)	$1,260	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$525	0.50%
Sourcing Fee(6)	$11,160	10.63%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$14,520	13.83%
Total Proceeds	$105,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-DRC09 collection for a total cost of $90,480.  Upon completion of the offering of the Series VV-DRC09, the Series VV-DRC09 will purchase the Series VV-DRC09 Assets from the asset seller for $90,480.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-DRC09.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-DRC09 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-DRC09 Interests.

The Series VV-DRCH14 Asset

The discussions contained in this offering circular relating to the Series VV-DRCH14 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-DRCH14 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2014 DRC Assortment Case Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Echezeaux	2014	2	11.54%
Grands Echezeaux	2014	2	13.08%
Romanee St Vivant	2014	2	12.31%
Richebourg	2014	1	6.92%
La Tache	2014	2	17.69%
Romanee Conti	2014	1	38.46%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-DRCH14 Assets (the “2014 DRC Assortment Case Collection”) for $63,700 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Asset Acquisition by Manager and by Series

As of November 17, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from DIVA. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $63,700 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2014 DRC Assortment Case Collection will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Background and Overview

●Domaine de la Romanée-Conti, or DRC as it is commonly known, is easily Burgundy's best-known and most collectible wine producer.

●In addition to the eponymous Romanée-Conti vineyard, La Tâche, Romanée-Saint-Vivant, Richebourg, Échezeaux, and Grands Échezeaux are also famous Grand Cru vineyards from which collectible wine is made.

●The vineyard has a long history, dating back to the Abbey of Saint-Vivant in the 13th Century. It took on the Romanée name in 1631, and the Conti in 1760.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Romanée-Conti

●Bottles: 1

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2014

●Wine Style: Red, Savory and Classic

●Drinking Window: 2020 - 2055

●Critic Score: 97

●Vintage Quality: Good

●Other Producer Facts/Notes:

○The domaine predominately produces Pinot Noir-based wines from 28 hectares (69 acres) of grand cru vineyard.

○Today, DRC is owned in part by the de Villaine family and in part by the Leroy family.

La Tache

●Bottles: 2

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2014

●Wine Style: Red, Savory and Classic

●Drinking Window: 2020 - 2050

●Critic Score: 96

●Vintage Quality: Good

Richebourg

●Bottles: 1

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2014

●Wine Style: Red, Savory and Classic

●Drinking Window: 2020 - 2050

●Critic Score: 96

●Vintage Quality: Good

Romanée St. Vivant

●Bottles: 2

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2014

●Wine Style: Red, Savory and Classic

●Drinking Window: 2019 - 2045

●Critic Score: 95

●Vintage Quality: Good

Grands Echezeaux

●Bottles: 2

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2014

●Wine Style: Red, Savory and Classic

●Drinking Window: 2019 - 2050

●Critic Score: 95

●Vintage Quality: Good

Echezeaux

●Bottles: 2

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2014

●Wine Style: Red, Savory and Classic

●Drinking Window: 2019 - 2050

●Critic Score: 95

●Vintage Quality: Good

Insurance

We work with Liv-ex to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state of the art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-DRCH14 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-DRCH14 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$63,700	88.47%
Broker Dealer Expense(2)	$720	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$360	0.50%
Storage & Maintenance(5)	$864	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$360	0.50%
Sourcing Fee(6)	$5,996	8.33%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$8,300	11.53%
Total Proceeds	$72,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-DRCH14 collection for a total cost of $63,700.  Upon completion of the offering of the Series VV-DRCH14, the Series VV-DRCH14 will purchase the Series VV-DRCH14 Assets from the asset seller for $63,700.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-DRCH14.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-DRCH14 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-DRCH14 Interests.

The Series VV-DRCH19 Asset

The discussions contained in this offering circular relating to the Series VV-DRCH19 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-DRCH19 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2019 DRC Assortment Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Romanee Conti	2019	3	60.31%
Corton	2019	6	15.12%
Echezeaux	2019	2	4.18%
Grands Echezeaux	2019	2	4.75%
La Tache	2019	2	10.27%
Richebourg	2019	1	3.28%
Romanee St Vivant	2019	1	2.09%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-DRCH19 Assets (the “2019 DRC Assortment Collection ”) for $165,806  upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview

●Domaine de la Romanée-Conti, or DRC as it is commonly known, is easily Burgundy's best-known and most collectible wine producer.

●In addition to the eponymous Romanée-Conti vineyard, La Tâche, Romanée-Saint-Vivant, Richebourg, Échezeaux, and Grands Échezeaux are also famous Grand Cru vineyards from which collectible wine is made.

●The vineyard has a long history, dating back to the Abbey of Saint-Vivant in the 13th Century. It took on the Romanée name in 1631, and the Conti in 1760.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Romanée Conti

●Bottles: 3

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: Red, Savory and Classic

●Drinking Window: 2025 - 2070

●Critic Score: 100

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

○The domaine predominately produces Pinot Noir-based wines from 28 hectares (69 acres) of grand cru vineyard.

○Today, DRC is owned in part by the de Villaine family and in part by the Leroy family.

Corton

●Bottles: 6

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: Red, Savory and Classic

●Drinking Window: 2024 - 2065

●Critic Score: 95

●Vintage Quality: Excellent

La Tâche

●Bottles: 2

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: Red, Savory and Classic

●Drinking Window: 2026 - 2070

●Critic Score: 99

●Vintage Quality: Excellent

Richebourg

●Bottles: 1

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: Red, Savory and Classic

●Drinking Window: 2026 - 2065

●Critic Score:  98

●Vintage Quality: Excellent

Romanée St. Vivant

●Bottles: 1

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: Red, Savory and Classic

●Drinking Window: 2024 - 2065

●Critic Score:  97

●Vintage Quality: Excellent

Grands Echezeaux

●Bottles: 2

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: Red, Savory and Classic

●Drinking Window: 2025 - 2065

●Critic Score: 96

●Vintage Quality: Excellent

Echezeaux

●Bottles: 2

●Producer: Domaine de la Romanée-Conti

●Country: France

●Region: Burgundy

●Vintage: 2019

●Wine Style: Red, Savory and Classic

●Drinking Window: 2025 -2065

●Critic Score: 96

●Vintage Quality: Excellent

Asset Acquisition by Manager and by Series

As of October 31, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Benchmark and Vins Rares. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $165,806 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2019 DRC Assortment Collection  will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Liv-ex and Chubb to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Vine and Global Storage Network, state of the art wine storage facilities operated by the respective companies.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-DRCH19 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-DRCH19 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$165,806	85.47%
Broker Dealer Expense(2)	$1,940	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$970	0.50%
Storage & Maintenance(5)	$2,328	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$970	0.50%
Sourcing Fee(6)	$21,986	11.33%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$28,194	14.53%
Total Proceeds	$194,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-DRCH19 collection for a total cost of $165,806.  Upon completion of the offering of the Series VV-DRCH19, the Series VV-DRCH19 will purchase the Series VV-DRCH19 Assets from the asset seller for $165,806.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-DRCH19.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-DRCH19 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-DRCH19 Interests.

The Series VV-ITRC Asset

The discussions contained in this offering circular relating to the Series VV-ITRC Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-ITRC Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Italian Rarities Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Conterno Monfortino Riserva	2013	12	19.27%
Conterno Monfortino Riserva	2013	6	9.64%
Conterno Monfortino Riserva	2010	1	5.78%
Soldera Case Basse	2016	6	6.44%
Soldera Case Basse	2016	18	19.31%
Soldera Case Basse	2013	18	18.79%
Soldera Case Basse	2011	6	6.29%
Masseto	2015	9	14.47%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-ITRC Assets (the “Italian Rarities Collection”) for $58,774.84 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Giacomo Conterno is one of the most sought-after producers from Piemonte, Italy.

●Gianfranco Soldera was highly regarded as a winemaker and embraced many minimal-intervention techniques in the vineyard and winery, from an outright ban on chemical fertilizers on the land to indigenous yeasts in cellar.

●Masseto was first released in 1984 to immediate acclaim.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Monfortino

●Bottles: 18

●Producer: Giacomo Conterno

●Country: Italy

●Region: Piemonte

●Vintage: 2013

●Wine Style: Red Wine Savory and Classic

●Drinking Window: 2023 - 2063

●Critic Score: 98

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oGiacomo Conterno is a widely acclaimed Barolo producer based just outside Monforte d'Alba in the south of the Barolo DOCG zone in Piedmont, northwestern Italy.

oIt is best known for its Cascina Francia and the Monfortino Riserva Barolo labels, both of which are long-lived and earthy.

oThe Monfortino Riserva Barolo is only made in excellent vintages and is aged for at least seven years in very large Slovenian oak casks known as "botti".

Monfortino

●Bottles: 1 (1.5L)

●Producer: Giacomo Conterno

●Country: Italy

●Region: Piemonte

●Vintage: 2010

●Wine Style: Red Wine Savory and Classic

●Drinking Window: 2022 - 2065

●Critic Score: 100

●Vintage Quality: Legendary

Case Basse di Gianfranco Soldera

●Bottles: 24

●Producer: Case Basse di Gianfranco Soldera

●Country: Italy

●Region: Montalcino

●Vintage: 2016

●Wine Style: Red wine, bold structured

●Drinking Window: 2021 - 2040

●Critic Score: 95

●Vintage Quality: Excellent

●Other Producer Facts/Notes:

oCase Basse di Gianfranco Soldera, more commonly referred to as Case Basse or Soldera, is a wine estate founded in 1972 in Montalcino, Tuscany.

oIt is known for its prized Brunello wines which, despite high prices, generally sell out on release.

oThe Case Basse vineyard is just two hectares (five acres) in size.

Case Basse di Gianfranco Soldera

●Bottles:18

●Producer: Case Basse di Gianfranco Soldera

●Country: Italy

●Region: Montalcino

●Vintage: 2013

●Wine Style: Red wine, bold structured

●Drinking Window: 2018 - 2038

●Critic Score: 94

●Vintage Quality: Excellent

Case Basse di Gianfranco Soldera

●Bottles: 6

●Producer: Case Basse di Gianfranco Soldera

●Country: Italy

●Region: Montalcino

●Vintage: 2011

●Wine Style: Red wine, bold structured

●Drinking Window: 2020 2032

●Critic Score: 95

●Vintage Quality: Good

Masseto

●Bottles: 9

●Producer: Tenuta dell'Ornellaia

●Country: Italy

●Region: Bolgheri

●Vintage: 2015

●Wine Style: Red wine, bold and structured

●Drinking Window:  2019 - 2050

●Critic Score:  100

●Vintage Quality: Legendary

●Other Producer:

oMasseto is a famed single-vineyard, Super Tuscan wine label produced from a site in Bolgheri, on the Tuscan coast, planted entirely to Merlot.

oIt is one of the most famous Super Tuscan wines and is made by Tenuta dell'Ornellaia. The wine is known for its aromatic complexity, opulent fruit and tannic structure, and is consistently regarded as one of the top wines in the world with auction prices to match.

oThe wine is known for its aromatic complexity, opulent fruit and tannic structure, and is consistently regarded as one of the top wines in the world with auction prices to match.

Asset Acquisition by Manager and by Series

As of October 17, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Ken Terao. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $58,774.84 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Italian Rarities Collection will remain in the Vine storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Liv-ex to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Vine, a state of the art wine storage facility operated by Liv-ex.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-ITRC Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-ITRC Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$58,775	80.51%
Broker Dealer Expense(2)	$730	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$365	0.50%
Storage & Maintenance(5)	$876	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$365	0.50%
Sourcing Fee(6)	$11,889	16.29%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$14,225	19.49%
Total Proceeds	$73,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-ITRC collection for a total cost of 58,775.  Upon completion of the offering of the Series VV-ITRC, the Series VV-ITRC will purchase the Series VV-ITRC Assets from the asset seller for 58,775.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-ITRC.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-ITRC Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-ITRC Interests.

The Series VV-KCSK Asset

The discussions contained in this offering circular relating to the Series VV-KCSK Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-KCSK Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Karuizawa Cask Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Karuizawa Single Malt Oloroso Casks	2023	3	100.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-KCSK Assets (the “Karuizawa Cask Collection”) for $258,000.00 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Karuizawa is a historic Japanese whisky distillery, which opened in 1955 in a vineyard in Miyota near the active volcano Mount Asama.

●Famed for its quality and, now, the rarity of its whiskeys, the distillery has a cult status among whisky lovers.

●The Karuizawa distillery imports Golden Promise barley from Scotland to make small batch single malt whiskies aged in Sherry casks.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Karuizawa Cask

●Bottles: 3

●Producer: Karuizawa

●Country: Japan

●Region: N/A

●Vintage: 2023

●Wine Style: Whisky

●Drinking Window: N/A

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes: N/A

oThree of the first 500 barrels produced since 2000

oThe team that is in charge of production includes the distillery manager from the original Karuizawa, as well as a number of other key employees from the original team.

Asset Acquisition by Manager and by Series

As of January 29, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Dekanta. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $258,000.00 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Karuizawa Cask Collection will remain in the Karuizawa Distillery storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Karuizawa  to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Karuizawa Distillery, a state of the art wine storage facility operated by Karuizawa Distillery.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-KCSK Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-KCSK Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$258,000	81.90%
Broker Dealer Expense(2)	$3,150	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$1,575	0.50%
Storage & Maintenance(5)	$0	0.00%
Shipping & Transportation	$0	0.00%
Insurance	$0	0.00%
Sourcing Fee(6)	$52,275	16.60%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$57,000	18.10%
Total Proceeds	$315,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-KCSK collection for a total cost of $258,000.00. Upon completion of the offering of the Series VV-KCSK, the Series VV-KCSK will purchase the Series VV-KCSK Assets from the asset seller for $258,000.00.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-KCSK.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(5)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-KCSK Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(6)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-KCSK Interests.

The Series VV-KGC3 Asset

The discussions contained in this offering circular relating to the Series VV-KGC3 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-KGC3 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Karuizawa Pearl Geisha Collection
Whisky	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Karuizawa Pearl Geisha 38 YO Single Malt Whisky	N/A	1	50%
Karuizawa Pearl Geisha 37 YO Single Malt Whisky	N/A	1	50%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-KGC3 Assets (the “Karuizawa Pearl Geisha Collection”) for $78,000.00 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Karuizawa is famed for its quality and, now, the rarity of its whiskies, the distillery has a cult status among whisky lovers.

●The distillery was mothballed in 2000, and closed completely in 2011.

●The Karuizawa distillery housed four small stills and imported Golden Promise barley from Scotland to make small batch single malt whiskies, which were typically aged in Sherry casks.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Karuizawa Pearl Geisha 38 YO Single Malt Whisky

●Bottles: 1

●Producer: Karuizawa

●Country: Japan

●Region: Miyota

●Vintage: N/A

●Whisky Style: Single Malt

●Drinking Window: N/A

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes:

oThe Karuizawa Geisha series was created to celebrate both the skill, beauty, and tradition of the geisha and this great Japanese distillery, which closed in 2001 and was then demolished in 2016.

oThere were only 172 bottles of the 38 yr. Pearl Geisha produced.

Karuizawa Pearl Geisha 37 YO Single Malt Whisky

●Bottles: 1

●Producer: Karuizawa

●Country: Japan

●Region: Miyota

●Vintage: N/A

●Whisky Style: Single Malt

●Drinking Window: N/A

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes:

oThere were only 72 total bottles of the 37 yr. Pearl Geisha produced.

Asset Acquisition by Manager and by Serie

As of October 26, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Sotheby’s. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $78,000.00 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Karuizawa Pearl Geisha Collection will remain in the Domaine Storage storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Chubb to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Domaine Storage warehouse, a state of the art wine storage facility operated by Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-KGC3 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-KGC3 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$78,000	90.70%
Broker Dealer Expense(2)	$860	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$430	0.50%
Storage & Maintenance(5)	$1,032	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$430	0.50%
Sourcing Fee(6)	$5,248	6.10%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$8,000	9.30%
Total Proceeds	$86,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-KGC3 collection for a total cost of $78,000.  Upon completion of the offering of the Series VV-KGC3, the Series VV-KGC3 will purchase the Series VV-KGC3 Assets from the asset seller for $78,000.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-KGC3.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-KGC3 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-KGC3 Interests.

The Series VV-KGC4 Asset

The discussions contained in this offering circular relating to the Series VV-KGC4 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-KGC4 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Karuizawa Golden Geisha Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Karuizawa Golden Geisha 31 YO Single Malt Whisky	N/A	1	50.00%
Karuizawa Golden Geisha 33 YO Single Malt Whisky	N/A	1	50.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-KGC4 Assets (the “Karuizawa Golden Geisha Collection”) for $42,250 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●Karuizawa is famed for its quality and, now, the rarity of its whiskies, the distillery has a cult status among whisky lovers.

●The distillery was mothballed in 2000, and closed completely in 2011.

●The Karuizawa distillery housed four small stills and imported Golden Promise barley from Scotland to make small batch single malt whiskies, which were typically aged in Sherry casks.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Karuizawa Golden Geisha 31 YO Single Malt Whisky

●Bottles: 1

●Producer: Karuizawa

●Country: Japan

●Region: Miyota

●Vintage: N/A

●Whisky Style: Single Malt

●Drinking Window: N/A

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes:

oThe Karuizawa Geisha series was created to celebrate both the skill, beauty, and tradition of the geisha and this great Japanese distillery, which closed in 2001 and was then demolished in 2016.

oThere were only 225 bottles of the Golden Geisha 31 yr produced.

Karuizawa Golden Geisha 33 YO Single Malt Whisky

●Bottles: 1

●Producer: Karuizawa

●Country: Japan

●Region: Miyota

●Vintage: N/A

●Whisky Style: Single Malt

●Drinking Window: N/A

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes:

oThere were only 129 total bottles of the Golden Geisha 33 yr. produced.

Asset Acquisition by Manager and by Series

As of October 26, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Sotheby’s. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $42,250 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Karuizawa Golden Geisha Collection will remain in the Domaine Storage storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with  Chubb to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the  Domaine Storage warehouse, a state of the art wine storage facility operated by  Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-KGC4 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-KGC4 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$42,250	66.02%
Broker Dealer Expense(2)	$640	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$320	0.50%
Storage & Maintenance(5)	$768	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$320	0.50%
Sourcing Fee(6)	$19,702	30.78%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$21,750	33.98%
Total Proceeds	$64,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-KGC4 collection for a total cost of $42,250.  Upon completion of the offering of the Series VV-KGC4, the Series VV-KGC4 will purchase the Series VV-KGC4 Assets from the asset seller for $42,250.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-KGC4.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-KGC4 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-KGC4 Interests.

The Series VV-MACAL4 Asset

The discussions contained in this offering circular relating to the Series VV-MACAL4 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-MACAL4 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

The Macallan Exceptional Cask Collection
Whisky	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
The Macallan Exceptional Cask 2018 Release	N/A	1	100.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-MACAL4 Assets (the “The Macallan Exceptional Cask Collection”) for $56,215.95 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●The Macallan is one of Scotland's most famous distilleries, and produces one of the world's biggest-selling single malt whiskies.

●Situated on the banks of the Spey river in the heart of Speyside, the distillery is based at Easter Elchies estate, which covers 158 hectares (390 acres) of farmland.

●There are now 12 wash stills, plus 24 spirit stills. Production is set to increase by 1/3.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

The Macallan Exceptional Cask 2018 Release

●Bottles: 1

●Producer: The Macallan

●Country: Scotland

●Region: Speyside

●Vintage: N/A

●Whisky Style: Single malt

●Drinking Window: N/A

●Critic Score: N/A

●Vintage Quality: N/A

●Other Producer Facts/Notes:

oDistilled in 1950 and bottled a month before its 68th birthday, this 67-year-old Macallan is one of only 336 in existence.

oThis bottle is part of The Macallan's "exceptional cask" series, known for its ultra-rare bottlings of special long-lived casks.

Asset Acquisition by Manager and by Series

As of October 26, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Whisky Auctioneer. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $56,215.95 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, The Macallan Exceptional Cask Collection will remain in the Domaine Storage storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Chubb to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Domaine Storage, a state of the art wine storage facility operated by Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-MACAL4 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-MACAL4 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$56,216	70.27%
Broker Dealer Expense(2)	$800	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$400	0.50%
Storage & Maintenance(5)	$960	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$400	0.50%
Sourcing Fee(6)	$21,224	26.53%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$23,784	29.73%
Total Proceeds	$80,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-MACAL4 collection for a total cost of $56,216.  Upon completion of the offering of the Series VV-MACAL4, the Series VV-MACAL4 will purchase the Series VV-MACAL4 Assets from the asset seller for $56,216.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-MACAL4.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-MACAL4 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-MACAL4 Interests.

The Series VV-YAM1 Asset

The discussions contained in this offering circular relating to the Series VV-YAM1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-YAM1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

The Yamazaki 25 YO Collection
Whisky	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Yamazaki 25 YO Japanese Whisky	N/A	3	100.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-YAM1 Assets (the “The Yamazaki 25 YO Collection”) for $29,453.85 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●The Yamazaki is the oldest single malt distillery in Japan, having been founded in 1923 by Suntory founder Shinjiro Torii.

●Located in the idyllic Vale of Yamazaki, between the cities of Osaka and Kyoto, the site was chosen by master distiller Masataka Taketsuru for the purity of the local water.

●The Yamazaki distillery contains 12 stills and produces a raft of expressions at different ages and in different finishes, as well as providing a malt base for Suntory's blended whiskies.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

The Yamazaki 25 Year Old Single Malt Whisky

●Bottles: 3

●Producer: The Yamazaki

●Country: Japan

●Region: Yamazaki

●Vintage: N/A

●Wine Style: Single Malt

●Drinking Window: N/A

●Critic Score: 95

●Vintage Quality: N/A

●Other Producer Facts/Notes:

oThe Yamazaki 25 yr.  Won the World’s Best Single Malt Whisky at the World Whiskies Awards in 2012.

Asset Acquisition by Manager and by Series

As of October 26, 2022, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Whisky Auctioneer. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $29,454 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, The Yamazaki 25 YO Collection will remain in the Domaine Storage storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Chubb to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Domaine Storage warehouse, a state of the art wine storage facility operated by Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-YAM1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-YAM1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$29,454	75.52%
Broker Dealer Expense(2)	$390	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$195	0.50%
Storage & Maintenance(5)	$468	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$195	0.50%
Sourcing Fee(6)	$8,298	21.28%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$9,546	24.48%
Total Proceeds	$39,000	100.00%

(1)As per the purchase agreement, the Company will acquire the assets for the Series VV-YAM1 collection for a total cost of $29,454. Upon completion of the offering of the Series VV-YAM1, the Series VV-YAM1 will purchase the Series VV-YAM1 Assets from the asset seller for $29,454.

(2)We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-YAM1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-YAM1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-YAM1 Interests.

The Series VV-BOMA Asset

The discussions contained in this offering circular relating to the Series VV-BOMA Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-BOMA Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Bonnes Mares Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Roumier Bonnes Mares	2019	3	13.96%
Roumier Bonnes Mares	2020	6	28.72%
Dujac Bonnes Mares	2019	6	14.47%
Dujac Bonnes Mares	2020	9	20.84%
Dujac Bonnes Mares	2020	3	7.29%
Jadot Bonnes Mares	2020	6	3.99%
Bruno Clair Bonnes Mares	2019	18	10.73%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-BOMA Assets (the “Bonnes Mares Collection”) for $62,180.43 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Bonnes-Mares is a grand cru vineyard in Burgundy's Côte de Nuits region.

●  The climat covers 15ha (37 acres) of land on the midslope of the Côte d'Or. Bonnes-Mares borders the Clos de Tart Grand Cru site on its northern side, and to the south and west is surrounded by premier cru vineyard.

●  Bonnes-Mares is planted entirely to Pinot Noir, making wines that are heavier and more robust than those from (Le) Musigny, and are capable of being aged for many years.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Bonnes-Mares Grand Cru

●  Bottles: 3

●  Producer: Domaine Georges Roumier

●  Country: France

●  Region: Burgundy

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2025 - 2055

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Domaine Georges Roumier is a wine producer based in the Côte de Nuits village of Chambolle-Musigny, where it produces some of Burgundy's most expensive, highly rated, and sought-after wines

o  The Roumier story began when Georges Roumier married Genevieve Quanquin in 1924. Quanquin had family vineyards in Chambolle-Musigny, which Roumier began to expand upon.

Bonnes-Mares Grand Cru

●  Bottles: 6

●  Producer: Domaine Georges Roumier

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic

●  Drinking Window: N/A

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

Bonnes-Mares Grand Cru

●  Bottles:6

● Producer: Dujac

●  Country: France

●  Region: Burgundy

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2024 - 2048

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Domaine Dujac is a highly regarded and critically lauded wine producer based in Burgundy's Morey-Saint-Denis appellation.

o    It makes high-quality wines from Pinot Noir and Chardonnay, ranging from entry-level Bourgogne to wines made from some of the top Grand Cru vineyards in the Côte de Nuits.

Bonnes-Mares Grand Cru

●  Bottles: 12

● Producer: Dujac

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2030 - 2045

●  Critic Score: 97

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

Bonnes-Mares Grand Cru

●  Bottles: 6

●  Producer: Louis Jadot

●  Country: France

●  Region: Burgundy

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic

●  Drinking Window: N/A

●  Critic Score: 95

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Louis Jadot is one of Burgundy's most important wine producers and négociants, both qualitatively and quantitatively, with a portfolio that covers everything from inexpensive Bourgogne and Beaujolais wines to several grand cru wines, from the Côte de Beaune to Chablis.

o   The house was founded in Beaune in 1859 by Louis Jadot, and the headquarters remains in Beaune, although vineyard holdings have increased exponentially.

Bonnes-Mares Grand Cru

●  Bottles: 18

●  Producer: Domaine Bruno Clair

●  Country: France

●  Region: Burgundy

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2025 - 2039

●  Critic Score: 95

●  Vintage Quality: Good

●  Other Producer:

o   Domaine Bruno Clair is a well-regarded Burgundy producer with vineyards across the Côte de Nuits and the Côte de Beaune.

o   Domaine Bruno Clair’s most highly regarded sites are in the grand cru vineyards of Bonnes-Mares, Corton-Charlemagne and Chambertin-Clos-de-Bèze.

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Liv-ex, Farr Vintner, and Fillips Wine. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $62,180.43 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Bonnes Mares Collection will remain in the Octavian and London City Bond storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Octavian and London City Bond, state of the art wine storage facilities operated by Bordeaux Index and London City Bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-BOMA Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-BOMA Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$62,180	88.83%
Broker Dealer Expense(2)	$700	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$350	0.50%
Storage & Maintenance(5)	$840	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$350	0.50%
Sourcing Fee(6)	$5,580	7.97%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$7,820	11.17%
Total Proceeds	$70,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-BOMA collection for a total cost of $62,180.43.  Upon completion of the offering of the Series VV-BOMA, the Series VV-BOMA will purchase the Series VV-BOMA Assets from the asset seller for $62,180.43.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-BOMA.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-BOMA Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-BOMA Interests.

The Series VV-CHJC Asset

The discussions contained in this offering circular relating to the Series VV-CHJC Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-CHJC Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Champagne Jewels Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Henri Giraud Argonne	2013	6	3.68%
Henri Giraud Argonne	2012	2	1.32%
Pierre Peters Cuvee Speciale Les Chetillons	2014	12	7.32%
Pierre Peters Cuvee Speciale Les Chetillons	2013	18	11.26%
Philipponnat Clos des Goisses	2012	12	4.72%
Egly-Ouriet Brut Millesime	2013	12	13.54%
Egly-Ouriet Brut Millesime	2013	12	14.71%
Egly-Ouriet Brut Millesime	2012	18	17.79%
Pol Roger Cuvee Winston Churchill	2013	6	2.00%
Pol Roger Cuvee Winston Churchill	2013	42	13.39%
Pol Roger Cuvee Winston Churchill	2013	6	1.91%
Pol Roger Cuvee Winston Churchill	2012	12	4.18%
Pol Roger Cuvee Winston Churchill	2012	12	4.18%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-CHJC Assets (the “Champagne Jewels Collection”) for $59,225.60 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Champagne is the name of the world's most famous sparkling wine, the appellation under which it is sold, and the French wine region it comes from.

●  Pinot Noir, Pinot Meunier and Chardonnay are its principal grape varieties.

●  Located at a northern latitude of 49°N, the Champagne region lies at the northern edge of the world's vineyard-growing areas, with lower average temperatures than any other French wine region.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Argonne

●  Bottles: 6

●  Producer: Henri Giraud

●  Country: France

●  Region: Champagne

●  Vintage: 2013

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: 2022 - 2030

●  Critic Score: 95

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Champagne Henri Giraud is the one of the oldest Champagne houses still owned by its founding family – the Giraud-Hémart family who have farmed vines in Aÿ since 1625.

o  An annual production of around 250,000 bottles is sourced from 10 hectares (25 acres) of estate vineyards, spread over 35 plots, plus fruit bought mostly from family and friends.

Argonne

●  Bottles: 2

●  Producer: Henri Giraud

●  Country: France

●  Region: Champagne

●  Vintage: 2012

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: 2019 - 2045

●  Critic Score: 95

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

Speciale 'Les Chetillons' Blanc de Blancs Grand Cru Brut

●  Bottles: 12

●  Producer: Pierre Péters

●  Country: France

●  Region: Champagne

●  Vintage: 2014

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: N/A

●  Critic Score: 94

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o   Pierre Péters is a Champagne house in Le Mesnil-sur-Oger particularly known for its range of Blanc de Blancs Chardonnay wines.

o   The wines are made exclusively from estate vineyards, which is unusual in the region. In total, Pierre Péters has just over 19 hectares (47 acres) of Chardonnay vines mainly located in the top communes of Le Mesnil-sur-Oger, Oger, Avize and Cramant.

Speciale 'Les Chetillons' Blanc de Blancs Grand Cru Brut

●  Bottles: 18

●  Producer: Pierre Péters

●  Country: France

●  Region: Champagne

●  Vintage: 2013

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: 2023 - 2055

●  Critic Score: 95

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

Clos des Goisses Blanc de Blancs Extra Brut

●  Bottles: 12

●  Producer: Philipponnat

●  Country: France

●  Region: Champagne

●  Vintage: 2012

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: 2021 - 2037

●  Critic Score:  96

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

o   The Philipponnat's wine history in the region dates back to the 16th Century when they were growers and merchants, supplying wine to the court of Louis XIV.

o   Philipponnat is particularly known for the Clos des Goisses vintage deluxe cuvées (brut and rosé), produced from and named for a 5.5 hectare (13.6 acre) walled vineyard.

Grand Cru Brut Millesime

●  Bottles: 24

●  Producer: Egly-Ouriet

●  Country: France

●  Region: Champagne

●  Vintage: 2013

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: 2023 - 2050

●  Critic Score: 100

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o Egly-Ouriet is a prominent Champagne producer (récoltant-manipulant), located at Ambonnay in the Montagne de Reims.

o  It has attained something of a cult status for its richly colored, textured wines, and is a favorite of notable American wine critic Robert Parker.

Grand Cru Brut Millesime

●  Bottles: 18

●  Producer: Egly-Ouriet

●  Country: France

●  Region: Champagne

●  Vintage: 2012

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: 2023 - 2045

●  Critic Score: 99

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

Cuvee Sir Winston Churchill Brut

●  Bottles: 54

●  Producer: Champagne Pol Roger

●  Country: France

●  Region: Champagne

●  Vintage: 2013

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: 2021 - 20245

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o  Champagne Pol Roger is a prominent Champagne producer based in Epernay.

o  It is known for its elegant, balanced house style made from equal proportions of Chardonnay, Pinot Noir and Pinot Meunier.

Cuvee Sir Winston Churchill Brut

●  Bottles: 24

●  Producer: Champagne Pol Roger

●  Country: France

●  Region: Champagne

●  Vintage: 2012

●  Wine Style: Sparkling wine, complex and traditional

●  Drinking Window: 2020 - 2045

●  Critic Score: 96

●  Vintage Quality: Legendary

●  Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of March 9, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Liv-ex, Cuchet & Co., Bordeaux Index, Turville Valley Wines, Farr Vintners, Berry Bros. & Rudd, and Petersham Cellar. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $59,225.60 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Champagne Jewels Collection will remain in the Octavian and London City Bond storage facilities.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Octavian and London City Bond, a state of the art wine storage facility operated by Bordeaux Index and London City Bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-CHJC Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-CHJC Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$59,226	85.83%
Broker Dealer Expense(2)	$690	1.00%
Acquisition Expenses(3)	$0	0.00%
Interests Issued to Manager(4)	$345	0.50%
Storage & Maintenance(5)	$828	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$345	0.50%
Sourcing Fee(6)	$7,566	10.97%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$9,774	14.17%
Total Proceeds	$69,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-CHJC collection for a total cost of $59,225.60.  Upon completion of the offering of the Series VV-CHJC, the Series VV-CHJC will purchase the Series VV-CHJC Assets from the asset seller for $59,225.60.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-CHJC.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-CHJC Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-CHJC Interests.

The Series VV-GUGL1 Asset

The discussions contained in this offering circular relating to the Series VV-GUGL1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-GUGL1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Guigal 2019 La Las Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
E. Giuigal Cote Rotie La Landonne	2019	60	33.33%
E. Guigal Cote Rotie La Mouline	2019	60	33.33%
E. Guigal Cote Rotie La Turque	2019	60	33.33%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-GUGL1 Assets (the “Guigal 2019 La Las Collection”) for $50,905.80  upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  E. Guigal is one of the most notable wine producers in the Rhône Valley.

●  E. Guigal  was founded in 1946 by Etienne Guigal in Ampuis – where the headquarters remain to this day – on the western banks of the Rhône river, a stone's throw from the famous sun-roasted slopes of the Côte Rôtie, and Guigal's flagship wines, the famous "LaLa"s: La Landonne, La Mouline and La Turque.

●  Guigal has a long history of winegrowing, and today the company hold plots throughout the nothern and southern Rhône and produces wines from classic northern Rhône and Mediterranean varieties including Grenache, Mourvèdre, Viognier and Roussanne, although the focus has always been on Syrah and the Côte Rôtie.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

E. Guigal Cote Rotie La Landonne

●  Bottles: 60

●  Producer: E. Guigal

●  Country: France

●  Region: Northern Rhone

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2025 - 2045

●  Critic Score: 99

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o La Landonne is 100 percent Syrah, from 40-year-old vines, and spends a similar amount of time in oak.

E. Guigal Cote Rotie La Mouline

●  Bottles: 60

●  Producer: E. Guigal

●  Country: France

●  Region: Northern Rhone

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2024 - 2045

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

o La Mouline and La Turque are both Syrah – Viognier blends from vines with an age of up to 75 years old.

E. Guigal Cote Rotie La Turque

●  Bottles: 60

●  Producer: E. Guigal

●  Country: France

●  Region: Northern Rhone

●  Vintage: 2019

●  Wine Style: Red wine, bold and structured

●  Drinking Window: 2025 - 2045

●  Critic Score: 99

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Liv-ex. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $50,905.80  for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Guigal 2019 La Las Collection will remain in the London City Bond storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the London City Bond, a state of the art wine storage facility operated by London City Bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-GUGL1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-GUGL1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$50,906	83.45%
Broker Dealer Expense(2)	$610	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$305	0.50%
Storage & Maintenance(5)	$732	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$305	0.50%
Sourcing Fee(6)	$8,142	13.35%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$10,094	16.55%
Total Proceeds	$61,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-GUGL1 collection for a total cost of $50,905.80 .  Upon completion of the offering of the Series VV-GUGL1, the Series VV-GUGL1 will purchase the Series VV-GUGL1 Assets from the asset seller for $50,905.80 .

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-GUGL1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-GUGL1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-GUGL1 Interests.

The Series VV-HBC1 Asset

The discussions contained in this offering circular relating to the Series VV-HBC1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-HBC1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Haut Brion & La Mission Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Haut Brion	2020	36	16.72%
Haut Brion	2019	36	16.85%
Haut Brion	2018	36	16.92%
La Mission Haut Brion	2020	60	16.46%
La Mission Haut Brion	2019	60	17.15%
La Mission Haut Brion	2018	60	15.89%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-HBC1 Assets (the “Haut Brion & La Mission Collection”) for $104,119.68 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Pessac-Léognan is a prestigious appellation for red wine in the Bordeaux region of south-western France.

●  Château Haut-Brion is the oldest of Bordeaux's five first growths, and one of the most famous wines in the world.

● Château La Mission Haut-Brion is an estate in the Pessac-Léognan appellation in the northern Graves, a few miles southwest of Bordeaux's city center.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Château Haut-Brion

●  Bottles: 36

●  Producer: Château Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2024 - 2068

●  Critic Score: 100

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o Château Haut-Brion is the oldest of Bordeaux's five first growths, and one of the most famous wines in the world.

o  The majority of the estate's 51 hectares (126 acres) of vineyard is planted to red varieties with Merlot, Cabernet Sauvignon, Cabernet Franc and Petit Verdot covering 48 hectares (118 acres) while three hectares (7.5 acres) are given over to Sauvignon Blanc and Sémillon.

Château Haut-Brion

●  Bottles: 36

●  Producer: Château Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2027 - 2070

●  Critic Score: 98

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Château Haut-Brion

● Bottles: 36

●  Producer: Château Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2023 - 2064

●  Critic Score: 99

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Château La Mission Haut-Brion

●  Bottles: 60

●  Producer: Château La Mission Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2026 - 2065

●  Critic Score: 99

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   The wine is particularly known for its fruit intensity, rounded, generous texture and silky tannins, and has received multiple 100-point ratings from American critic Robert Parker.

o Around 27 hectares (66 acres) are planted to red grapes, comprising 47 percent Cabernet Sauvignon, 43 percent Merlot and 10 percent Cabernet Franc.

Château La Mission Haut-Brion

●  Bottles: 60

●  Producer: Château La Mission Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2026 - 2080

●  Critic Score: 99

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Château La Mission Haut-Brion

●  Bottles: 60

●  Producer: Château La Mission Haut-Brion

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2024 - 2065

●  Critic Score: 98

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of March 9, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Bordeaux Index. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $104,119.68 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Haut Brion & La Mission Collection will remain in the Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Octavian, a state of the art wine storage facility operated by Bordeaux Index.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-HBC1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-HBC1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$104,120	85.34%
Broker Dealer Expense(2)	$1,220	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$610	0.50%
Storage & Maintenance(5)	$1,464	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$610	0.50%
Sourcing Fee(6)	$13,976	11.46%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$17,880	14.66%
Total Proceeds	$122,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-HBC1 collection for a total cost of $104,119.68.  Upon completion of the offering of the Series VV-HBC1, the Series VV-HBC1 will purchase the Series VV-HBC1 Assets from the asset seller for $104,119.68.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-HBC1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-HBC1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-HBC1 Interests.

The Series VV-HIB1 Asset

The discussions contained in this offering circular relating to the Series VV-HIB1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-HIB1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Hibiki Kutani Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Hibiki 35 Year Old Kutani Ceramic Decanter	NV	1	100.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-HIB1 Assets (the “Hibiki Kutani Collection ”) for $52,858.00 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Hibiki is a highly awarded blended whisky brand produced by the House of Suntory of Japan.

●  Hibiki whisky is known for both its quality and its distinctive fluted bottle; the 24 facets represent the 24 seasons in a Japanese year.

● The brand has earned great acclaim since it was launched in 1989. The 21-year-old won World's Best Blended Whisky at the World Whiskies Awards in 2010, 2011, 2013 and 2016.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

35 Year Old Kutani Ceramic Decanter

●  Bottles: 1

●  Producer: Hibiki

●  Country: Japan

●  Region: N/A

●  Vintage: NV

●  Wine Style: Single Malt Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Sotheby’s. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $52,858.00 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Hibiki Kutani Collection  will remain in the Octavian storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Octavian, a state of the art wine storage facility operated by Bordeaux Index.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-HIB1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-HIB1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$52,858	81.32%
Broker Dealer Expense(2)	$650	1.00%
Acquisition Expenses(3)	$0	0.00%
Interests Issued to Manager(4)	$325	0.50%
Storage & Maintenance(5)	$780	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$325	0.50%
Sourcing Fee(6)	$10,062	15.48%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$12,142	18.68%
Total Proceeds	$65,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-HIB1 collection for a total cost of $52,858.00.  Upon completion of the offering of the Series VV-HIB1, the Series VV-HIB1 will purchase the Series VV-HIB1 Assets from the asset seller for $52,858.00.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-HIB1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-HIB1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-HIB1 Interests.

The Series VV-KGC5 Asset

The discussions contained in this offering circular relating to the Series VV-KGC5 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-KGC5 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Karuizawa Geisha Collection #5
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Karuizawa Aika Geisha 29YO Bourbon Cask #8897	NV	1	60.33%
Karuizawa First Geisha 30YO Bourbon Cask #8606	NV	1	39.67%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-KGC5 Assets (the “Karuizawa Geisha Collection #5”) for $45,899.52 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

● Karuizawa is a historic Japanese whisky distillery, which opened in 1955 in a vineyard in Miyota near the active volcano Mount Asama.

●  Famed for its quality and, now, the rarity of its whiskies, the distillery has a cult status among whisky lovers.

● The Karuizawa distillery imports Golden Promise barley from Scotland to make small batch single malt whiskies aged in Sherry casks.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Aika Geisha 29YO Bourbon Cask #8897

●  Bottles: 1

●  Producer: Karuizawa

●  Country: Japan

●  Region: N/A

●  Vintage: N/A

●  Wine Style: Single Malt Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

First Geisha 30YO Bourbon Cask #8606

●  Bottles: 1

●  Producer: Karuizawa

●  Country: Japan

●  Region: N/A

●  Vintage: N/A

●  Wine Style: Single Malt Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Whisky Exchange. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $45,899.52 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Karuizawa Geisha Collection #5 will remain in the Octavian and London City Bond storage facilities.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored at Domaine Wine Storage, a state of the art wine storage facilities operated by Domaine.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-KGC5 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-KGC5 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$45,900	86.60%
Broker Dealer Expense(2)	$530	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$265	0.50%
Storage & Maintenance(5)	$636	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$265	0.50%
Sourcing Fee(6)	$5,404	10.20%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$7,100	13.40%
Total Proceeds	$53,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-KGC5 collection for a total cost of $45,899.52.  Upon completion of the offering of the Series VV-KGC5, the Series VV-KGC5 will purchase the Series VV-KGC5 Assets from the asset seller for $45,899.52.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-KGC5.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-KGC5 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-KGC5 Interests.

The Series VV-LAT1 Asset

The discussions contained in this offering circular relating to the Series VV-LAT1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-LAT1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

2015 Latour Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Chateau Latour	2015	120	100.00%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-LAT1 Assets (the “2015 Latour Collection”) for $71,232.00 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Château Latour is one of Bordeaux's – and the world's – most famous wine producers. It is situated in the southeast corner of the Pauillac commune on the border of Saint-Julien, in the Médoc region.

●  Rated as a First Growth in the 1855 Bordeaux Classification, it has become one of the most sought-after and expensive wine producers on the planet, and produces powerfully structured Cabernet Sauvignon-dominant wines capable of lasting many decades.

●  Cabernet Sauvignon dominates in the vineyard, accounting for around 80 percent of plantings. Merlot makes up most of the remainder, and there are also small amounts of Cabernet Franc and Petit Verdot.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Château Latour

●  Bottles: 120

●  Producer: Château Latour

●  Country: France

●  Region:  Bordeaux

●  Vintage: 2015

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2024 - 2065

●  Critic Score: 98

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Unger Weine. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $71,232.00 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the 2015 Latour Collection will remain in the Octavian and London City Bond storage facilities.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets will be stored at Octavian, a state of the art wine storage facilities operated by Bordeaux Index.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-LAT1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-LAT1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$71,232	86.87%
Broker Dealer Expense(2)	$820	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$410	0.50%
Storage & Maintenance(5)	$984	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$410	0.50%
Sourcing Fee(6)	$8,144	9.93%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$10,768	13.13%
Total Proceeds	$82,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-LAT1 collection for a total cost of $71,232.00.  Upon completion of the offering of the Series VV-LAT1, the Series VV-LAT1 will purchase the Series VV-LAT1 Assets from the asset seller for $71,232.00.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-LAT1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The

Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-LAT1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-LAT1 Interests.

The Series VV-LBV1 Asset

The discussions contained in this offering circular relating to the Series VV-LBV1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-LBV1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Left Bank Bordeaux Values
Wine	Vintage	Bottles
Haut Bailly	2018	24
Haut Bailly	2019	30
Haut Bailly	2019	24
Smith Haut Lafitte	2018	48
Smith Haut Lafitte	2018	60
Smith Haut Lafitte	2018	12
Smith Haut Lafitte	2019	18
Smith Haut Lafitte	2019	6
Smith Haut Lafitte	2019	30
Lynch Bages	2018	18
Lynch Bages	2019	120
Lynch Bages	2020	36
Montrose	2018	90
Montrose	2019	90
Montrose	2020	90

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-LBV1 Assets (the “Left Bank Bordeaux Values”) for $84,834.08 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  The Médoc district of Bordeaux is an area of coastal lagoons, sand dunes and pine forests located on the 45th parallel.

●  It is also a global wine powerhouse, and home to four of the world's most prestigious wine villages: Pauillac, Margaux, Saint-Estèphe and Saint-Julien.

●  Pessac-Léognan is a prestigious appellation for red wine in the Bordeaux region of south-western France carved out of the Graves sub-region in 1987 as recognition for its high quality red and white wines.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Château Haut-Bailly

●  Bottles: 24

●  Producer: Château Haut-Bailly

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2024 - 2055

●  Critic Score: 96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o Château Haut-Bailly is a historic wine estate located in Pessac-Léognan on the left bank of the Gironde.

o  The estate boasts 30 hectares (74 acres) of vineyard on a high, sandy ridge with lots of sandstone and fossils.

o Cabernet Sauvignon makes up the majority of the vineyards covering 60 percent of the total area, but Merlot, Cabernet Franc and Petit Verdot are also planted here.

Château Haut-Bailly

●  Bottles: 54

●  Producer: Château Haut-Bailly

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2025 - 2065

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Château Smith Haut Lafitte

● Bottles: 120

●  Producer: Château Smith Haut Lafitte

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2023 - 2056

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o  Château Smith Haut Lafitte is located in Pessac-Léognan on the Left Bank of the Garonne River.

o During the 1959 Classification of the Graves it was rated as Grand Cru Classé for its red wine.

o Cabernet Sauvignon usually accounts for 60-65 percent of the red grand vin, Merlot contributes around 30 percent, and small amounts of Cabernet Franc and Petit Verdot round out a typical blend.

Château Smith Haut Lafitte

●  Bottles: 54

●  Producer: Château Smith Haut Lafitte

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2025 - 2056

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Château Lynch-Bages

●  Bottles: 18

●  Producer: Château Lynch-Bages

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2024 - 2060

●  Critic Score: 96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Château Lynch-Bages is situated in the Pauillac commune of the Médoc region in Bordeaux. The grand vin, which is made predominantly from Cabernet Sauvignon, is known for its structure and intensity, and can age for 20 years or more.

o   The property in the village of Bages takes the other part of its name from Thomas Lynch, a Bordeaux merchant of Irish lineage who owned the property from 1749 to 1824.

o  It was rated a fifth growth in the Bordeaux Classification of 1855, although the reputation of the property, now in the hands of the Cazes family, soared from 1945 after a string of excellent vintages.

Château Lynch-Bages

●  Bottles: 120

●  Producer: Château Lynch-Bages

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2026 - 2065

●  Critic Score:  96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Château Lynch-Bages

●  Bottles: 36

●  Producer: Château Lynch-Bages

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2027 - 2050

●  Critic Score:  95

●  Vintage Quality: Excellent

●  Other Producer:

Château Montrose

●  Bottles: 90

●  Producer: Château Montrose

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2024 - 2064

●  Critic Score:  98

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Château Montrose is a well-regarded and critically much-lauded wine estate based in the Saint-Estèphe appellation of Bordeaux's northern Médoc region.

o The estate was ranked as a second growth in the 1855 Bordeaux Classification, and is regarded as one of the very best properties at that level.

o   The grand vin, composed largely of Cabernet Sauvignon with some Merlot, is typically deeply colored, powerful and firm when young, but has superb aging potential.

Château Montrose

●  Bottles: 90

●  Producer: Château Montrose

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2027 - 2070

●  Critic Score:  97

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Château Montrose

●  Bottles: 90

●  Producer: Château Montrose

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic

●  Drinking Window: 2030 - 2055

●  Critic Score:  96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Farr Vintners, Liv-ex, Wilkinson Vintners, Bordeaux Index, Vinum Fine Wines, and Joanne. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $84,834.08 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Left Bank Bordeaux Values will remain in the Octavian and London City Bond storage facilities.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Octavian and London City Bond, a state of the art wine storage facility operated by Bordeaux Index and London City Bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-LBV1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-LBV1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$84,834	83.17%
Broker Dealer Expense(2)	$1,020	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$510	0.50%
Storage & Maintenance(5)	$1,224	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$510	0.50%
Sourcing Fee(6)	$13,902	13.63%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$17,166	16.83%
Total Proceeds	$102,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-LBV1 collection for a total cost of $84,834.08.  Upon completion of the offering of the Series VV-LBV1, the Series VV-LBV1 will purchase the Series VV-LBV1 Assets from the asset seller for $84,834.08.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-LBV1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-LBV1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-LBV1 Interests.

The Series VV-RBV1 Asset

The discussions contained in this offering circular relating to the Series VV-RBV1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-RBV1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Right Bank Bordeaux Values
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Troplong Mondot	2018	60	5.96%
Troplong Mondot	2019	60	6.66%
Troplong Mondot	2020	60	5.73%
La Conseillante	2018	48	11.45%
La Conseillante	2018	12	2.80%
La Conseillante	2019	60	15.70%
La Conseillante	2020	60	14.71%
Canon	2018	120	15.91%
Canon	2019	60	9.54%
Canon	2020	60	11.53%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-RBV1 Assets (the “Right Bank Bordeax Values”) for $79,967.84 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

● Saint-Émilion is an appellation and key wine town in the Libournais district of Bordeaux's Right Bank.

●  Saint-Émilion is important for both the quality and production volume of its red wines, which are almost always based on Merlot.

●  Pomerol is a much-respected red wine appellation in the Bordeaux region of southwestern France, known for its red wines based on Merlot.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Château Troplong Mondot

●  Bottles: 60

●  Producer: Château Troplong Mondot

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2022 - 2050

●  Critic Score: 96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o Château Troplong Mondot is a producer located on the hills of Saint-Émilion, on the right bank of the Gironde in Bordeaux.

o TypicaL for the region, Merlot is the dominant grape variety. Cabernet Sauvignon and Cabernet Franc are also used in smaller proportions.

o  Troplong Mondot is classified as Premier Grand Cru Classé B in the Saint-Émilion classification.

Château Troplong Mondot

●  Bottles: 60

●  Producer: Château Troplong Mondot

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2026 - 2050

●  Critic Score: 98

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Château Troplong Mondot

●  Bottles: 60

●  Producer: Château Troplong Mondot

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2025 - 2052

●  Critic Score: 96

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Château La Conseillante

●  Bottles: 60

●  Producer: Château La Conseillante

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2024 - 2026

●  Critic Score: 98

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

o   Château La Conseillante is a highly-regarded and critically well-received wine estate in the Pomerol district of Bordeaux, known for its Merlot-based grand vin.

o   The vineyard is situated in the east of the appellation on the border with Saint-Émilion

o   The La Conseillante estate is planted on predominantly clay-based soil and the vineyard consists of 80 percent Merlot, with 20 percent Cabernet Franc in more gravelly areas.

Château La Conseillante

●  Bottles: 60

●  Producer: Château La Conseillante

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2026 - 2065

●  Critic Score: 99

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Château La Conseillante

●  Bottles: 60

●  Producer: Château La Conseillante

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2027 - 2060

●  Critic Score:  98

●  Vintage Quality: Excellent

●  Other Producer Notes/Facts:

Château Canon

●  Bottles: 120

●  Producer: Château Canon

●  Country: France

●  Region: Bordeaux

●  Vintage: 2018

●  Wine Style: Red wine, savory and classic.

●  Drinking Window:  2024 - 2055

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Notes/Facts:

o  Château Canon is a Premier Grand Cru Classé château in Saint-Émilion, Bordeaux.

o   More than 60 percent of Canon's vineyards are planted to Merlot. The remaining is planted to Cabernet Franc.

o The grapes are blended carefully to get the most from each: Merlot brings smoothness, finesse and intense fruit aromas; while Cabernet Franc brings structure and extra ability to age.

Château Canon

●  Bottles: 60

●  Producer: Château Canon

●  Country: France

●  Region: Bordeaux

●  Vintage: 2019

●  Wine Style: Red wine, savory and classic.

●  Drinking Window: 2026 - 2065

●  Critic Score:  97

●  Vintage Quality: Excellent

●  Other Producer Notes/Facts:

Château Canon

●  Bottles: 60

●  Producer: Château Canon

●  Country: France

●  Region: Bordeaux

●  Vintage: 2020

●  Wine Style: Red wine, savory and classic.

●  Drinking Window:  2025 - 2062

●  Critic Score:  99

●  Vintage Quality: Excellent

●  Other Producer Notes/Facts:

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Farr Vintners, Unger Weine, Joanne, and Liv-ex. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $79,967.84 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Right Bank Bordeaux Values will remain in the Octavian and London City Bond storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets are stored in the Octavian and London City Bond, a state of the art wine storage facilities operated by Bordeaux Index and London City bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-RBV1 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-RBV1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$79,968	84.18%
Broker Dealer Expense(2)	$950	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$475	0.50%
Storage & Maintenance(5)	$1,140	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$475	0.50%
Sourcing Fee(6)	$11,992	12.62%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$15,032	15.82%
Total Proceeds	$95,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-RBV1 collection for a total cost of $79,967.84.  Upon completion of the offering of the Series VV-RBV1, the Series VV-RBV1 will purchase the Series VV-RBV1 Assets from the asset seller for $79,967.84.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-RBV1.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-RBV1 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-RBV1 Interests.

The Series VV-SCC1  Asset

The discussions contained in this offering circular relating to the Series VV-SCC1 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-SCC1 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Superlative Scotch Cask Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
2009 Craigellachie #090003519	2009	1	19.73%
2008 Royal Brackla Barrel #6793	2008	1	20.93%
2009 Aultmore Barrel #90304842	2009	1	25.50%
2014 Glen Garioch 1st Fill Barrel #5850	2014	1	16.05%
2016 Tormore Hogshead #646	2016	1	17.79%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-SCC1 Assets (the “Superlative Scotch Cask Collection”) for $52,172.00 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Scotland is a part of the United Kingdom known for whisky.

●  Whisky is produced in a range of styles in Scotland, including single malts, blends, and grain whiskies.

●  Scotland is divided into six main regions: Highlands, Islands, Islay, Campbeltown, Lowlands and Speyside.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Single Malt

●  Bottles: 1 (Cask)

●  Producer: Craigellachie

●  Country: United Kingdom

●  Region: Scotland

●  Vintage: 2009

●  Wine Style: Single malt whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o Standing alone, perched high on the rock of Craigellachie (the craggy rock upon which the village stands), the distillery overlooks the confluences of the Rivers Fiddich and Spey, in the heart of Speyside.

Single Malt

●  Bottles: 1 (Cask)

●  Producer: Royal Brackla

●  Country: United Kingdom

●  Region: Scotland

●  Vintage: 2008

●  Wine Style: Single malt whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Royal Brackla Distillery, founded by Captain William Fraser in 1812.

o  Royal Brackla was the first Scotch whisky ever granted a Royal Warrant, by King William IV in 1833.

Single Malt

●  Bottles: 1 (Cask)

●  Producer: Aultmore

●  Country: United Kingdom

●  Region: Scotland

●  Vintage: 2009

●  Wine Style: Single malt whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o  Aultmore distillery was founded in 1897 by Alexander Edward, one of Scotland’s best-known distillers, during the peak of the late-Victorian whisky boom.

Single Malt

●  Bottles: 1 (Cask)

●  Producer: Glen Garioch

●  Country: United Kingdom

●  Region: Scotland

●  Vintage: 2014

●  Wine Style: Single malt whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Glen Garioch Distillery’s official founding date is 1797 and is imprinted on every bottle.

Single Malt

●  Bottles: 1 (Cask)

●  Producer: Tormore

●  Country: United Kingdom

●  Region: Scotland

●  Vintage: 2016

●  Wine Style: Single malt whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Tormore was the first distillery to be built in the Highlands in the 20th century, a circumstance that generated considerable interest.

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Farr Vintners. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $52,172.00 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Superlative Scotch Cask Collection will remain in the Scottish bonded storage facilities.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with Farr Vintners to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in Scottish bonded storage facilities by Farr Vintners, a state of the art whisky storage facilities managed by Farr Vintners.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-SCC1  Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-SCC1 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$52,172	87.68%
Broker Dealer Expense(2)	$595	1.00%
Acquisition Expenses(3)	$0	0.00%
Interests Issued to Manager(4)	$298	0.50%
Storage & Maintenance(5)	$714	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$298	0.50%
Sourcing Fee(6)	$5,424	9.12%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$7,328	12.32%
Total Proceeds	$59,500	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-SCC1  collection for a total cost of $52,172.00.  Upon completion of the offering of the Series VV-SCC1 , the Series VV-SCC1  will purchase the Series VV-SCC1  Assets from the asset seller for $52,172.00.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-SCC1 .  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-SCC1  Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-SCC1  Interests.

The Series VV-SPAN2  Asset

The discussions contained in this offering circular relating to the Series VV-SPAN2  Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-SPAN2  Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Vega Sicilia Unico Collection
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Vega Sicilia Unico	2013	99	51.09%
Vega Sicilia Unico Reserva Especial (2023 Release)	NV	18	11.02%
Vega Sicilia Unico	2012	60	29.27%
Vega Sicilia Unico	2010	15	8.62%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-SPAN2 Assets (the “Vega Sicilia Unico Collection”) for $61,163.55 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

●  Vega Sicilia is widely regarded as the greatest wine producer in Spain.

●  The estate in Ribera del Duero is known for its dense, complex red wines made principally from the Tinto Fino (Tempranillo) grape variety.

●  Vega Sicilia’s top wine, Unico, is one of Spain's most expensive and sought-after wines.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Unico Gran Reserva

●  Bottles: 99

●  Producer: Vega Sicilia

●  Country: Spain

●  Region: Ribera Del Duero

●  Vintage: 2013

●  Wine Style: Red wine, rich and intense

●  Drinking Window: 2023 - 2035

●  Critic Score: 95

●  Vintage Quality: Average

●  Other Producer Facts/Notes:

Unico Gran Reserva

●  Bottles: 60

●  Producer: Vega Sicilia

●  Country: Spain

●  Region: Ribera Del Duero

●  Vintage: 2012

●  Wine Style: Red wine, rich and intense

●  Drinking Window: 2024 - 2055

●  Critic Score: 96

●  Vintage Quality: Good

●  Other Producer Facts/Notes:

Unico Gran Reserva

●  Bottles: 15

●  Producer: Vega Sicilia

●  Country: Spain

●  Region: Ribera Del Duero

●  Vintage: 2010

●  Wine Style: Red wine, rich and intense

●  Drinking Window: 2020 - 2045

●  Critic Score: 97

●  Vintage Quality: Excellent

●  Other Producer Facts/Notes:

Vega Sicilia Unico Reserva Especial

●  Bottles: 18

●  Producer: Vega Sicilia

●  Country: Spain

●  Region: Ribera Del Duero

●  Vintage: NV

●  Wine Style: Red wine, rich and intense

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

o   Unico is the flagship, and the Reserva Especial is a blend of several of the best vintages.

Asset Acquisition by Manager and by Series

As of March 17, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from Unger Weine, Berry Bros. & Rudd, and Bordeaux Index. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $61,163.55 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Vega Sicilia Unico Collection will remain in the Octavian and Lond City Bond storage facilities.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Octavian and London City Bond, state of the art wine storage facilities operated by Bordeaux Index and London City Bond.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-SPAN2  Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-SPAN2 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$61,164	84.95%
Broker Dealer Expense(2)	$720	1.00%
Acquisition Expenses(3)
Interests Issued to Manager(4)	$360	0.50%
Storage & Maintenance(5)	$864	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$360	0.50%
Sourcing Fee(6)	$8,532	11.85%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$10,836	15.05%
Total Proceeds	$72,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-SPAN2  collection for a total cost of $61,163.55.  Upon completion of the offering of the Series VV-SPAN2 , the Series VV-SPAN2  will purchase the Series VV-SPAN2  Assets from the asset seller for $61,163.55.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-SPAN2 .  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4) Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-SPAN2  Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-SPAN2  Interests.

The Series VV-KGC6 Asset

The discussions contained in this offering circular relating to the Series VV-KGC6 Assets is based upon information provided third parties that we believe to be reliable and we believe that the information from such sources contained herein regarding the Series VV-KGC6 Assets are reasonable, and that the factual information therein is fair and accurate.

Summary Overview:

The underlying assets for our collection are as follows:

Karuizawa Geisha Collection #6
Wine	Vintage	Bottles	% Weighting of Collection (as per acquisition price)
Karuizawa Platinum Geisha 38 Year Old Japanese Whisky	1984	1	45.45%
Karuizawa Platinum Geisha 40 Year Old Japanese Whisky	1982	1	54.55%

The Company, per its purchase agreement with the Manager (herein this subsection, the “asset seller”), will purchase the Series VV-KGC6 Assets (the “Karuizawa Geisha Collection #6”) for $54,999.60 upon the qualification of the offering of the series Interests and closing of the sale of the minimum offering amounts.

Background and Overview (Region/Wines)

● Karuizawa is a historic Japanese whisky distillery, which opened in 1955 in a vineyard in Miyota near the active volcano Mount Asama.

●  Famed for its quality and, now, the rarity of its whiskies, the distillery has a cult status among whisky lovers.

● The Karuizawa distillery imports Golden Promise barley from Scotland to make small batch single malt whiskies aged in Sherry casks.

Notable Points for Underlying Assets (Supporting data provided by Wine Searcher)

Platinum Geisha 38 Year Old Japanese Whisky

●  Bottles: 1

●  Producer: Karuizawa

●  Country: Japan

●  Region: N/A

●  Vintage: 1984

●  Wine Style: Single Malt Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

Karuizawa Platinum Geisha 40 Year Old Japanese Whisky

●  Bottles: 1

●  Producer: Karuizawa

●  Country: Japan

●  Region: N/A

●  Vintage: 1982

●  Wine Style: Single Malt Whisky

●  Drinking Window: N/A

●  Critic Score: N/A

●  Vintage Quality: N/A

●  Other Producer Facts/Notes:

Asset Acquisition by Manager and by Series

As of March 27, 2023, the Company entered into a purchase agreement with the Manager for the right to acquire the underlying assets. The Manager has acquired the assets from The Whisky Exchange. Upon the successful completion of the offering through the Vint Platform, the Manager will receive payment of $54,999.60 for the underlying Assets. The Company will store the underlying Assets, and upon the successful completion of the offering, the Karuizawa Geisha Collection #6 will remain in the Domaine Storage (DC) storage facility.

Market Assessment

To value the series assets, the Company uses a variety of data sources. Wine-Searcher provides a range of high & low prices within the retail and secondary wine & spirits market. Spirits Market Journal provides fine spirits auction pricing data. The London International Vintner’s Association (Liv-Ex) provides secondary market pricing data for wine & spirits. In addition to our data sources, we work with our advisory board and suppliers to value the collections. We use a valuation methodology encompassing our various data sources, comparable data, and expert opinions to value the underlying assets.

Insurance

We work with CHUBB  to provide insurance for the underlying assets. We insure all assets during storage.

Storage

The underlying assets  are stored in the Domaine Storage (DC), a state of the art wine storage facility operated by Domaine Storage.

Depreciation

We treat our wine collections as collectible and therefore we will not depreciate or amortize the Series VV-KGC6 Asset going forward. We may depreciate or amortize any hardware or other equipment used in connection with the display or maintenance of the Asset.

Sourcing Fee Determination

The Sourcing Fee for this offering (as set forth in the table below) was set by the series manager at its own discretion. As described under the “Compensation of Directors and Executive Officers – Sourcing Fee” subsection of this offering circular, the series manager may consider a number of factors in setting the Sourcing Fee for an offering – however, no particular factor (or set of factors) were determinative for the Sourcing Fee set for this offering.

VV-KGC6 Use of Proceeds
	Minimum Raise Dollar Amount	Percentage of Gross Cash Proceeds
Cash Portion of Asset Cost(1)	$55,000	84.61%
Broker Dealer Expense(2)	$650	1.00%
Acquisition Expenses(3)	$0	0.00%
Interests Issued to Manager(4)	$325	0.50%
Storage & Maintenance(5)	$780	1.20%
Shipping & Transportation	$0	0.00%
Insurance	$325	0.50%
Sourcing Fee(6)	$7,920	12.19%
Offering Expenses(7)	$0	0.00%
Total Fees & Expenses	$10,000	15.39%
Total Proceeds	$65,000	100.00%

(1)  As per the purchase agreement, the Company will acquire the assets for the Series VV-KGC6 collection for a total cost of $54,999.60. Upon completion of the offering of the Series VV-KGC6, the Series VV-KGC6 will purchase the Series VV-KGC6 Assets from the asset seller for $54,999.60.

(2)  We have engaged Dalmore to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services. This includes the 1% commission payable to Dalmore for its services in this offering.

(3)  The Acquisition Expenses are estimates based upon provided quotes. To the extent that Acquisition Expenses are lower than anticipated, any overage would be added to the Working Capital Reserve held in an operating account for future Operating Expenses related to Series VV-KGC6.  Any shortfalls would be taken from the Working Capital Reserves, if any or paid as non-reimbursable payments by the Manager.  The Acquisition Expenses will be paid out of the offering proceeds and have not been paid as of the date of this Offering Statement.

(4)  Represents the purchase price for interests of the series to be purchased by the Manager at the closing of the offering, which will be reimbursed to the Manager using the proceeds from this offering.

(5)  The Manager anticipates using this storage facility to hold additional assets.  In which case these costs will be allocated to the various series accordingly.

(6)  Our series manager will be paid a Sourcing Fee as compensation for sourcing the Series VV-KGC6 Asset in an amount equal to between 0% and 35% of the gross offering proceeds.

(7)  The Manager has assumed and will not be reimbursed for Offering Expenses in connection with the offering of Series VV-KGC6 Interests.

DESCRIPTION OF BUSINESS

Overview

The fine wine and spirits market is a global industry valued over $8 billion (based on Cult Wine and Bordeaux Index estimates). There is no true definition of an investable wine or spirit. A general rule of thumb is bottles over $100.00 upon release are investment grade. However, there may be investment grade fine wines or spirits that retail below the $100.00 price. The wine market was previously controlled by the Bordeaux and Burgundy regions of France. These regions of France have been producing high-quality, investment grade wines for hundreds of years. However, fine wine production has improved, regions from all over the world and now vineyards from around to world compete in the expanding global fine wine industry. We look to source fine wine from various regions including, but not limited to, the United States, France, Italy, Australia, and Argentina. By extrapolating this current trend, the Company believes that the fine wine market will continue to expand as its global participants increase. The global spirits market is expanding. The Scotch Whisky market has led the gains across a ten-year period, but other areas – Japanese whisky, cognac and rum – have also seen strong performance more recently. As per Bordeaux Index, Single Malt Scotch whisky exports pushed above £1bn for the first time ever in 2017 which reflects the worldwide demand for Scotch whisky especially from the emerging markets of India and China, but also in the US. The traditional size of a spirits investment portfolio is between $130,000 and $13 million, making the market difficult for most investors to access.

Current market participants are limited to (i) personal wine and spirits collectors, (ii) fine wine and spirits retailers and (iii) fine wine and spirits managers who manage investor’s capital in portfolios. These market participants have limited outside participants through high initial investments, logistical challenges, and the need for industry expertise.

Our mission is to expand access and market participation to a broad range of wine and spirits enthusiasts and investors. Regulatory advancements have made it possible for the Company to offer investors the ability to invest in portfolios of fine wine and spirits. We think that both wine and spirits enthusiasts as well as savvy investors will be able to benefit from our diversified collections of selected wines. The Company does not anticipate to generate “Free Cash Flow” from the underlying assets, but may generate periodic income from the sale of a portion of the assets.  Most, if not all income will come at the end of the investment period (3-10 years) as assets are liquidated.

There are numerous methods to buy and sell the underlying assets. The primary buying methods are, (i) global and domestic wine and spirits merchants such as Bordeaux Index, (ii) global and domestic auction houses, such as Sotheby’s, K&L, and WineBid, and (iii) fine wine and spirits exchanges, such as the London International Vintner’s Exchange. The Company plans to work only with licensed wine merchants. Although, the Company does not currently participate in international exchanges, we believe that we may need to source wines from international merchants. In the event of an international purchase, we intend to store the wines in a bonded warehouse within the country of purchase. This limits the taxes and tariffs paid on the assets.

Our Manager will seek to sell assets within three to ten years; provided that the Manager reasonably believes that price at which the asset is being sold is at a price which represents a profitable return for the Investors. Methods to sell the collections include, but are not limited to, (i) global and domestic merchants, (ii) global and domestic auction houses and (iii) wine & spirits exchanges.  Although we currently do not operate an auction house or retailer, the Company may explore this option if the Manager believes such step would help recognize the best price for our Interest Holders.

Business of the Company

An investment in a series of the Company represents an investment in that particular series and thus indirectly in the underlying asset related to such series and do not represent an investment in the Company or the Manager generally. We do not anticipate that any series will own any assets other than the assets related to that series described under “The underlying assets.”  However, we expect that the operations of the Company, including the issuance of additional series of interests and their acquisition of additional assets, will benefit investors by enabling each series to benefit from economies of scale.

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of investment grade fine wines and spirits for the benefit of the Investors.  These investments into the Company and each series will be promoted and marketed on the Vint Platform located at www.vint.co.  The Vint Platform will provide a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhances the utility value of investing in these assets. The Company, with the support of the Manager and through the use of the Vint Platform, aims to provide:

-Investors with the quality investments in a diverse portfolio of fine wines or spirits;

-asset sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to asset sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to the asset sellers; and

-Platform users with unique wine or spirits insights, research, and experiences.

Our objective is to become the leading marketplace for investing in investment grade fine wine & spirits and, through the Vint Platform, to provide Investors with financial returns in a portfolio of fine wines or spirits commensurate with returns in individual fine wine or spirits assets, to enable deeper and more meaningful participation by fine wine or spirits enthusiasts in investing and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Market Opportunity

We believe the overall macroeconomic environment remains favorable for high performing alternative asset classes, including fine wine and spirits. Interest rates are expected to remain moderate (albeit rising) across most developed economies and returns in traditional asset classes such as stocks and investment grade bonds may remain volatile.  Treasuries and corporate bonds do not offer a strong yield as global interest rates remain very low. Covid-19 has exposed tremendous volatility in the public equity markets. Transparency continues to grow in the alternative asset industry and we believe the future for alternatives, including fine wine & spirits is promising.  In addition to the increased transparency generally across alternative asset classes, we believe that these factors will support the trend for investors to seek returns in alternative assets, which will continue to make these a more permanent component of investment strategies broadly.

The fine wine and spirits market is experiencing secular tailwinds. The market has emerged from a conservative past into a more accepting present. The global share of fine wine has transitioned away from Bordeaux and Burgundy. According to data from the London International Vintner’s Exchange, Bordeaux’s regional trade share on their exchange has decreased over the last 10 years. The regions that are taking share from Bordeaux include, Italy, Rhone, Champagne, and other regions. The fine wine market is valued around $5 billion (Morgan Stanley). Since 2003, the London International Vintner’s Exchange 1000 (a good proxy for the fine wine market) has an annualized annual return (10 year rolling periods) of 7.61% with volatility of 1.46% (Cult Wines).

The spirits market exhibits similar characteristics to that of the fine wine market. As per Frank Knight, “A 580% rise over the past decade in Knight Frank’s Rare Whisky 100 Index, new direct flights between Edinburgh and Beijing, 40% annual growth in sales of Scotch to India and China, and a new record sale price of £1.2 million for a single bottle” all exemplify the strength of the investable spirits market. Bordeaux Index reports annual returns for the Icon 100 index of 18% from 2008 to 2019. The nature of the slow production and maturation of whisky makes it very tough to keep up with demand and bottles disappearing from the market are not being replaced quickly enough.

There are three primary places to buy fine wine and spirits. Merchants have the largest share of the market with an estimated 70% share of the market. Notable merchants include Berry Brothers, Farr Vintners, K&L, and Bordeaux Index. Auction houses are the second largest player in the secondary market with an estimated 25% share of the market. Finally, exchanges are the smallest player in the secondary market, with and estimated 5% of the market. The secondary market lacks pricing transparency. We utilize public pricing lists, price aggregators, and exchange data to determine a fair value estimate of the average market value. This lack of pricing transparency creates wide spreads in the market between comparable wines and spirits. We look to utilize these spreads to source wines and spirits at attractive valuations, thereby maximizing the potential upside for our investors.

Our Manager

The operating agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the holders of our interests.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as manager.

The operating agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the interest holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all interests of the Company may elect a successor managing member. Holders of interests in each series have the right to remove the Manager as manager of the Company, by a vote of two-thirds of the holders of all interests in each series (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every series of interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as manager of the Company and each series. If the Manager fails to call such a meeting, any interest holder will have the authority to call such a meeting. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore each series), the liquidation provisions of the operating agreement shall apply (as described in “Securities Being Offered—Liquidation Rights”). In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of each series.

See “Directors, Executive Officers and Significant Employees” for additional information regarding the Manager.

Advisory Board

The Manager is assembling an expert network of advisors with experience in relevant industries to serve on the Advisory Board to assist the Manager in identifying and acquiring fine wines & spirits, to assist our series manager in managing the underlying assets and to advise the Manager and certain other matters associated with our business and the various series. The Advisory Board currently has 4 individuals.

The members of the Advisory Board will not be managers or officers of the Company or any series and will not have any fiduciary or other duties to the interest holders of any series.

Operating Expenses

Upon the Closing, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

•any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset, including import taxes, income taxes, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of underlying assets), security, valuation, custodial, marketing, maintenance and utilization of the Underlying Asset;

•fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series of Interests, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

•fees, costs and expenses of a third party registrar and transfer agent appointed in connection with the Series of Interests;

•fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

•any indemnification payments;

•any and all insurance premiums or expenses incurred in connection with the Underlying Asset,

•any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion. The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing. The Manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Asset).

If the Operating Expenses exceed the amount of revenues generated from the Underlying Asset and cannot be covered by any Operating Expense reserves on the balance sheet of the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) issue additional Interests in the Series in order to cover such additional amounts.

Indemnification of our Manager

The operating agreement provides that none of the Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company in certain capacities with respect to other entities will be liable to the Company, any series or any interest holders for any act or omission taken by them in connection with the business of the Company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving the Company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each series will appoint the Manager to serve as series manager to manage the underlying assets related to such series pursuant to a series management agreement (“Series Agreement”). Except as set forth below and any guidance as may be established from time to time by the Manager or the Advisory Board, our series manager will have sole authority and complete discretion over the care, custody, maintenance and management of each underlying asset and to take any action that it deems necessary or desirable in connection therewith. Our series manager will be authorized on behalf of each series to, among other things:

•Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

•Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the Series Manager deems necessary to ensure the proper performance of its obligations under the Series Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Series Manager necessary or desirable for the performance of any of the services under the Series Agreement; and

•Developing standards for the transportation and care of the underlying assets.

The Series management agreement will terminate on the earlier of: (i) one year after the date on which the relevant underlying assets have been liquidated and the obligations connected to the underlying assets (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the series related to such assets, (iii) upon notice by one party to the other party of a party’s material breach of the asset management agreement or (iv) such other date as agreed between the parties to the asset management agreement.

Each series will indemnify our series manager and its affiliates, or any of their respective directors, members, stockholders, partners, officers, employees or controlling persons, against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which such person may become subject in connection with any matter arising out of or in connection with the asset management agreement, except to the extent that any such losses result solely from the acts or omissions of such person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such person’s fraud, willful misconduct or gross negligence.

Management Fee

There is no separate management fee. The Manager will be compensated for its expenses and through a Sourcing Fee (unless waived by the Manager) fee from the gross offering proceeds of each series Offering as compensation for its efforts to identify and acquire series assets. The Manager’s compensation is discussed in the “Compensation of Manager” portion of this offering circular.

Asset selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the fine wine and spirits market. We source our wine and spirits using historic trends, projected trends, and a large database of metrics. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge, data analysis skills, or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets (and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment and utilization by the Investors.

We anticipate that our Advisory Board will assist in the identification of fine wine & spirits and in finding and identifying fine wine and spirits related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the fine wine and spirits market, as well as a network of partners to ensure the highest standards of care for the underlying assets.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, along with our Advisory Board, will attempt to only select assets with known ownership history, pre-purchase inspections, and other related records. The Manager, along with our Advisory Board, also considers the condition and grading of the assets, historical significance, provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to our storage facilities. The Manager, together with the Advisory Board, will review asset selection criteria at least annually. The Manager will seek approval from the Advisory Board for any major deviations from these criteria. Through the Company’s network and Advisory Board, we believe that we will be able to identify and acquire fine wines and spirits of the highest quality and known provenance, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Vint Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or brokers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset acquisition

Following the initial offering of the Series VV-0001 Series, the Company has, and will continue to, seek to acquire assets for subsequent series using the proceeds from subsequent series offerings. In connection with such offerings, all associated Acquisition Expenses and Sourcing Fees will be paid out of the proceeds of that series offering.

The Manager has purchased the underlying assets associated with Series VV-0001. For subsequent offerings the Manager will source and identify inventory from various asset sellers. The Manager will rely upon market research and estimates of market value for the underlying assets through the network of price lists, www.winesearcher.com, auction houses, Bordeaux Index, and exchanges. The Manager’s sourcing process is designed to provide the Company is able to acquire the wines at a reasonable price. The Company will acquire the underlying assets from asset sellers with a combination of cash proceeds from the offering and, if elected, equity ownership in the series associated with the asset (as negotiated in the purchase for such fine wines) and the asset would be held by, or for the benefit of, the applicable series.

Asset Management

Once we acquire the asset, it will be insured and then transported and warehoused in a climate-controlled, highly secure location. During our hold period, we will monitor increases in market value and keep investors apprised any portfolio updates.

Our asset selection criteria were established by the Manager in consultation with members of our Advisory Board and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential. The Manager, together with the Advisory Board, will review asset selection criteria at least annually. The Manager will seek approval from the Advisory Board for any major deviations from these criteria.

Through our network and Advisory Board, we believe that we will be able to identify and acquire fine wines and spirits with the intent of driving returns for investors in the series of interests that owns the applicable asset. Concurrently, through the Vint Platform, we aim to bring together a significantly larger number of potential buyers with asset sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate assets more efficiently than the traditional markets and with significantly lower transaction and holding costs.

Asset Liquidity

We intend to hold and manage all of the assets marketed on the Vint Platform for an average of two to ten years. Prior to the liquidation of the series assets.  Until that time, liquidity for investors would only be obtained by transferring their interests in a series (although a secondary market does not currently exist and there can be no guarantee that a secondary market for any series of interests will ever develop or that the appropriate registrations to permit secondary trading will ever be obtained). However, should an offer to liquidate a collection or an asset materialize and be in the best interest of the investors, as determined by our series manager, our series manager together with the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an asset become obsolete (e.g. lack investor demand for its interests) or suffer from a catastrophic event, our series manager may choose to sell the asset. As a result of a sale under any circumstances, our series manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the assets insurance contract) to the interest holders of the applicable series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any obligation to reimburse any Operating Expenses related to an asset or the series at that time).

Employees

The Manager has eight full-time employees.  The Manager also utilizes independent contractors and advisors to supplement its employee base. The Company does not have any employees.

Government Regulation

Regulation of the fine wine and spirits industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which the Company operates, it may be required to obtain licenses and permits to conduct business and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes. Claims arising out of actual or alleged violations of law could be asserted against the Company by individuals or governmental authorities and could expose the Company or each series of Interests to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.

We source, store, and manage our underlying assets in the United States and United Kingdom. We use third party providers to assist in sourcing, storage, and management of the underlying assets. We intend to minimize the impact of any applicable international regulations by working with a fine wine and spirits portfolio manager in London. Our advisor, Miles Davis, is the head of Professional Portfolio Management at Wine Owners. The need, if any, for changes in operations needed to comply with international regulations will pose some risk of greater expenses to any acquisitions and operations outside of the United States.

We work with Bordeaux Index to manage international wine and spirits sourcing, storage, and insurance. Bordeaux Index is a fully licensed wine & spirits company in the United States and United Kingdom. Bordeaux Index provides sourcing assistance, storage, and sales channels, thus eliminating the need international licenses. The Manager and Company have acquired all licenses required to operate in the United States, and maintain a storage relationship with Domaine Wine Storage in the United States.

The Manager and the Company have both received their Federal Basic Permit from the Alcohol and Tobacco Tax and Trade Bureau (TTB). This license allows the acquisition of wine at a commercial level and automatically renews annually. The Basic Permit allows the Manager and the Company to buy and sell wine at the wholesaler level. The Basic Permit is a federal license and does not relate to state licensure. We may acquire state licensure, or sell our wine through registered brokers, merchants, or auction houses. Because the underlying assets are held as long term investments, neither the Manager nor the Company require or have obtained an Online Wine Retail License.

The Manager and the Company have not received a license to sell spirits. The Manager has a relationship with Bordeaux Index to manage investments in spirits. Because Bordeaux Index is managing the sourcing, storage, and sale of the assets in the United Kingdom, neither the Manager nor the Company require a license for spirits. If we source spirits in the United States, we plan to work with licensed partners to manage the sourcing, storage, and sale processes. We may acquire state licensure, or sell our spirits through registered brokers, merchants, or auction houses.

Legal Proceedings

None of the Company, any series, the Manager, our series manager or any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from underlying assets and any indemnification payments made by the Company will be allocated amongst the various interests in accordance with the Manager’s allocation policy, a copy of which is available to investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of underlying assets or the number of interests, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific underlying asset)
Revenue	Revenue from sale of an asset	Allocable pro rata to the value of each underlying asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series	Allocable pro rata to the number of underlying assets
Legal expenses related to the submission of regulatory paperwork for a series
Audit and accounting work related to the regulatory paperwork or a series
Escrow agent fees for the administration of escrow accounts related to the offering
Compliance work including diligence related to the preparation of a series
Acquisition Expense	Transportation of underlying asset as at time of acquisition	Allocable pro rata to the number of underlying assets
Operating Expenses Indemnification Payments	Insurance of underlying asset as at time of acquisition
Preparation of marketing materials
Pre-purchase inspection
Interest expense in the case an underlying asset was pre-purchased us prior to the closing of an offering through a loan
Storage
Security (e.g., surveillance and patrols)
Custodial fees
Appraisal and valuation fees
	Insurance	Allocable pro rata to the value of each underlying asset
Maintenance
Ongoing reporting requirements (e.g. Reg A+ or Exchange Act reporting)
Audit, accounting and bookkeeping related to the reporting requirements of the series

	Indemnification payments under the operating agreement	Allocable pro rata to the value of each underlying asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

DESCRIPTION OF PROPERTY

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Asset, along with other assets in a professional facility and in accordance with standards commonly expected when managing fine wines of equivalent value and always as recommended by the Advisory Board.

The Manager stores the Underlying Assets within the Domaine Wine Storage network of storage locations. In addition to the Domaine Storage facility, the Manager stores wines in the Bordeaux Index Storage facility in the United Kingdom. Bordeaux Index emphasizes perfect conditions, controlled humidity & temperature, full stock insurance, high security, and quality control from their team. Bordeaux Index client reserves are stored in the Colerne Reserve, a state of the art wine storage facility operated on our behalf by Octavian.  If unable to store in the Domaine network or Bordeaux Index Storage the Manager will store the Underlying Assets in a licensed wine or spirits storage facility.

The Manager and the Series Manager is located at 2800 Patterson Ave. Ste. 300 Richmond, VA 23221 and presently has two employees. The Company does not have any employees.

Apart from such offices and the contract storage locations for the wine and spirits assets, the Company has no other principal plants, physical locations, or interests in real property. Such facilities are adequate and suited to the Company’s needs. In particular, the flexibility of multiple location options, and the ability to scale capacity as needed for the contract storage facilities will be a cost-efficient way of serving the Company’s growing needs. At present, the Company has leased a 28-case wine locker on Connecticut Avenue Northwest, in Washington, DC from industry leader Domaine Wine Storage, and maintains a storage relationship with Bordeaux Index and their Octavian storage facility.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

The following discussion of our financial condition and results of operations for the fiscal year ended December 31, 2021 and for the inception period of June 16, 2020 through December 31, 2020, as well as the interim six-month periods ended June 30, 2022 and 2021, should be read in conjunction with our financial statements and the related notes included in this offering circular.

Our interim financial statements included in this filing are unaudited, and may not include year-end adjustments necessary to make those financial statements comparable to audited results, although in the opinion of management all adjustments necessary to make the interim financial statements not misleading have been included.

The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Since its formation in June 2019, the Company, through its Manager, has been engaged primarily in acquiring a collection of investment grade fine wine and spirits, and developing the financial, offering and other materials to begin fundraising. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

The Company was formed June 16th, 2020 with the intention to acquire investment grade fine wine and spirits. We believe that these fine wine and spirits collections are highly stable assets with low historic volatility, and that low historic volatility does not limit the potential for upside returns in the fine wine market. Over the long term, fine wine has shown strong annual returns. For example, as per Cult Wines, the Liv-Ex 1000 has returned over 7% annually, on a rolling 10-year basis, with a volatility of 1.46%. Further, Forbes reports that “Fine Wine Investing Counters Volatility of ‘Stock-Dominated’ Portfolios”, and the S&P Global Market Intelligence site has noted recently that “Fine wine is one of the few luxury goods that has withstood the severe hit to assets triggered by the coronavirus pandemic.” As per the Frank Knight 2019 Wealth Report, A 580% rise over the past decade in Knight Frank’s Rare Whisky 100 Index, new direct flights between Edinburgh and Beijing, 40% annual growth in sales of Scotch to India and China, and a new record sale price of £1.2 million for a single bottle”

The Company currently does not own any assets, but intends to perform on a purchase agreement or purchase option agreement the Company has entered into with the Manager of the Company or the Asset Sellers. This is not and was not an arms’ length transaction.

Operating Results

Revenues are generated at the Series level. During the year ended December 31, 2021, no Series of our Company generated any revenues. Subsequent to December 31, 2021, certain Series of the Company have generated revenues, as further detailed in our discussion of our operating results for the six months ended June 30, 2022 and 2021 further below. The Operating Expenses incurred pre-closing related to the underlying assets are being paid by the Manager and will not be reimbursed by the Series, except in certain limited circumstances. Each Series of the Company will be responsible for its own Operating Expenses, such as storage, insurance or maintenance beginning on the closing date of the offering for such Series of Interests.

During the year ended December 31, 2021, the Company authorized sixteen (16) Series, and the Manager received certain Sourcing Fees ($73,505) and acquisition fees ($2,148) which are used to pay the expenses of the Manager and the Company as well as certain expenses of each of the Series. Collectively, our Series had $15,469 in cash and cash equivalents as of December 31, 2021 to cover future storage and insurance expenses.

During the six months ended June 30, 2022, the Company authorized thirteen (13) series, for a total of twenty-nine (29) Series authorized as of June 30, 2022. Collectively, our Series had $56,745 in cash and cash equivalents as of June 30, 2022 to cover future storage and insurance expenses.

During the year ended December 31, 2022, the Company authorized thirty-three (33) Series, and the Manager received certain Sourcing Fees ($357,256.00) and acquisition fees ($31,904.92 ) which are used to pay the expenses of the Manager and the Company as well as certain expenses of each of the Series.

Revenues

Revenues are generated at the Series level. As of December 31, 2021, the Series had not generated any revenue.

For the six months ended June 30, 2022, one series – VV-CHAM – generate revenues of $22,487.97 from a partial sale of underlying assets.  No Series generated any revenues during the six months ended June 30, 2021. Subsequent to June 30, 2022, our Series have generated $285,215.96 in revenues as of the date of this offering circular, generated by the following Series from sales (or partial sales) of the underlying assets of the Series: VV-BOWCK generated $130,304.96; VV-0001 generated $56,200.00; VV-GERM generated  $10,573.00; VV-CHAM generated cumulative revenue of $68,638.00 (including the $22,487.97 from prior to June 30, 2022), and VV-NAPA generated $19,500.

Operating Expenses – Six Months ended June 30, 2022 and 2021

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager to the Company and the individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any operating deficits through additional capital contributions or the issuance of additional Interests in any individual Series, as required. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual Series at the sole discretion of the Manager.

Total operating expenses incurred by the Series during the six months ended June 30, 2022 and 2021 are summarized in the table below.

Operating Expenses	Six Month Period Ended June 30, 2022	Six Month Period Ended June 30, 2021
Broker Dealer Expenses	$11,080	$0
Interests Issued to Manager	$5,539	$920
Storage & Maintenance	$0	$913
Shipping & Transportation	$0	$0
Insurance	$0	$315
Sourcing Fee	$102,301	$2,891
Total Operating Expenses	$118,920	$5,039

As of June 30, 2022, each individual series listed in the tables below is responsible for its own operating expenses. A Series becomes responsible for its own operating expenses at the close of its respective offering. Pre-closing operating expenses of a Series were incurred on the books of the Company, and post-closing operating expenses of a Series were incurred and recorded on the books of the Series. Our Manager has agreed to pay and not be reimbursed for operating expenses incurred prior to the closing of each Series offering.

The following tables summarize the amount of operating expenses incurred by each Series of the Company for the six month periods ended June 30, 2022 and 2021.

The following tables summarize the amount of operating expenses incurred by each Series of the Company for the six month periods ended June 30, 2022 and 2021.

Broker Dealer Expenses	Six Month Period Ended June 30, 2022	Six Month Period Ended June 30, 2021
VV-0001	$0	$0
VV-PNST	$0	$0
VV-SUPR	$0	$0
VV-CHAM	$0	$0
VV-STEML	$0	$0
VV-MACAL	$0	$0
VV-BOWCK	$0	$0
VV-FUTUR	$0	$0
VV-BDX	$0	$0
VV-SPAN	$0	$0
VV-DRC	$0	$0
VV-NAPA	$1,420	$0
VV-RHONE	$1,530	$0
VV-PDMT	$1,545	$0
VV-JPWY	$1,870	$0
VV-PTRS	$290	$0
VV-ROSE	$410	$0
VV-BOD10	$995	$0
VV-WBURG	$0	$0
VV-GERM	$0	$0
VV-LAF10	$1,210	$0
VV-MACAL50	$0	$0
VV-JYFT	$240	$0
VV-GPS	$1,290	$0
VV-BDMA	$0	$0
VV-CDCV	$0	$0
VV-DRCH	$0	$0
VV-MR19	$280	$0
VV-SCRV	$0	$0

Acquisition Expenses	Six Month Period Ended June 30, 2022	Six Month Period Ended June 30, 2021	Six Month Period Ended June 30, 2020
VV-0001	$0	$2,148	$0
VV-PNST	$0	$0	$0
VV-SUPR	$0	$0	$0
VV-CHAM	$0	$0	$0
VV-STEML	$0	$0	$0
VV-MACAL	$0	$0	$0
VV-BOWCK	$0	$0	$0
VV-FUTUR	$0	$0	$0
VV-BDX	$0	$0	$0
VV-SPAN	$0	$0	$0
VV-DRC	$0	$0	$0
VV-NAPA	$0	$0	$0
VV-RHONE	$0	$0	$0
VV-PDMT	$0	$0	$0
VV-JPWY	$0	$0	$0
VV-PTRS	$0	$0	$0
VV-ROSE	$0	$0	$0
VV-BOD10	$0	$0	$0
VV-WBURG	$0	$0	$0
VV-GERM	$0	$0	$0
VV-LAF10	$0	$0	$0
VV-MACAL50	$0	$0	$0
VV-JYFT	$0	$0	$0
VV-GPS	$0	$0	$0
VV-BDMA	$0	$0	$0
VV-CDCV	$0	$0	$0
VV-DRCH	$0	$0	$0
VV-MR19	$0	$0	$0

Interests Issued to Manager	Six Month Period Ended June 30, 2022	Six Month Period Ended June 30, 2021
VV-0001	$0	$920
VV-PNST	$0	$0
VV-SUPR	$0	$0
VV-CHAM	$0	$0
VV-STEML	$0	$0
VV-MACAL	$0	$0
VV-BOWCK	$0	$0
VV-FUTUR	$0	$0
VV-BDX	$0	$0
VV-SPAN	$0	$0
VV-DRC	$0	$0
VV-NAPA	$710	$0
VV-RHONE	$765	$0
VV-PDMT	$772	$0
VV-JPWY	$935	$0
VV-PTRS	$145	$0
VV-ROSE	$205	$0
VV-BOD10	$497	$0
VV-WBURG	$0	$0
VV-GERM	$0	$0
VV-LAF10	$605	$0
VV-MACAL50	$0	$0
VV-JYFT	$120	$0
VV-GPS	$645	$0
VV-BDMA	$0	$0
VV-CDCV	$0	$0
VV-DRCH	$0	$0
VV-MR19	$140	$0
VV-SCRV	$0	$0

Storage & Maintenance, Shipping & Transportation, and Insurance	Six Month Period Ended June 30, 2022	Six Month Period Ended June 30, 2021
VV-0001	$0	$1,228
VV-PNST	$0	$0
VV-SUPR	$0	$0
VV-CHAM	$0	$0
VV-STEML	$0	$0
VV-MACAL	$0	$0
VV-BOWCK	$0	$0
VV-FUTUR	$0	$0
VV-BDX	$0	$0
VV-SPAN	$0	$0
VV-DRC	$0	$0
VV-NAPA	$0	$0
VV-RHONE	$0	$0
VV-PDMT	$0	$0
VV-JPWY	$0	$0
VV-PTRS	$0	$0
VV-ROSE	$0	$0
VV-BOD10	$0	$0
VV-WBURG	$0	$0
VV-GERM	$0	$0
VV-LAF10	$0	$0
VV-MACAL50	$0	$0
VV-JYFT	$0	$0
VV-GPS	$0	$0
VV-BDMA	$0	$0
VV-CDCV	$0	$0
VV-DRCH	$0	$0
VV-MR19	$0	$0
VV-SCRV	$0	$0

Sourcing Fees	Six Month Period Ended June 30, 2022	Six Month Period Ended June 30, 2021
VV-0001	$0	$2,891
VV-PNST	$0	$0
VV-SUPR	$0	$0
VV-CHAM	$0	$0
VV-STEML	$0	$0
VV-MACAL	$0	$0
VV-BOWCK	$0	$0
VV-FUTUR	$0	$0
VV-BDX	$0	$0
VV-SPAN	$0	$0
VV-DRC	$0	$0
VV-NAPA	$11,557	$0
VV-RHONE	$12,404	$0
VV-PDMT	$12,456	$0
VV-JPWY	$15,516	$0
VV-PTRS	$2,179	$0
VV-ROSE	$3,366	$0
VV-BOD10	$8,452	$0
VV-WBURG	$0	$0
VV-GERM	$0	$0
VV-LAF10	$10,700	$0
VV-MACAL50	$0	$0
VV-JYFT	$3,280	$0
VV-GPS	$18,322	$0
VV-BDMA	$0	$0
VV-CDCV	$0	$0
VV-DRCH	$0	$0
VV-MR19	$4,069	$0
VV-SCRV	$0	$0

Other Expenses

We incurred no other expenses for the six months ended June 30, 2022 and 2021.

Operating Expenses – December 31, 2021 and 2020

Operating Expenses for the year ended December 31, 2021
Series	Revenue ($)	Expenses			Net Income / (Loss) ($)
		Storage and Insurance ($)	Broker-Dealer ($)	Sourcing Fee ($)
VV-0001	0	2,148		2,891	(5,039)
VV-BDX	0		850	6,905	(7,755)
VV-BOWCK	0	0	940	7,462	(8,402)
VV-CHAM	0	0	730	5,847	(6,577)
VV-DRC	0	0	1,370	11,736	(13,106)
VV-FUTUR	0	0	1,120	8,722	(9,842)
VV-MACAL	0	0	850	7,305	(8,155)
VV-PNST	0	0	460	4,312	(4,772)
VV-SPAN	0	0	840	6,932	(7,772)
VV-STEML	0	0	645	5,766	(6,411)
VV-SUPR	0	0	693	5,627	(6,320)
VV-NAPA	0	0	0	0	0
VV-RHONE	0	0	0	0	0
VV-PTRS	0	0	0	0	0
VV-JPWY	0	0	0	0	0
VV-PDMT	0	0	0	0	0
TOTAL OPERATING EXPENSES	0	2,148	8,498	73,505	(84,151)

During the year ended December 31, 2021, each individual Series listed in the table below became responsible for its own operating expenses at the close of its respective offering. Pre-closing operating expenses of a Series were incurred on the books of the Company, and post-closing operating expenses of a Series were incurred and recorded on the books of the Series. Our Manager has agreed to pay and not be reimbursed for operating expenses incurred prior to the closing of each Series offering. The following table summarizes the operating expenses by the Series which have completed their offerings:

Acquisition Expenses	Year Ended December 31, 2021	Period from June 16, 2020 (inception) to December 31, 2020
VV-0001	$40,961	$-
VV-PNST	$40,000	$-
VV-SUPR	$63,800	$-
VV-CHAM	$65,000	$-
VV-STEML	$56,800	$-
VV-MACAL	$75,400	$-
VV-BOWCK	$84,000	$-
VV-FUTUR	$100,254	$-
VV-BDX	$75,800	$-
VV-SPAN	$74,800	$-
VV-DRC	$151,565	$-
VV-PTRS	$25,893	$-
Total Acquisition Expenses	$1,390,886	$-

Subsequent to December 31, 2021, the following offerings have closed and incurred acquisition expenses.

Series Name	Acquisition Expenses
VV-NAPA	114,427.00
VV-RHONE	135,700.00
VV-PDMT	137,100.00
VV-JPWY	165,500.00
VV-PTRS	25,893.00
VV-ROSE	36,322.00
VV-BOD10	87,864.00
VV-WBURG	122,251.00
VV-GERM	40,151.00
VV-LAF10	106,428.00
VV-MACAL50	102,000.00
VV-JYFT	20,000.00
VV-GPS	106,550.00
VV-BDMA	37,395.00
VV-CDCV	32,842.00
VV-DRCH	46,396.00
VV-MR19	23,035.00
VV-SCRV	116,067.00
VV-BDXM1	166,938.00
VV-CB100	48,932.00
VV-JSCV	52,674.00
VV-KGC1	66,022.00
VV-LR15	55,425.00
VV-PFGV	68,350.00
VV-CDVM	84,284.00
VV-CHBL1	25,536.00
VV-DRC15	67,200.00
VV-DRCRC1	88,279.00
VV-KGC2	132,746.00
VV-MACAL2	89,196.00
VV-MACAL3	106,878.00
VV-MVRM	126,178.00
VV-POM1	92,125.00
VV-BXEP21	$193,198.00
VV-BDX2K	$146,390.00
VV-BOW50	$37,500.00
VV-CCC1	$72,283.00
VV-DRCH17	$73,650.00
VV-MACFC	$54,050.00
VV-RTBC	$84,178.00
VV-TLC1	$65,870.00

Net Loss – June 30, 2022 and 2021

As a result of the cumulative effect of the foregoing factors, we generated a net loss of $114,781.43 for the six months ended June 30, 2022, compared to a net loss of $5,039 for the six months ended June 30, 2021.

Liquidity and Capital Resources

From inception, our Company and each Series have financed their business activities through capital contributions to the Company and individual Series from our Manager. Our Company and each Series expect to continue to have access to capital financing from our Manager going forward. However, there is no obligation or assurance that our Manager will provide such required capital. Until such time as the Series have the capacity to generate cash flows from operations, our Manager may cover any deficits through additional capital contributions or the issuance of additional interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future operating expenses for individual Series at the sole discretion of our Manager. There can be no assurance that our Manager will continue to fund such expenses. These factors raise substantial doubt about our Company’s ability to continue as a going concern for the twelve months following the date of this report.

Asset Liquidity

The Company intends to hold and manage all of the assets indefinitely. Liquidity for Investors would be obtained by transferring their Interests in a Series. However, there is currently no trading platform for our interests. We may design an interface on the Vint Platform to enable investors to indicate interest in buying/selling their holdings to help facilitate additional liquidity for investors. However, no such interface has been developed and would require the assistance of a third-party broker-dealer or the association with an ATS. Any trading platform would be subject to approval and all trades would be subject to restrictions under state and federal securities law and the transfer restrictions included in our operating agreement, which may limit access to the trading platform for some investors.

Cash and Cash Equivalent Balances – June 30, 2022 and 2021

As of June 30, 2022, the Company itself had $0 in cash or cash equivalents. Cash is held at the Series level; and on a total consolidated basis, as of June 30, 2022, the Series collectively had $56,745.97 cash on hand, as compared to no cash or cash equivalents on hand as of June 30, 2021. The following table summarizes the cash and cash equivalents by Series:

The following table summarizes the cash and cash equivalents by series:

Cash and Cash Equivalents	Six Month Period Ended June 30, 2022	Six Month Period Ended June 30, 2021	Six Month Period Ended June 30, 2020
VV-0001	$0	$0	$0
VV-PNST	$1,228	$0	$0
VV-SUPR	$1,380	$0	$0
VV-CHAM	$23,911	$0	$0
VV-STEML	$1,289	$0	$0
VV-MACAL	$1,445	$0	$0
VV-BOWCK	$1,598	$0	$0
VV-FUTUR	$1,904	$0	$0
VV-BDX	$1,445	$0	$0
VV-SPAN	$1,428	$0	$0
VV-DRC	$2,329	$0	$0
VV-NAPA	$2,414	$0	$0
VV-RHONE	$2,601	$0	$0
VV-PDMT	$2,627	$0	$0
VV-JPWY	$3,179	$0	$0
VV-PTRS	$493	$0	$0
VV-ROSE	$697	$0	$0
VV-BOD10	$1,692	$0	$0
VV-WBURG	$0	$0	$0
VV-GERM	$0	$0	$0
VV-LAF10	$2,057	$0	$0
VV-MACAL50	$0	$0	$0
VV-JYFT	$360	$0	$0
VV-GPS	$2,193	$0	$0
VV-BDMA	$0	$0	$0
VV-CDCV	$0	$0	$0
VV-DRCH	$0	$0	$0
VV-MR19	$476	$0	$0
VV-SCRV	$0	$0	$0

Cash and Cash Equivalent Balances – December 31, 2021 and 2020

As of December 31, 2021 and 2020, our company itself had no cash or cash equivalents on hand. Cash is held at the Series level; on a total consolidated basis, as of December 31, 2021, the Series collectively had $15,469 cash on hand, as compared to no cash or cash equivalents on hand as of December 31, 2020. The following table summarizes the cash and cash equivalents by Series:

Series	Cash and Cash Equivalents as of December 31, 2021 ($)	Cash and Cash Equivalents as of December 31, 2020 ($)
VV-0001	0	0
VV-BDX	1,445	0
VV-BOWCK	1,598	0
VV-CHAM	1,423	0
VV-DRC	2,329	0
VV-FUTUR	1,904	0
VV-MACAL	1,445	0
VV-PNST	1,228	0
VV-SPAN	1,428	0
VV-STEML	1,289	0
VV-SUPR	1,380	0
VV-NAPA	0	0
VV-RHONE	0	0
VV-PTRS	0	0
VV-JPWY	0	0
VV-PDMT	0	0

Cash and cash equivalents held by these Series are generally used to cover storage and insurance expenses.

Series Subscriptions

The Company issues securities under its Regulation A offerings for the underlying Series to finance the acquisition of the assets.  As of June 30, 2022, the Series have issued the following interests and have received the following amounts in subscriptions.

Series	Weighted Average Membership Interests (units)	Subscriptions ($)
VV-0001	1000	$46,000
VV-PNST	2000	$46,000
VV-SUPR	1986	$71,500
VV-CHAM	1460	$73,000
VV-STEML	6450	$64,500
VV-MACAL	1700	$85,000
VV-BOWCK	2000	$94,000
VV-FUTUR	1600	$112,400
VV-BDX	2125	$85,000
VV-SPAN	1400	$84,000
VV-DRC	5480	$137,000
VV-NAPA	2840	$142,000
VV-RHONE	3825	$153,000
VV-PDMT	3090	$154,500
VV-JPWY	5500	$187,000
VV-PTRS	500	$29,000
VV-ROSE	1000	$41,000
VV-BOD10	1990	$99,500
VV-WBURG	4600	$0
VV-GERM	1000	$0
VV-LAF10	1210	$121,000
VV-MACAL50	5750	$0
VV-JYFT	800	$24,000
VV-GPS	3000	$129,000
VV-BDMA	860	$0
VV-CDCV	760	$0
VV-DRCH	530	$0
VV-MR19	280	$28,000
VV-SCRV	1310	$0
Total	66046	$2,006,400

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Trends

Subsequent to June 30, 2022, we launched offerings for a number of additional series. We plan to launch additional offerings of various series in the next twelve months. The proceeds from any offerings closed during the next twelve months will be used to acquire additional wine & spirits collections, which we anticipate will enable the Company to reduce operating expenses for each series.

Plan of Operations

The Company has commenced operations. All assets and liabilities related to the Series that have been incurred to date and will be incurred until the Closing are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to the Series will not transfer to each series until such time as a Closing for each series has occurred.

The Company plans to launch approximately 15 to 50 additional offerings in the next 12 months. The proceeds from any offerings closed during the next 12 months will be used to fund business operations, and acquire additional investment grade fine wine and spirits, which we anticipate will enable the Company to reduce Operating Expenses for each series as we negotiate better contracts for storage, insurance and other Operating Expenses with a larger collection of assets. However, it should be noted that the Company may not launch enough Series or have enough Underlying Assets to realize economies of scale. Despite the Company’s best intentions, it is possible, and very likely, that the Company may not be able to launch as many offerings as it intends and thus, will not be able to realize reduced Operating Expenses per Series through economies of scale. If the Company, through, multiple Series, is able to purchase additional assets, then it is expected that for the next 12 months and beyond, such Series, collectively, will be able to manage the costs associated with maintaining the individual Series and their individual assets. We believe the Series will incur costs related to the storage and insurance of the assets. We believe, collectively, we will have sufficient cash through offerings to cover such costs until such time as individual assets are able to generate revenue. To this end, if the individual Series are unable to pay such costs, the Series and their assets may be exposed to liabilities such as not being insured and not being in a secured location. Through the Manager, the principals of the Manager are committed to providing capital to the individual Series in the event such a shortfall were to occur and to covering the costs of insurance and otherwise as may be necessary to secure and protect the assets of such Series. This commitment is not in writing.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Manager

The Manager of the Company is VinVesto, Inc., a Delaware corporation formed on June 16th, 2020. The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager has established a Board of Directors and an Advisory Board that will make decisions with respect to all asset acquisitions and dispositions. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Series and other Underlying Assets, and evaluating potential sale offers, which may lead to the liquidation of the Series or other series as the case may be. The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Members.

Neither the Manager nor any of its officers and directors itself has no track record or experience regarding the investment in fine wines or similar assets.  The Manager will rely on the track record of members of its Advisory Board for industry expertise.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include: Asset Sourcing, Acquisition, and Disposition Services:

-Together with members of the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

-Manage the Company’s asset sourcing activities, including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring partnerships with collectors and brokers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of assets with Asset Sellers, and associated brokers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed;

-The Manager will acquire the wines or spirits from the Asset Seller and will be compensated by the Company with the cash raised from the completed offering. Services in Connection with an Offering:

-Create and manage all series of interest for offerings related to Underlying Assets on the Vint Platform;

-Develop offering materials, including the determination of its specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and coordinate with lawyers, accountants and escrow agents as necessary in such processes;

-Prepare all marketing materials related to offerings and obtain approval for such materials;

-Coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any offerings;

-All other necessary offering related services;

Asset Monetization Services

-Create and manage all revenue

-generating events and determine participation in such programs by any underlying assets;

-evaluate and enter into service provider contracts related to the operation of revenue-generating events;

-allocate revenues and costs related to revenue-generating events to the appropriate series in accordance with our allocation policy;

-approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and revenue-generating events;

Interest Holder Relationship Services

Provide any appropriate updates related to Underlying Assets or offerings electronically or through the Vint Platform;

-Manage communications with Members, including answering emails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any series by the Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in connection with the Underlying Assets and the general fine wine and spirits market;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, if any, the process of making distributions and payments to Members or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Provide timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto? and- Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Directors, Executive Officers and Key Employees of our Manager

The following table sets forth the name and position of each of the current executive officers, directors and significant employees of the Manager.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees
Nicholas King	Chief Executive Officer & Director of Manager	25	June 2020-Present	N/A
Patrick Sanders	Chief Technology Officer & Director of Manager	26	June 2020-Present	N/A

Nicholas King. Mr. King has been CEO of Vint since its founding in June 2020. He has performed extensive primary and secondary research on the fine wine and spirits investment market. This research includes over 50 calls with individuals in the wine industry. As CEO of Vint, Mr. King’s role consists of marketing, fundraising, and asset acquisition strategies.

While CEO of Vint, Mr. King was also an Associate Analyst with TSW. TSW is a value investment firm with over 75 employees. With TSW, Mr. King was responsible for investment due diligence, investment analysis, and research. Nick was not in a supervisory position. The skills gained at this role has equipped him with strong analytical skills, the ability to source investment opportunities, and the foundation to a strong value investing framework. Mr. King’s role with TSW began July 1, 2019, and ended March 12th, 2021. Mr. King passed the Chartered Financial Analyst Level 1 exam in December 2019.

Prior to the associate analyst role with TSW, Mr. King held positions at a Taylor Hoffman wealth management group (May 2018-August 2018), Slice Capital crowdfunding startup] from February 2018 to May 2018, and K&A Affiliates search fund] from October 2017 to January 2018.

Mr. King is a graduate from the University of Virginia with a degree in Financial Economics.

Patrick Sanders. Mr. Sanders was an Associate Data Engineer with Capital One from August 2019 to December 2020. Prior to Capital One, Mr. Sanders was a Software Engineer intern at Carmax from May 2018 to August 2018. Mr. Sanders has a BS in Computer Science and Mathematics from the University of Virginia.

Neither the Manager nor its executive officers have any substantive experience in making or managing fine wine or spirits investments.  The Manager will rely upon the expertise of the members of the Advisory Board for assistance in selecting and managing collections of fine wines or spirits.  The Manager is elected until its successors is duly elected and qualified.

There are no family relationships between any manager, director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, none of our Managers’ or their respective directors or executive officers has, during the past five years:

●been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

●had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Advisory Board

The Company has an Advisory Board which will assist our Manager and series manager.  Our Advisory Board includes the following person:

Miles Davis, Advisor.

Miles Davis, Advisor at Vint. Miles has over 15 years of experience in the fine wine market. Currently, he works at Wine Owners, one of the leading wine cellar management and marketplace companies (Jan 2019-Present). Prior to Wine Owners, Miles founded WAM Capital, focused on private company fundraising (Jan 2015-Present). Most notably, he was one of two partners at Wine Asset Managers LLP, jointly responsible for managing The Fine Wine Fund and The Fine Wine Investment Fund, from August 2006 - December 2016. Miles has experience managing nearly $30 million worth of fine wine. Miles is one of a very few individuals to manage a fine wine fund and provides Vint with a strong perspective on the global fine wine market.

Kevin Sidders, Advisor

Kevin is the President of Vinconnect (January 2011-Present). VinConnect enables US customers to buy hard-to-find wines directly from 40+ of the world's top estates in France, Italy, Germany, Spain and beyond, before they are generally available in the US market. Kevin has strong domain expertise in both domestic and international wines. His specialties include international wine commerce, logistics, importing, direct-to-consumer sales, entrepreneurship, capital raising, mergers and acquisitions, and financial advisory. Kevin serves in a wine advisory role by assisting in asset acquisition and sourcing.

Adam Lapierre MW, Advisor.

Adam is currently the President of Vinfolio (April 2018-Present). Vinfolio is a trusted partner in fine wine. Vinfolio sells and buys collectible fine wine, operates the only truly full-service wine storage facility in the United States and provides the free, online, VinCellar cellar management platform. Prior to Vinfolio, Adam was the Director of Purchasing – Adult Beverages at Lidl (December 2016-January 2018). Adam is also an independent Wine Consultant at Adam Lapierre MW Consulting. Notably, Adam has received the Master of Wine Designation. He is one of 408 MWs in the world. Adam serves Vint in a wine advisory capacity. He offers sourcing and liquidation advice and channels, as well as extensive subject matter experience.

Amy Christine MW, Advisor.

Amy is currently a sales rep at Kermit Lynch Wine Merchants (2012-Present). Amy is also the owner of her winery, Holus Bolus Winery (2005-Present). Amy provides wine advisory capacity to the Company and Manager. Amy offers sourcing and liquidation advice. She is one of 408 MWs in the world.

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the fine wine and spirits market. We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.

Responsibilities of the Advisory Board

The Advisory Board will support the Company, our series manager and the Manager and consists of advisors to the Manager. It is anticipated that the Advisory Board will review our relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions. In addition, it is anticipated that the Advisory Board will be responsible for the following:

●approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

●evaluating all asset acquisitions;

●evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and our interest holders;

●providing guidance with respect to the appropriate levels of insurance costs specific to each individual asset;

●reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a series or the other members, on the other hand, or the Company or a series, on the one hand, and another series, on the other hand;

●approving any material transaction between the Company or a series, on the one hand, and the Manager or any of its affiliates, another series or an interest holder, on the other hand, other than for the purchase of interests;

●reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to our interest holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to interest holders are in accordance with our policies; and

●approving any service providers appointed by the Manager in respect of the underlying assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and its interest holders and not a breach of any duty at law, in equity or otherwise. The members of the Advisory Board will not be managers or officers of the Company or any series and will not have fiduciary or other duties to the interest holders of any series.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, it is anticipated that their costs will not be borne by any given series of interests.

Compensation of the Advisory Board

The Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service by issuing to them equity compensation in the Manager subject to traditional vesting terms. As such, it is anticipated that the members of the Advisory Board will be compensated by the Manager and that their costs will not be borne by any given Series, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with services performed for that Series (e.g. travel related to evaluation of an asset).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of Manager

The Manager, in its capacity as our series manager, will receive a Sourcing Fee (unless waived by the Manager).

For the year ended December 31, 2022, the Manager received Sourcing Fees in the total amount of $357,256.

Sourcing Fee

Our series manager will be paid a fee as compensation for sourcing each underlying asset (which we refer to as the Sourcing Fee); provided that the Sourcing Fee may be waived by our series manager. The Sourcing Fee may be between 0% and 35% of the gross offering proceeds of each series offering, and is set entirely at the discretion of the series manager. Factors that the series manager may consider in determining the Sourcing Fee for a particular series offering may include, but are not limited to, current market offers for the series assets, comparable asset pricing data, and/or or the level of difficulty and costs related to sourcing the particular assets of the series. The Sourcing Fee is not based on the aggregate offering size.

For example, the series manager may acquire assets that are priced at a discount to current market offers for the underlying assets. In such a case, the series manager may take a higher Sourcing Fee for assets acquired at a discount than for assets acquired at market price. It should be noted that, depending on the size of the sourcing fee, investors may not receive a discount to comparable asset pricing. As a further example, the series manager may take a higher sourcing fee as compensation for assets that are more difficult to source.

However, the series manager is not required to consider the factors described above, or any other factors, in determining the Sourcing Fee for an offering. The Sourcing Fee is entirely set at the discretion of the series manager.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Upon designation of each series, the Manager was granted a single interest in each series and became the initial member holding 100% of the then outstanding interests of each series.  In addition, the Manager has subsequently been issued additional interests in series of our Company.

As of March 28, 2023, our Manager owns the following securities:

Series Name	Number of Interests Owned by our Manager (1)(2)	Percentage of Series(3)
Series VV-0001	42	4.2%
Series VV-PNST	210	10.5%
Series VV-SUPR	12	0.6%
Series VV-CHAM	44	0.3%
Series VV-STEML	517	8.0%
Series VV-MACAL	56	3.3%
Series VV-BOWCK	395	19.8%
Series VV-FUTUR	154	9.6%
Series VV-BDX	13	0.7%
Series VV-SPAN	275	19.6%
Series VV-DRC	202	3.7%
Series VV-NAPA	296	10.4%
Series VV-RHONE	130	3.4%
Series VV-PDMT	342	11.1%
Series VV-JPWY	69	1.3%
Series VV-PTRS	5	1.0%
Series VV-ROSE	34	3.4%
Series VV-BOD10	171	8.6%
Series VV-WBURG	142	3.1%
Series VV-GERM	91	9.1%
Series VV-LAF10	18	1.5%
Series VV-MACAL50	29	0.5%
Series VV-JYFT	34	4.3%
Series VV-GPS	36	1.2%
Series VV-BDMA	19	2.2%
Series VV-CDCV	16	2.1%
Series VV-DRCH	3	0.6%
Series VV-MR19	5	1.8%
Series VV-SCRV	7	0.5%
Series VV-BDXM1	63	1.6%
Series VV-CB100	3	0.5%
Series VV-JSCV	10	1.6%
Series VV-KGC1	18	1.2%
Series VV-LR15	4	0.6%
Series VV-PFGV	5	0.6%
Series VV-BDX2K	21	1.2%
Series VV-BXEP21	58	1.3%
Series VV-CDVM	22	2.2%
Series VV-CHBL1	3	0.5%
Series VV-DRC15	7	0.9%
Series VV-DRCRC1	5	0.5%
Series VV-KGC2	9	0.6%
Series VV-MACAL2	6	0.6%
Series VV-MACAL3	15	1.2%
Series VV-MVRW	16	0.5%
Series VV-POM1	10	0.9%

Series VV-BOW50	4	0.7%
Series VV-CCC1	5	0.6%
Series VV-DL19*	0	0.0%
Series VV-DRCH17	6	0.7%
Series VV-HAWV*	0	0.0%
Series VV-LAF19*	0	0.0%
Series VV-MACFC	11	0.8%
Series VV-MARG1*	0	0.0%
Series VV-RTBC	11	1.1%
Series VV-SAIC*	0	0.0%
Series VV-TLC1	7	0.9%
Series VV-BOW2*	0	0.0%
Series VV-DP08*	0	0.0%
Series VV-DRC09*	0	0.0%
Series VV-DRCH14*	0	0.0%
Series VV-DRCH19*	0	0.0%
Series VV-ITRC*	0	0.0%
Series VV-KCSK*	0	0.0%
Series VV-KGC3*	0	0.0%
Series VV-KGC4*	0	0.0%
Series VV-MACAL4*	0	0.0%
Series VV-YAM1*	0	0.0%
Series VV-BOMA*	0	0.0%
Series VV-CHJC*	0	0.0%
Series VV-GUGL1*	0	0.0%
Series VV-HBC1*	0	0.0%
Series VV-HIB1*	0	0.0%
Series VV-KGC5*	0	0.0%
Series VV-LAT1*	0	0.0%
Series VV-LBV1*	0	0.0%
Series VV-RBV1*	0	0.0%
Series VV-SCC1*	0	0.0%
Series VV-SPAN2*	0	0.0%
Series VV-KGC6*	0	0.0%

* Indicates Series offerings that have not yet closed as of the date of this offering circular. At the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.5% and up to a maximum of 19.99% of the interests sold in such offering for the same price as all other investors.

(1)The address of the Manager is 2800 Patterson Ave, Richmond, VA 23221.

(2)Interests beneficially owned through ownership in Manager, which is majority owned by Nicholas King, who is deemed to have voting and dispositive power over the interests held by the Manager.

(3)Assumes sale of minimum number of Series Interests

In addition, at the closing of each offering, the Manager or its affiliates will purchase a minimum of 0.50% and up to a maximum of 19.99% of the interests sold in each offering for the same price as all other investors. The Manager may sell its interests from time to time after the closing of each offering in its sole discretion. The Manager has no present intention to sell its interests, and any future sales would be based upon the Manager’s potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to the interests.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since our inception, the Company has not been a party to any transaction in which the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”).

SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, the operating agreement, attached hereto as Exhibit 2.1, and the subscription agreements, attached hereto as Exhibit 4.1, relating to the purchase of the interests offered hereby. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement or the subscription agreements (as applicable), the provisions of the operating agreement or the subscription agreements (as applicable) shall apply. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

Description of Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of the interests offered hereby is an investment only in the particular series and not an investment in the Company as a whole. In accordance with the LLC Act, any series of interests established by the Company will be a separate series of limited liability company interests of the Company and not in a separate legal entity. We have not issued, and will not issue, any class of interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with the offerings.

Title to the underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own its own underlying assets, which will be collections of fine wines or spirits. We do not anticipate that any series will acquire any other fine wines or spirits other than the underlying assets related to that series. An investor who invests in an offering will not have any indirect interest in any asset other than the underlying asset related to the applicable series unless the investor also participates in a separate offering associated with that other underlying asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct records for each series and its associated assets and liabilities. As such, the assets of a series include only the collections of fine wines or spirits associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of the Company generally where the assets of such other series or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the interests, as determined by the Manager, the holders of the interests will not be liable to the Company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the interests offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

In general, the holders of each series of our interests (which may include the Manager, its affiliates or asset sellers) will participate in the available Free Cash Flow derived from the underlying assets related to the series, less expenses (as described in “—Distribution rights” below). The Manager, an affiliate of the Company, will own a minimum of 0.5% and a maximum of 19.99% of each series of interests. The Manager may sell its interests from time to time. The Manager has no present intention to sell its interests, and any future sales would be based upon our potential need for capital, market prices of the interests at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our interests. The Manager has the authority under the operating agreement to cause the Company to issue interests of a series to investors as well as to other persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms set forth in the designation for each series.

Each series will use the proceeds of its offerings to pay certain fees and expenses related to the acquisition and the offering, including to repay any loans taken to acquire the underlying assets (please see the “Use of Proceeds to Issuer” section for further details regarding the use of proceeds for each offering). An investor in each offering will acquire an ownership interest only in the applicable series and not, for the avoidance of doubt, in (i) the Company, (ii) any other series of interests, (iii) the Manager, (iv) the Vint Platform or (v) any underlying asset owned by any series. Although our interests will not immediately be listed on an exchange and a liquid market in our interests cannot be guaranteed, we may create our own trading market or partner with an existing platform to allow for trading of our interests (please review additional risks related to liquidity in the “Risk Factors” section).

Further Issuance of Interests

The Manager has the option to issue additional interests in any series offered hereby on the same terms as the interests offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the underlying assets.

Distribution Rights

If any Free Cash Flow is generated from the sale of an asset in a series collection, the Manager will distribute that distributions Free Cash Flow to holders of each series of interests in accordance with the law or the operating agreement.

Free Cash Flow consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the underlying assets related to such series. The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

We expect the Manager to distribute Free Cash Flow, if any, on an annual basis as set forth below. However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a series from the utilization of the underlying assets related to such series shall be applied within the series in the following order of priority:

●repay any amounts outstanding under Operating Expenses Reimbursement Obligations plus accrued interest;

●thereafter to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; and

●thereafter by way of distribution to holders of the interests of such series (net of corporate income taxes applicable to the series), which may include asset sellers of the underlying assets related to such series or the Manager or any of its affiliates.

No series will distribute an underlying asset in kind to its interest holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series.  For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

No Redemption Provisions

No series of our interests are redeemable.

No Registration Rights

There are no registration rights in respect of any series of our interests.

Limited Voting Rights

The Manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. Interest holders do not have any voting rights as an interest holder in the Company or a series except with respect to:

●the removal of the Manager for cause as described below;

●the dissolution of the Company upon the for-cause removal of the Manager; and

●an amendment to the operating agreement that would:

○adversely affect the rights of an interest holder in any material respect;

○reduce the voting percentage required for any action to be taken by the holders of interests in the Company under the operating agreement;

○change the situations in which the Company and any series can be dissolved or terminated;

○change the term of the Company (other than the circumstances provided in the operating agreement); or

○give any person the right to dissolve the Company.

The Manager can only be removed as manager of the Company and each series in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or the Company which has a material adverse effect on the Company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of the Company, as applicable.  The removal of the Manager as manager of the Company and all series must be approved by two-thirds of the votes that may be cast by all interest holders in any series of the Company. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by all interest holders in any series of the Company present in person or represented by proxy.

The Manager or its affiliates (if they hold interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of the Company or a series for a vote of the interest holders shall first be approved by the Manager and no amendment to the operating agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any series. See “Directors, Executive Officers and Significant Employees—The Manager” for more information. Except as set forth above, the Manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●a change in the fiscal year or taxable year and related changes; and

●any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the operating agreement provided the Manager determines that those amendments:

●do not adversely affect the interest holders (including any particular series of interests as compared to other series of interests) in any material respect;

●are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●are necessary or appropriate to facilitate the trading of interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the interest holders;

●are necessary or appropriate for any action taken by the Manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

The operating agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of the Company following the for-cause removal of the Manager. Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of the Company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or the Company as a whole, as applicable, the underlying assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) first, 100% to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series) until the interest holders receive back 100% of their capital contribution allocated pro rata based on the number of interests held by each interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

Each series of our interests are subject to restrictions on transferability. A holder of interests may not transfer, assign or pledge its interests without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that the Manager may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or such series, or (d) the Company, such series or the Manager being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of interests via any exchange or described above.

The Manager may transfer all or any portion of the interests held by it from time to time, in accordance with applicable securities laws, either directly or through brokers.

Additionally, unless and until the interests are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the interests. There can be no assurance that we will, or will be able to, register our interests for resale. Therefore, investors may be required to hold their interests indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the operating agreement.  Pursuant to the operating agreement, each investor grants to the Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by the Manager. The Manager will be appointed as the series manager of each series to manage the underlying assets.

We may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or our series manager (including if the Manager or series manager appointed is not VinVesto, Inc.). If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Books and Reports

We are required to keep appropriate books of the business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by the Manager in accordance with the Internal Revenue Code.  The Manager will file with the Commission periodic reports as required by applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are qualified pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission. In addition, we plan to provide holders of interests with periodic updates, including offering circulars, offering circular supplements, pricing supplements, information statements and other information.

We will provide such documents and periodic updates electronically through the Vint Platform. As documents and periodic updates become available, we will notify holders of interests of this by sending the holders an email message or a message through the Vint Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the holder to obtain an updated email address. We will provide holders with copies via email or paper copies at any time upon request. The contents of the Vint Platform are not incorporated by reference in or otherwise a part of this offering circular.

Exclusive Jurisdiction

Under our operating agreement, any dispute in relation to the operating agreement is subject to arbitration. Any non-arbitrable matters are subject to the exclusive jurisdiction of the state or federal courts located in the City of Richmond, Virginia, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the interests were to bring a claim against our company or our Manager pursuant to the operating agreement, it would have to do so in the state or federal courts located in the City of Richmond, Virginia. Notwithstanding the foregoing, if, for any reason, such courts do not have jurisdiction over an action, then the action may be brought in other federal or state courts located in the Commonwealth of Virginia.

We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Virginia. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under that agreement, but excluding claims under federal securities law. By subscribing to this offering and adhering to the operating agreement, the investor warrants that the investor has reviewed this waiver, and knowingly and voluntarily waives his or her jury trial rights to all claims but claims under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law.

Listing

The interests offered hereby are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the interests offered hereby to U.S. holders, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction or under U.S. federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●banks, insurance companies or other financial institutions;

●persons subject to the alternative minimum tax;

●tax-exempt organizations;

●dealers in securities or currencies;

●traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●persons that own, or are deemed to own, more than five percent of the series of interests (except to the extent specifically set forth below);

●certain former citizens or long-term residents of the United States;

●persons who hold the interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

●persons who do not hold the interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

●persons deemed to sell the interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes, holds interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold interests, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of the interests arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of Each Series of Interests is intended to be as a “C” Corporation, after filing the appropriate elections

Proposed but not yet finalized regulations, as well as one private ruling by the IRS, indicate that each series of a series limited liability company such as the Company should each be treated as a separate entity formed under local law. The Company intends to elect for each series of interests in the company to be taxed as a “C” corporation under Subchapter C of the Code, and expects that each series will be treated as a corporation for all federal and state tax purposes. Thus, each series of interests will be taxed at regular corporate rates on its income, including any gain from the sale or exchange of the assets that will be held by each series, before making any distributions to interest holders as described below.

Taxation of Distributions to Investors

A “U.S. Holder” includes a beneficial owner of interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Distributions to U.S. Holders out of each series’ current or accumulated earnings and profits (which would include any gains derived from the sale or exchange of the assets that will be held by each series, net of tax paid or accrued thereon, will be taxable to U.S. Holders as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors as to whether any dividends paid by a series would be “qualified dividend income.” Distributions in excess of the current and accumulated earnings and profits of a series will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its interests will be taxable as capital gain in the amount of such excess if the interests are held as a capital asset. In addition, a 3.8% tax applies to certain investment income (referred to as the 3.8% NIIT). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). Dividends are included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition and (ii) the U.S. Holder’s adjusted tax basis in the interests. A U.S. Holder’s adjusted tax basis in the interests generally equals his, her or its initial amount paid for the interests and decreased by the amount of any distributions to the investor in excess of current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their interests, and the amount of any actual or deemed relief from indebtedness encumbering their interests. The gain or loss will be long-term capital gain or loss if the interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the interests made to you may be subject to additional information reporting and under some circumstances to backup withholding at a current rate of 24% unless you establish an exemption. Backup withholding is not an additional tax; rather, the federal income tax liability of persons subject to backup withholding is reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of the interests, including the consequences of any proposed change in applicable laws.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by CrowdCheck Law, LLP.

EXPERTS

Our financial statements for the year ended December 31, 2021 and for the period of June 16, 2020 (inception) to December 31, 2020 included in this offering circular have been audited by IndigoSpire CPA Group, certified public accounting firm, as stated in its report appearing in this offering circular.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission an offering statement on Form 1-A under the Securities Act with respect to the interests offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the Commission. For further information pertaining to us and the interests to be sold in the offerings, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of Tier 2 of Regulation A and are required to file annual reports, semi-annual reports, current reports and other information with the Commission. We will make these documents publicly available, free of charge, on the Vint Platform as soon as reasonably practicable after filing such documents with the Commission.

You can read the offering statement and our filings with the Commission over the Internet at the Commission’s website at www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The Manager will answer inquiries from potential investors concerning the interests, the Company, the Manager and other matters relating to the offer and sale of the interests under this offering circular. We will afford the potential investors the opportunity to obtain any additional information to the extent we possess such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Requests and inquiries regarding this offering circular should be directed to:

VV Markets LLC

2800 Patterson Ave

Richmond, VA 23221.

E-Mail: nick@vint.co

Tel: 804-833-7974

Attention: Nicholas King

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

VV MARKETS, LLC

A Delaware Limited Liability Company

Financial Statements

FINANCIAL STATEMENTS

INDEX OF FINANCIAL INFORMATION

Page
Independent Auditor’s Report	F-3

Consolidated Balance Sheet as of December 31, 2021 and 2020	F-4

Consolidated Statement Of Operations for the calendar year ended December 31, 2021 and the period of June 16, 2020 (inception) to December 31, 2020	F-5

Consolidated Statement Of Members’ Equity for the calendar year ended December 31, 2021 and the period of June 16, 2020 (inception) to December 31, 2020	F-6

Consolidated Statement of Cash Flows for the calendar year ended December 31, 2021 and for the period of June 16, 2020 (inception) through December 31, 2020	F-7

Notes to the Financial Statements	F-21

INDEPENDENT AUDITOR’S REPORT

April 4, 2022

To: Board of Managers, VV Markets, LLC

Attn: Nick King

Re: 2021-2020 Financial Statement Audit

We have audited the accompanying consolidated and series-by-series financial statements of VV MARKETS, LLC (a series limited liability company organized in Delaware) and underlying series limited liability companies (the “Company”), which comprise the balance sheet as of December 31, 2021 and 2020, and the related statements of income, member’s equity, and cash flows for the calendar year period ended December 31, 2020 and the inception period of June 16, 2020 (inception) and ending December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations, member’s equity and its cash flows for the calendar year period ended December 31, 2021 and the period June 16, 2020 (inception) through December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

April 4, 2022

VV MARKETS, LLC
CONSOLIDATED BALANCE SHEET
As of December 31, 2021 and 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

ASSETS	2021	2020
Current Assets:
Cash and cash equivalents	$15,469	$0
Total Current Assets	15,469	0

Collectible assets	1,390,886

TOTAL ASSETS	$1,406,355	$0

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Current Liabilities:
Advances from manager	$401,113	$0
Asset purchase payable	191,393
Total Current Liabilities	592,506	0

Non-current Liabilities:
None	0	0

TOTAL LIABILITIES	592,506	0

Members’ Equity:
Membership interest	1,069,000	0
Membership interest subscription receivable	(171,000)
Retained earnings, net of distributions	(84,151)	0

Total Member’s Equity	813,849	0

TOTAL LIABILITIES AND MEMBER’S EQUITY	$1,406,355	$0

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
For the calendar year ended December 31, 2021 And the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	2021	2020
Revenues	$0	$0
Cost of revenues	0	0
Gross Profit (Loss)	0	0

Operating Expenses:
General and administrative	84,151	0
Total Operating Expenses	84,151	0

Operating Income	(84,151)	0

Provision for Income Taxes	0	0

Net Income	$(84,151)	$0

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
For the calendar year ended December 31, 2021 And the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	Membership Interest	Subscription Receivable	Accumulated Earnings/Deficit	Total Stockholders’ Equity (Deficit)
As of June 16, 2020 (inception)	$0		$0	$0
Net (loss)			0	0
Balance as of December 31, 2020	$0	$0	$0	$0
Series subscriptions	1,069,000	(171,000)		898,000
Net (loss)			(84,151)
Balance as of December 31, 2021	$1,069,000	$(171,000)	$(84,151)	$813,849

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

Cash Flows from Operating Activities	2021	2020
Net Income	$(84,151)	$0
Adjustments to reconcile net loss to net cash used in operating activities: Changes in operating assets and liabilities:
None	0	0
Net Cash Used in Operating Activities	(84,151)	0

Cash Flows from Investing Activities
Purchase of collectible assets	(1,199,493)	0
Net Cash Used in Investing Activities	(1,199,493)	0

Cash Flows from Financing Activities
Advances from the manager	401,113	0
Proceeds from subscriptions	898,000
Net Cash Provided by Financing Activities	1,299,113	0

Net Change In Cash and Cash Equivalents	15,469	0

Cash and Cash Equivalents at Beginning of Period	0	0
Cash and Cash Equivalents at End of Period	$15,469	$0

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$0	$0
Cash paid for income taxes	0	0

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

ASSETS	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Current Assets:
Cash and cash equivalents	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228
Total Current Assets	0	1,445	1,598	1,423	2,329	1,904	1,445	1,228

Collectible assets	40,961	75,800	84,000	65,000	121,565	100,254	75,400	40,000

TOTAL ASSETS	40,961	77,245	85,598	66,423	123,894	102,158	76,845	41,228

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Current Liabilities:
Advances from manager	0	0	0	0	0	0	0	0
Asset purchase payable	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

TOTAL LIABILITIES	0	0	0	0	0	0	0	0

Members’ Equity:
Membership interest	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000
Membership interest subscription receivable	0	0	0	0	0	0	0	0
Retained earnings, net of distributions	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Total Member’s Equity	40,961	77,245	85,598	66,423	123,894	102,158	76,845	41,228

TOTAL LIABILITIES AND MEMBER’S EQUITY	$40,961	$77,245	$85,598	$66,423	$123,894	$102,158	$76,845	$41,228

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

ASSETS	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Current Assets:
Cash and cash equivalents	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0
Total Current Assets	1,428	1,289	1,380	0	0	0	0	0

Collectible assets	74,800	56,800	63,800	128,313	135,700	25,893	165,500	137,100

TOTAL ASSETS	76,228	58,089	65,180	128,313	135,700	25,893	165,500	137,100

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Current Liabilities:
Advances from manager	0	0	0	128,313	135,700	0	0	137,100
Asset purchase payable	0	0	0	0	0	25,893	165,500	0
Total Current Liabilities	0	0	0	128,313	135,700	25,893	165,500	137,100

TOTAL LIABILITIES	0	0	0	128,313	135,700	25,893	165,500	137,100

Members’ Equity:
Membership interest	84,000	64,500	71,500	142,000	0	29,000	0	0
Membership interest subscription receivable	0	0	0	(142,000)	0	(29,000)	0	0
Retained earnings, net of distributions	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Total Member’s Equity	76,228	58,089	65,180	0	0	0	0	0

TOTAL LIABILITIES AND MEMBER’S EQUITY	$76,228	$58,089	$65,180	$128,313	$135,700	$25,893	$165,500	$137,100

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

ASSETS	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Current Assets:
Cash and cash equivalents	$0	$0	$0	$0	$0	$0	$0	$0
Total Current Assets	0	0	0	0	0	0	0	0

Collectible assets	0	0	0	0	0	0	0	0

TOTAL ASSETS	0	0	0	0	0	0	0	0

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Current Liabilities:
Advances from manager	0	0	0	0	0	0	0	0
Asset purchase payable	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

TOTAL LIABILITIES	0	0	0	0	0	0	0	0

Members’ Equity:
Membership interest	0	0	0	0	0	0	0	0
Membership interest subscription receivable	0	0	0	0	0	0	0	0
Retained earnings, net of distributions	0	0	0	0	0	0	0	0

Total Member’s Equity	0	0	0	0	0	0	0	0

TOTAL LIABILITIES AND MEMBER’S EQUITY	$0	$0	$0	$0	$0	$0	$0	$0

VV MARKETS, LLC
BALANCE SHEET (BY-SERIES)
As of December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

ASSETS	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Current Assets:
Cash and cash equivalents	$0	$0	$0	$0	$0	$0	$0	$0
Total Current Assets	0	0	0	0	0	0	0	0

Collectible assets	0	0	0	0	0	0	0	0

TOTAL ASSETS	0	0	0	0	0	0	0	0

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Current Liabilities:
Advances from manager	0	0	0	0	0	0	0	0
Asset purchase payable	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

TOTAL LIABILITIES	0	0	0	0	0	0	0	0

Members’ Equity:
Membership interest	0	0	0	0	0	0	0	0
Membership interest subscription receivable	0	0	0	0	0	0	0	0
Retained earnings, net of distributions	0	0	0	0	0	0	0	0

Total Member’s Equity	0	0	0	0	0	0	0	0

TOTAL LIABILITIES AND MEMBER’S EQUITY	$0	$0	$0	$0	$0	$0	$0	$0

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Revenues	$0	$0	$0	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	5,039	7,755	8,402	6,577	13,106	9,842	8,155	4,772
Total Operating Expenses	5,039	7,755	8,402	6,577	13,106	9,842	8,155	4,772

Operating Income	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Provision for Income Taxes	0	0	0	0	0	0	0	0

Net Income	$(5,039)	$(7,755)	$(8,402)	$(6,577)	$(13,106)	$(9,842)	$(8,155)	$(4,772)

Weighted number of Series membership interest	1,000.00	2,125.00	2,000.00	1,460.00	5,480.00	1,600.00	1,700.00	2,000.00
Basic and diluted loss per Series membership interest	(5.04)	(3.65)	(4.20)	(4.50)	(2.39)	(6.15)	(4.80)	(2.39)

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Revenues	$0	$0	$0	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	7,772	6,411	6,320	0	0	0	0	0
Total Operating Expenses	7,772	6,411	6,320	0	0	0	0	0

Operating Income	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Provision for Income Taxes	0	0	0	0	0	0	0	0

Net Income	$(7,772)	$(6,411)	$(6,320)	$0	$0	$0	$0	$0

Weighted number of Series membership interest	1,400.00	6,450.00	1,986.00	2,000.00	3,825.00	500.00	5,500.00	3,090.00
Basic and diluted loss per Series membership interest	(5.55)	(0.99)	(3.18)	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Revenues	$0	$0	$0	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	0	0	0	0	0	0	0	0
Total Operating Expenses	0	0	0	0	0	0	0	0

Operating Income	0	0	0	0	0	0	0	0

Provision for Income Taxes	0	0	0	0	0	0	0	0

Net Income	$0	$0	$0	$0	$0	$0	$0	$0

Weighted number of Series membership interest	0	0	0	0	0	0	0	0
Basic and diluted loss per Series membership interest	0	0	0	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF OPERATIONS (BY-SERIES)
For the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Revenues	$0	$0	$0	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	0	0	0	0	0	0	0	0
Total Operating Expenses	0	0	0	0	0	0	0	0

Operating Income	0	0	0	0	0	0	0	0

Provision for Income Taxes	0	0	0	0	0	0	0	0

Net Income	$0	$0	$0	$0	$0	$0	$0	$0

Weighted number of Series membership interest	0	0	0	0	0	0	0	0
Basic and diluted loss per Series membership interest	0	0	0	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY (BY-SERIES)
For the calendar year ended December 31, 2021 And the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Balance as of June 16, 2020 (inception)	$0	$0	$0	$0	$0	$0	$0	$0
Net income / (loss)	0	0	0	0	0	0	0	0
Balance as of December 31, 2020	$0	$0	$0	$0	$0	$0	$0	$0
Subscriptions	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000
Subscriptions not yet collected	0	0	0	0	0	0	0	0
Net income / (loss)	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)
Balance as of December 31, 2021	$40,961	$77,245	$85,598	$66,423	$123,894	$102,158	$76,845	$41,228

	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Balance as of June 16, 2020 (inception)	$0	$0	$0	$0	$0	$0	$0	$0
Net income / (loss)	0	0	0	0	0	0	0	0
Balance as of December 31, 2020	$0	$0	$0	$0	$0	$0	$0	$0
Subscriptions	84,000	64,500	71,500	142,000	0	29,000	0	0
Subscriptions not yet collected	0	0	0	(142,000)	0	(29,000)	0	0
Net income / (loss)	(7,772)	(6,411)	(6,320)	0	0	0	0	0
Balance as of December 31, 2021	$76,228	$58,089	$65,180	$0	$0	$0	$0	$0

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Cash Flows from Operating Activities
Net Income	$(5,039)	$(7,755)	$(8,402)	$(6,577)	$(13,106)	$(9,842)	$(8,155)	$(4,772)
Adjustments to reconcile net loss to net cash used in operating activities:
None	0	0	0	0	0	0	0	0
Net Cash Used in Operating Activities	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Cash Flows from Investing Activities
Purchase of collectible assets	(40,961)	(75,800)	(84,000)	(65,000)	(121,565)	(100,254)	(75,400)	(40,000)
Net Cash Used in Investing Activities	(40,961)	(75,800)	(84,000)	(65,000)	(121,565)	(100,254)	(75,400)	(40,000)

Cash Flows from Financing Activities
Advances from the manager	0	0	0	0	0	0	0	0
Proceeds from subscriptions	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000
Net Cash Provided by Financing Activities	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000

Net Change In Cash and Cash Equivalents	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228

Cash and Cash Equivalents at Beg. of Period	0	0	0	0	0	0	0	0
Cash and Cash Equivalents at End of Period	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	0	0	0	0	0	0	0	0
Cash paid for income taxes	0	0	0	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the calendar year ended December 31, 2021
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Cash Flows from Operating Activities
Net Income	$(7,772)	$(6,411)	$(6,320)	$0	$0	$0	$0	$0
Adjustments to reconcile net loss to net cash used in operating activities:
None	0	0	0	0	0	0	0	0
Net Cash Used in Operating Activities	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Cash Flows from Investing Activities
Purchase of collectible assets	(74,800)	(56,800)	(63,800)	(128,313)	(135,700)	0	0	(137,100)
Net Cash Used in Investing Activities	(74,800)	(56,800)	(63,800)	(128,313)	(135,700)	0	0	(137,100)

Cash Flows from Financing Activities
Advances from the manager	0	0	0	128,313	135,700	0	0	137,100
Proceeds from subscriptions	84,000	64,500	71,500	0	0	0	0	0
Net Cash Provided by Financing Activities	84,000	64,500	71,500	128,313	135,700	0	0	137,100

Net Change In Cash and Cash Equivalents	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0

Cash and Cash Equivalents at Beg of Period	0	0	0	0	0	0	0	0
Cash and Cash Equivalents at End of Period	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	0	0	0	0	0	0	0	0
Cash paid for income taxes	0	0	0	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Cash Flows from Operating Activities
Net Income	$0	$0	$0	$0	$0	$0	$0	$0
Adjustments to reconcile net loss to net cash used in operating activities:
None	0	0	0	0	0	0	0	0
Net Cash Used in Operating Activities	0	0	0	0	0	0	0	0

Cash Flows from Investing Activities
Purchase of collectible assets	0	0	0	0	0	0	0	0
Net Cash Used in Investing Activities	0	0	0	0	0	0	0	0

Cash Flows from Financing Activities
Advances from the manager	0	0	0	0	0	0	0	0
Proceeds from subscriptions	0	0	0	0	0	0	0	0
Net Cash Provided by Financing Activities	0	0	0	0	0	0	0	0

Net Change In Cash and Cash Equivalents	$0	$0	$0	$0	$0	$0	$0	$0

Cash and Cash Equivalents at Beg. of Period	0	0	0	0	0	0	0	0
Cash and Cash Equivalents at End of Period	$0	$0	$0	$0	$0	$0	$0	$0

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	0	0	0	0	0	0	0	0
Cash paid for income taxes	0	0	0	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF CASH FLOWS (BY-SERIES)
For the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Independent Auditor’s report and Notes to these Financial Statements

	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Cash Flows from Operating Activities
Net Income	$0	$0	$0	$0	$0	$0	$0	$0
Adjustments to reconcile net loss to net cash used in operating activities:
None	0	0	0	0	0	0	0	0
Net Cash Used in Operating Activities	0	0	0	0	0	0	0	0

Cash Flows from Investing Activities
Purchase of collectible assets	0	0	0	0	0	0	0	0
Net Cash Used in Investing Activities	0	0	0	0	0	0	0	0

Cash Flows from Financing Activities
Advances from the manager	0	0	0	0	0	0	0	0
Proceeds from subscriptions	0	0	0	0	0	0	0	0
Net Cash Provided by Financing Activities	0	0	0	0	0	0	0	0

Net Change In Cash and Cash Equivalents	$0	$0	$0	$0	$0	$0	$0	$0

Cash and Cash Equivalents at Beg. of Period	0	0	0	0	0	0	0	0
Cash and Cash Equivalents at End of Period	$0	$0	$0	$0	$0	$0	$0	$0

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	0	0	0	0	0	0	0	0
Cash paid for income taxes	0	0	0	0	0	0	0	0

VV MARKETS, LLC AND SERIES LLCS

NOTES TO FINANCIAL STATEMENTS

As of and for the periods ended December 31, 2021 and 2020

See accompanying Independent Auditors’ report

NOTE 1:  NATURE OF OPERATIONS

VV Markets, LLC (the “Company”) is a Delaware series limited liability company formed on June 16th, 2020. VinVesto Inc. is the sole owner of interests of the Company (other than interests issued in a particular series to other investors). The Company was formed to acquire and manage fine wines, spirits, and other wine related entities. It is expected that the Company will create a number of separate series of interests (the “Series” or “Series of Interests”) and that each collection will be owned by a separate Series, and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series, but will not be entitled to share in the return of any other Series.

The Company’s managing member is VinVesto, Inc. (the “Manager”). The Manager is a Delaware corporation formed on June 16th, 2020. The Manager is a technology and marketing company that operates the VinVesto platform ("Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and manager of the assets of each Series (the “Asset Manager”).

Although the Company has commenced its planned principal operations, it will continue to incur significant additional expenses.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

The Company has and intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series a collection of assets, (plus any cash reserves for future operating expenses). All voting rights, except as specified in the operating agreement or required by law remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”). The Company and each Series shall have perpetual existence unless terminated pursuant to the Operating Agreement or law.

OPERATING AGREEMENT

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

After the closing of an offering, each Series is responsible for its own Operating expenses (as defined in Note 2(5)). Prior to the closing, Operating expenses are borne by the Manager and not reimbursed by the economic members. Should post-closing Operating expenses exceed revenues or cash reserves then the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the series and be entitled to reimbursement of such amount from future revenues generated by the series (“Operating expenses Reimbursement Obligation(s)”), on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the Manager or its affiliates.

LIQUIDITY AND CAPITAL RESOURCES

Through December 31, 2021, none of the Series have recorded any revenues. The Company anticipates that it will commence commercializing the collection in fiscal year 2022, but does not expect to generate any revenues for any of the Series in the next year of operations. Each Series will continue to incur Operating expenses including, but not limited to, storage, insurance, transportation and maintenance expenses, on an ongoing basis.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Offering Expenses

Offering expenses relate to the offering for a specific Series and consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expenses to be incurred, will be charged to the Manager.

Operating Expenses

Operating expenses related to a particular collection of assets are costs and expenses attributable the assets of a particular Series and include storage, insurance, transportation (other than the initial transportation from the card location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined below), annual audit and legal expenses and other specific expenses as detailed in the Manager’s allocation policy. We distinguish between pre-closing and post-closing Operating expenses. Operating expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests are funded by the Manager and are not reimbursed by the Company, Series or economic members. These are accounted for as capital contributions by the Manager for expenses related to the business of the Company or a Series.

Upon closing of an offering, a Series becomes responsible for these expenses and finances them either through revenues generated by a Series or available cash reserves at the Series. Should revenues or cash reserves not be sufficient to cover Operating expenses the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the Series at a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

Income Taxes

The Company intends that the master series and separate Series will elect and qualify to be taxed as a C-corporation under the Internal Revenue Code. The separate Series will comply with the accounting and disclosure requirement of ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager, will admit additional members to each of its series through the offerings for each series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Company and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides that the Manager with the ability to appoint officers.

NOTE 4 - ASSET ACQUISITIONS

The Company opened 16 series in 2021 and made the following acquisitions:

Series	Asset acquired ($)	Amounts still due to seller ($)
VV-0001	40,961
VV-BDX	75,800
VV-BWCK	84,000
VV-CHAM	65,000
VV-DRC	151,565
VV-FUTUR	100,254
VV-MACAL	75,400
VV-PNST	40,000
VV-SPAN	74,800
VV-STEML	56,800
VV-SUPR	63,800
VV-NAPA	128,313
VV-RHONE	135,700
VV-PTRS	25,893	(25,893)
VV-JPWY	165,500	(165,500)
VV-PDMT	137,100
TOTAL	1,390,886	(191,393)

NOTE 5 - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

The Company distinguishes expenses and costs between those related to the purchase of a particular collection of assets and Operating expenses related to the management of such collectible assets.

Fees and expenses related to the purchase of an underlying collection of assets include the offering expenses, Acquisition Expenses, Brokerage Fee and Sourcing Fee. As of December 31, 2021 and 2020, VinVesto, Inc. incurred costs of $128,313 and $0 on behalf of the Company or Series, respectively.

Within Operating expenses the Company distinguishes between Operating expenses incurred prior to the closing of an offering and those incurred after the close of an offering. Although these pre- and post- closing Operating expenses are similar in nature and consist of expenses such as storage, insurance, transportation and maintenance, pre-closing Operating expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series and/or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series.

Revenue from the anticipated commercialization of the collections will be allocated amongst the Series whose underlying assets are part of the commercialization events, based on the value of the underlying assets. No revenues have been generated to date.

Offering expenses, other than those related to the overall business of the Manager (as described in Note 2(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. No offering expenses have been incurred by the Company as of December 31, 2021.

The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering.

The Series incurred the following revenue and expenses:

Series	Revenue	Expenses			Net Income / (Loss)
		Storage and Insurance	Broker-Dealer	Sourcing Fee
VV-0001	0	2,148		2,891	(5,039)
VV-BDX	0		850	6,905	(7,755)
VV-BWCK	0	0	940	7,462	(8,402)
VV-CHAM	0	0	730	5,847	(6,577)
VV-DRC	0	0	1,370	11,736	(13,106)
VV-FUTUR	0	0	1,120	8,722	(9,842)
VV-MACAL	0	0	850	7,305	(8,155)
VV-PNST	0	0	460	4,312	(4,772)
VV-SPAN	0	0	840	6,932	(7,772)
VV-STEML	0	0	645	5,766	(6,411)
VV-SUPR	0	0	693	5,627	(6,320)
VV-NAPA	0	0	0	0	0
VV-RHONE	0	0	0	0	0
VV-PTRS	0	0	0	0	0
VV-JPWY	0	0	0	0	0
VV-PDMT	0	0	0	0	0
TOTAL	0	2,148	8,498	73,505	(84,151)

NOTE 6 - SERIES OFFERINGS

As part of the Regulation A securities offering, the Company issues securities for the underlying Series to finance the acquisition of the assets.  The Series have issued the following interests:

Series	Weighted average membership interest (units)	Subscriptions ($)
VV-0001	1,000	46,000
VV-BDX	2,125	85,000
VV-BWCK	2,000	94,000
VV-CHAM	1,460	73,000
VV-DRC	5,480	137,000
VV-FUTUR	1,600	112,000
VV-MACAL	1,700	85,000
VV-PNST	2,000	46,000
VV-SPAN	1,400	84,000
VV-STEML	6,450	64,500
VV-SUPR	1,986	71,500
VV-NAPA	2,840	142,000
VV-RHONE	3,825	0
VV-PTRS	500	29,000
VV-JPWY	5,500	0
VV-PDMT	3,090	0
TOTAL		1,069,000

Note 7 - GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 8 - SUBSEQUENT EVENTS

Continued Securities Offering

The Company intends to issue continue issuing securities of the underlying series in a securities offering meant to be exempt from US Securities and Exchange Commission registration under Regulation A.

Management Evaluation

Management has evaluated all subsequent events through April 4, 2022, the date the financial statements were available to be issued.  There are no additional material events requiring disclosure or adjustment to the financial statements.

VV MARKETS, LLC CONSOLIDATED BALANCE SHEET As of June 30, 2022 and December 31, 2021 See accompanying Notes to these Financial Statements
	June 30, 2022 (Unaudited)	December 31, 2021 (Audited)
ASSETS
Cash	$56,745.97	$15,469.00
Total Current Assets	$56,745.97	$15,469.00
Other Assets
Collectible Assets	$1,750,321.60	$1,390,886.00
Total Other Assets	$1,750,321.60	$1,390,886.00
TOTAL ASSETS	$1,807,067.57	$1,406,355.00
LIABILITIES AND EQUITY
Liabilities

Current Liabilities
Advances from Manager	$-	$401,113.00
Asset Purchases Payable	$-	$191,393.00
Other Current Liabilities	$-	$-
Total Current Liabilities	$-	$592,506.00
Total Liabilities	$-	$592,506.00
Equity
Membership Contributions	$2,006,000.00	$898,000.00
Retained Earnings	$(84,151.00)	$-
Net Income	$(114,781.43)	$(84,151.00)
Total Equity	$1,807,067.57	$813,849.00
TOTAL LIABILITIES AND EQUITY	$1,807,067.57	$1,406,355.00

VV MARKETS, LLC
CONSOLIDATED BALANCE SHEET
As of June 30, 2022
See accompanying Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX
ASSETS
Cash		1,228.00	1,289.00	1,380.00	23,910.97	1,445.00
Total Current Assets	$0.00	$1,228.00	$1,289.00	$1,380.00	$23,910.97	$1,445.00
Other Assets
Collectible Assets	40,961.00	40,000.00	56,800.00	63,800.00	46,650.60	75,800.00
Total Other Assets	$40,961.00	$40,000.00	$56,800.00	$63,800.00	$46,650.60	$75,800.00
TOTAL ASSETS	$40,961.00	$41,228.00	$58,089.00	$65,180.00	$70,561.57	$77,245.00

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	0.00	0.00	0.00	0.00	0.00	0.00
Total Current Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Equity
Membership Contributions	46,000.00	46,000.00	64,500.00	71,500.00	73,000.00	85,000.00
Retained Earnings	-5,039.00	-4,772.00	-6,411.00	-6,320.00	-6,577.00	-7,755.00
Net Income					4,138.57
Total Equity	$40,961.00	$41,228.00	$58,089.00	$65,180.00	$70,561.57	$77,245.00
TOTAL LIABILITIES AND EQUITY	$40,961.00	$41,228.00	$58,089.00	$65,180.00	$70,561.57	$77,245.00

VV MARKETS, LLC
CONSOLIDATED BALANCE SHEET
As of June 30, 2022

	VV-MACAL	VV-SPAN	VV-BWCK	VV-FUTUR	VV-DRC	VV-NAPA
ASSETS
Cash	1,445.00	1,428.00	1,598.00	1,904.00	2,329.00	2,414.00
Total Current Assets	$1,445.00	$1,428.00	$1,598.00	$1,904.00	$2,329.00	$2,414.00
Other Assets
Collectible Assets	75,400.00	74,800.00	84,000.00	100,254.00	121,565.00	125,899.00
Total Other Assets	$75,400.00	$74,800.00	$84,000.00	$100,254.00	$121,565.00	$125,899.00
TOTAL ASSETS	$76,845.00	$76,228.00	$85,598.00	$102,158.00	$123,894.00	$128,313.00
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	0.00	0.00	0.00	0.00	0.00	0.00
Total Current Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Equity
Membership Contributions	85,000.00	84,000.00	94,000.00	112,000.00	137,000.00	142,000.00
Retained Earnings	-8,155.00	-7,772.00	-8,402.00	-9,842.00	-13,106.00
Net Income						-13,687.00
Total Equity	$76,845.00	$76,228.00	$85,598.00	$102,158.00	$123,894.00	$128,313.00
TOTAL LIABILITIES AND EQUITY	$76,845.00	$76,228.00	$85,598.00	$102,158.00	$123,894.00	$128,313.00

VV MARKETS, LLC
CONSOLIDATED BALANCE SHEET
As of June 30, 2022

	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT	VV-BOD10	VV-ROSE
ASSETS
Cash	2,601.00	493.00	3,179.00	2,627.00	1,692.00	697.00
Total Current Assets	$2,601.00	$493.00	$3,179.00	$2,627.00	$1,692.00	$697.00
Other Assets
Collectible Assets	135,700.00	25,893.00	165,500.00	137,100.00	87,864.00	36,322.00
Total Other Assets	$135,700.00	$25,893.00	$165,500.00	$137,100.00	$87,864.00	$36,322.00
TOTAL ASSETS	$138,301.00	$26,386.00	$168,679.00	$139,727.00	$89,556.00	$37,019.00
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	0.00	0.00	0.00	0.00	0.00	0.00
Total Current Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Equity
Membership Contributions	153,000.00	29,000.00	187,000.00	154,500.00	99,500.00	41,000.00
Retained Earnings
Net Income	-14,699.00	-2,614.00	-18,321.00	-14,773.00	-9,944.00	-3,981.00
Total Equity	$138,301.00	$26,386.00	$168,679.00	$139,727.00	$89,556.00	$37,019.00
TOTAL LIABILITIES AND EQUITY	$138,301.00	$26,386.00	$168,679.00	$139,727.00	$89,556.00	$37,019.00

VV MARKETS, LLC
CONSOLIDATED BALANCE SHEET
As of June 30, 2022

	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-WBURG	VV-GERM
ASSETS
Cash	2,193.00	2,057.00	360.00	476.00	0.00	0.00
Total Current Assets	$2,193.00	$2,057.00	$360.00	$476.00	$0.00	$0.00
Other Assets
Collectible Assets	106,550.00	106,428.00	20,000.00	23,035.00	0.00	0.00
Total Other Assets	$106,550.00	$106,428.00	$20,000.00	$23,035.00	$0.00	$0.00
TOTAL ASSETS	$108,743.00	$108,485.00	$20,360.00	$23,511.00	$0.00	$0.00
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	0.00	0.00	0.00	0.00	0.00	0.00
Total Current Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Total Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Equity
Membership Contributions	129,000.00	121,000.00	24,000.00	28,000.00	0.00	0.00
Retained Earnings
Net Income	-20,257.00	-12,515.00	-3,640.00	-4,489.00	0.00	0.00
Total Equity	$108,743.00	$108,485.00	$20,360.00	$23,511.00	$0.00	$0.00
TOTAL LIABILITIES AND EQUITY	$108,743.00	$108,485.00	$20,360.00	$23,511.00	$0.00	$0.00

VV MARKETS, LLC
CONSOLIDATED BALANCE SHEET
As of June 30, 2022

	VV-MACAL50	VV-BDMA	VV-CDCV	VV-DRCH	VV-SCRV
ASSETS
Cash	0.00	0.00	0.00	0.00	0.00
Total Current Assets	$0.00	$0.00	$0.00	$0.00	$0.00
Other Assets
Collectible Assets	0.00	0.00	0.00	0.00	0.00
Total Other Assets	$0.00	$0.00	$0.00	$0.00	$0.00
TOTAL ASSETS	$0.00	$0.00	$0.00	$0.00	$0.00
LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Other Current Liabilities	0.00	0.00	0.00	0.00	0.00
Total Current Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00
Total Liabilities	$0.00	$0.00	$0.00	$0.00	$0.00
Equity
Membership Contributions	0.00	0.00	0.00	0.00	0.00
Retained Earnings
Net Income	0.00	0.00	0.00	0.00	0.00
Total Equity	$0.00	$0.00	$0.00	$0.00	$0.00
TOTAL LIABILITIES AND EQUITY	$0.00	$0.00	$0.00	$0.00	$0.00

VV MARKETS, LLC
BALANCE SHEET
As of December 31, 2021
See accompanying Notes to these Financial Statements

ASSETS	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Current Assets:
Cash and cash equivalents	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228
Total Current Assets	0	1,445	1,598	1,423	2,329	1,904	1,445	1,228

Collectible assets	40,961	75,800	84,000	65,000	121,565	100,254	75,400	40,000

TOTAL ASSETS	40,961	77,245	85,598	66,423	123,894	102,158	76,845	41,228

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Current Liabilities:
Advances from manager	0	0	0	0	0	0	0	0
Asset purchase payable	0	0	0	0	0	0	0	0
Total Current Liabilities	0	0	0	0	0	0	0	0

TOTAL LIABILITIES	0	0	0	0	0	0	0	0

Members’ Equity:
Membership interest	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000
Membership interest subscription receivable	0	0	0	0	0	0	0	0
Retained earnings, net of distributions	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Total Member’s Equity	40,961	77,245	85,598	66,423	123,894	102,158	76,845	41,228

TOTAL LIABILITIES AND MEMBER’S EQUITY	$40,961	$77,245	$85,598	$66,423	$123,894	$102,158	$76,845	$41,228

VV MARKETS, LLC
BALANCE SHEET
As of December 31, 2021
See accompanying Notes to these Financial Statements

ASSETS	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Current Assets:
Cash and cash equivalents	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0
Total Current Assets	1,428	1,289	1,380	0	0	0	0	0

Collectible assets	74,800	56,800	63,800	128,313	135,700	25,893	165,500	137,100

TOTAL ASSETS	76,228	58,089	65,180	128,313	135,700	25,893	165,500	137,100

LIABILITIES AND MEMBERS’ EQUITY
Liabilities:
Current Liabilities:
Advances from manager	0	0	0	128,313	135,700	0	0	137,100
Asset purchase payable	0	0	0	0	0	25,893	165,500	0
Total Current Liabilities	0	0	0	128,313	135,700	25,893	165,500	137,100

TOTAL LIABILITIES	0	0	0	128,313	135,700	25,893	165,500	137,100

Members’ Equity:
Membership interest	84,000	64,500	71,500	142,000	0	29,000	0	0
Membership interest subscription receivable	0	0	0	(142,000)	0	(29,000)	0	0
Retained earnings, net of distributions	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Total Member’s Equity	76,228	58,089	65,180	0	0	0	0	0

TOTAL LIABILITIES AND MEMBER’S EQUITY	$76,228	$58,089	$65,180	$128,313	$135,700	$25,893	$165,500	$137,100

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
For the period of January 1, 2022 to June 30, 2022
And the period of January 1, 2021 to December 31, 2021
See accompanying Notes to these Financial Statements

	June 30, 2022 (Unaudited)	December 31, 2021 (Audited)
Revenue
Sales of Product Revenue	$22,487.97	$-
Total Revenue	$22,487.97	$-
Cost of Goods Sold
Cost of goods sold	$18,349.40	$-
Total Cost of Goods Sold	$18,349.40	$-
Gross Profit	$4,138.57	$-
Expenses
Broker-Dealer Expense	$11,080.00	$8,498.00
Sourcing Fee and Interests Issued to Manager	$107,840.00	$74,425.00
Storage and Insurance Expenses	$-	$1,228.00
Total Expenses	$118,920.00	$84,151.00
Net Operating Income	$(114,781.43)	$(84,151.00)
Net Income	$(114,781.43)	$(84,151.00)

VV MARKETS, LLC
STATEMENT OF OPERATIONS
For the period from January 1, 2022 to June 30, 2022
See accompanying Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX
Revenue
Sales of Product Revenue					22,487.97
Total Revenue	$0.00	$0.00	$0.00	$0.00	$22,487.97	$0.00
Cost of Goods Sold
Cost of goods sold					18,349.40
Total Cost of Goods Sold	$0.00	$0.00	$0.00	$0.00	$18,349.40	$0.00
Gross Profit	$0.00	$0.00	$0.00	$0.00	$4,138.57	$0.00
Expenses
Broker-Dealer Expense	0.00	0.00	0.00	0.00		0.00
Sourcing Fee and Interests Issued to Manager
Total Expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Net Operating Income	$0.00	$0.00	$0.00	$0.00	$4,138.57	$0.00
Net Income	$0.00	$0.00	$0.00	$0.00	$4,138.57	$0.00

Weighted Number of Series Membership Interests	1,000.00	2,000.00	1,986.00	1,460.00	6,450.00	1,700.00
Basic and diluted loss per Series membership interest	$0.00	$0.00	$0.00	$0.00	$0.64	$0.00

VV MARKETS, LLC
STATEMENT OF OPERATIONS
For the period from January 1, 2022 to June 30, 2022
See accompanying Notes to these Financial Statements

	VV-MACAL	VV-SPAN	VV-BWCK	VV-FUTUR	VV-DRC	VV-NAPA
Revenue
Sales of Product Revenue
Total Revenue	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Cost of Goods Sold
Cost of goods sold
Total Cost of Goods Sold	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Gross Profit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Expenses
Broker-Dealer Expense	0.00	0.00	0.00	0.00	0.00	1,420.00
Sourcing Fee and Interests Issued to Manager						12,267.00
Total Expenses	$0.00	$0.00	$0.00	$0.00	$0.00	$13,687.00
Net Operating Income	$0.00	$0.00	$0.00	$0.00	$0.00	-$13,687.00
Net Income	$0.00	$0.00	$0.00	$0.00	$0.00	-$13,687.00

Weighted Number of Series Membership Interests	2,000.00	1,600.00	2,125.00	1,400.00	5,480.00	2,840.00
Basic and diluted loss per Series membership interest	$0.00	$0.00	$0.00	$0.00	$0.00	$(4.82)

VV MARKETS, LLC
STATEMENT OF OPERATIONS
For the period from January 1, 2022 to June 30, 2022
See accompanying Notes to these Financial Statements

	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT	VV-BOD10	VV-ROSE
Revenue
Sales of Product Revenue
Total Revenue	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Cost of Goods Sold
Cost of goods sold
Total Cost of Goods Sold	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Gross Profit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Expenses
Broker-Dealer Expense	1,530.00	290.00	1,870.00	1,545.00	995.00	410.00
Sourcing Fee and Interests Issued to Manager	13,169.00	2,324.00	16,451.00	13,228.00	8,949.00	3,571.00
Total Expenses	$14,699.00	$2,614.00	$18,321.00	$14,773.00	$9,944.00	$3,981.00
Net Operating Income	-$14,699.00	-$2,614.00	-$18,321.00	-$14,773.00	-$9,944.00	-$3,981.00
Net Income	-$14,699.00	-$2,614.00	-$18,321.00	-$14,773.00	-$9,944.00	-$3,981.00

Weighted Number of Series Membership Interests	3,825.00	3,090.00	5,500.00	500.00	1,000.00	1,990.00
Basic and diluted loss per Series membership interest	$(3.84)	$(0.85)	$(3.33)	$(29.55)	$(9.94)	$(2.00)

VV MARKETS, LLC
STATEMENT OF OPERATIONS
For the period from January 1, 2022 to June 30, 2022
See accompanying Notes to these Financial Statements

	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-WBURG	VV-GERM
Revenue
Sales of Product Revenue
Total Revenue	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Cost of Goods Sold
Cost of goods sold
Total Cost of Goods Sold	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Gross Profit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Expenses
Broker-Dealer Expense	1,290.00	1,210.00	240.00	280.00	0.00	0.00
Sourcing Fee and Interests Issued to Manager	18,967.00	11,305.00	3,400.00	4,209.00	0.00	0.00
Total Expenses	$20,257.00	$12,515.00	$3,640.00	$4,489.00	$0.00	$0.00
Net Operating Income	-$20,257.00	-$12,515.00	-$3,640.00	-$4,489.00	$0.00	$0.00
Net Income	-$20,257.00	-$12,515.00	-$3,640.00	-$4,489.00	$0.00	$0.00

Weighted Number of Series Membership Interests	4,600.00	1,000.00	1,210.00	5,750.00	800.00	3,000.00
Basic and diluted loss per Series membership interest	$(4.40)	$(12.52)	$(3.01)	$(0.78)	$0.00	$0.00

VV MARKETS, LLC
STATEMENT OF OPERATIONS
For the period from January 1, 2022 to June 30, 2022
See accompanying Notes to these Financial Statements

	VV-MACAL50	VV-BDMA	VV-CDCV	VV-DRCH	VV-SCRV
Revenue
Sales of Product Revenue
Total Revenue	$0.00	$0.00	$0.00	$0.00	$0.00
Cost of Goods Sold
Cost of goods sold
Total Cost of Goods Sold	$0.00	$0.00	$0.00	$0.00	$0.00
Gross Profit	$0.00	$0.00	$0.00	$0.00	$0.00
Expenses
Broker-Dealer Expense	0.00	0.00	0.00	0.00	0.00
Sourcing Fee and Interests Issued to Manager	0.00	0.00	0.00	0.00	0.00
Total Expenses	$0.00	$0.00	$0.00	$0.00	$0.00
Net Operating Income	$0.00	$0.00	$0.00	$0.00	$0.00
Net Income	$0.00	$0.00	$0.00	$0.00	$0.00

Weighted Number of Series Membership Interests	860.00	760.00	530.00	280.00	1,310.00
Basic and diluted loss per Series membership interest	$0.00	$0.00	$0.00	$0.00	$0.00

VV MARKETS, LLC
STATEMENT OF OPERATIONS
For the calendar year ended December 31, 2021
See accompanying Notes to these Financial Statements

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Revenues	$0	$0	$0	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	5,039	7,755	8,402	6,577	13,106	9,842	8,155	4,772
Total Operating Expenses	5,039	7,755	8,402	6,577	13,106	9,842	8,155	4,772

Operating Income	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Provision for Income Taxes	0	0	0	0	0	0	0	0

Net Income	$(5,039)	$(7,755)	$(8,402)	$(6,577)	$(13,106)	$(9,842)	$(8,155)	$(4,772)

Weighted number of Series membership interest	1,000.00	2,125.00	2,000.00	1,460.00	5,480.00	1,600.00	1,700.00	2,000.00
Basic and diluted loss per Series membership interest	(5.04)	(3.65)	(4.20)	(4.50)	(2.39)	(6.15)	(4.80)	(2.39)

VV MARKETS, LLC
STATEMENT OF OPERATIONS
For the calendar year ended December 31, 2021
See accompanying Notes to these Financial Statements

	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Revenues	$0	$0	$0	$0	$0	$0	$0	$0

Operating Expenses:
General and administrative	7,772	6,411	6,320	0	0	0	0	0
Total Operating Expenses	7,772	6,411	6,320	0	0	0	0	0

Operating Income	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Provision for Income Taxes	0	0	0	0	0	0	0	0

Net Income	$(7,772)	$(6,411)	$(6,320)	$0	$0	$0	$0	$0

Weighted number of Series membership interest	1,400.00	6,450.00	1,986.00	2,000.00	3,825.00	500.00	5,500.00	3,090.00
Basic and diluted loss per Series membership interest	(5.55)	(0.99)	(3.18)	0	0	0	0	0

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
For the period of January 1, 2022 to June 30, 2022
And the period of January 1, 2021 to December 31, 2021
See accompanying Notes to these Financial Statements

	June 30, 2022 (Unaudited)	December 31, 2021 (Audited)
Balance as of December 31, 2021	$813,849.00	$-
Net Income/(Loss)	$(114,781.43)	$(84,151.00)
Membership Contributions	$1,108,000.00	$898,000.00
Membership Distributions	$-	$-
Balance June 30, 2022	$1,807,067.57	$813,849.00

VV MARKETS, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE PERIOD

FROM December 31, 2021 (Audited) TO JUNE 30, 2022 (Unaudited)

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX
Balance as of December 31, 2021	$40,961.00	$41,228.00	$58,089.00	$65,180.00	$66,423.00	$77,245.00
Net Income/(Loss)	$-	$-	$-	$-	$4,138.57	$-
Membership Contributions	$-	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-
Balance June 30, 2022	$40,961.00	$41,228.00	$58,089.00	$65,180.00	$70,561.57	$77,245.00

	VV-MACAL	VV-SPAN	VV-BWCK	VV-FUTUR	VV-DRC	VV-NAPA
Balance as of December 31, 2021	$76,845.00	$76,228.00	$85,598.00	$102,158.00	$123,894.00	$-
Net Income/(Loss)	$-	$-	$-	$-	$-	$(13,687.00)
Membership Contributions	$-	$-	$-	$-	$-	$142,000.00
Membership Distributions	$-	$-	$-	$-	$-	$-
Balance June 30, 2022	$76,845.00	$76,228.00	$85,598.00	$102,158.00	$123,894.00	$128,313.00

	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT	VV-BOD10	VV-ROSE
Balance as of December 31, 2021	$-	$-	$-	$-	$-	$-
Net Income/(Loss)	$(14,699.00)	$(2,614.00)	$(18,321.00)	$(14,773.00)	$(9,944.00)	$(3,981.00)
Membership Contributions	$153,000.00	$29,000.00	$187,000.00	$154,500.00	$99,500.00	$41,000.00
Membership Distributions	$-	$-	$-	$-	$-	$-
Balance June 30, 2022	$138,301.00	$26,386.00	$168,679.00	$139,727.00	$89,556.00	$37,019.00

	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-WBURG	VV-GERM
Balance as of December 31, 2021	$-	$-	$-	$-	$-	$-
Net Income/(Loss)	$(20,257.00)	$(12,515.00)	$(3,640.00)	$(4,489.00)	$-	$-
Membership Contributions	$129,000.00	$121,000.00	$24,000.00	$28,000.00	$-	$-
Membership Distributions	$-	$-	$-	$-	$-	$-
Balance June 30, 2022	$108,743.00	$108,485.00	$20,360.00	$23,511.00	$-	$-

	VV-MACAL50	VV-BDMA	VV-CDCV	VV-DRCH	VV-SCRV
Balance as of December 31, 2021	$-	$-	$-	$-	$-
Net Income/(Loss)	$-	$-	$-	$-	$-
Membership Contributions	$-	$-	$-	$-	$-
Membership Distributions	$-	$-	$-	$-	$-
Balance June 30, 2022	$-	$-	$-	$-	$-

VV MARKETS, LLC
STATEMENT OF MEMBERS’ EQUITY
For the calendar year ended December 31, 2021 And the period of June 16, 2020 (inception) to December 31, 2020
See accompanying Notes to these Financial Statements

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Balance as of June 16, 2020 (inception)	$0	$0	$0	$0	$0	$0	$0	$0
Net income / (loss)	0	0	0	0	0	0	0	0
Balance as of December 31, 2020	$0	$0	$0	$0	$0	$0	$0	$0
Subscriptions	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000
Subscriptions not yet collected	0	0	0	0	0	0	0	0
Net income / (loss)	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)
Balance as of December 31, 2021	$40,961	$77,245	$85,598	$66,423	$123,894	$102,158	$76,845	$41,228

	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Balance as of June 16, 2020 (inception)	$0	$0	$0	$0	$0	$0	$0	$0
Net income / (loss)	0	0	0	0	0	0	0	0
Balance as of December 31, 2020	$0	$0	$0	$0	$0	$0	$0	$0
Subscriptions	84,000	64,500	71,500	142,000	0	29,000	0	0
Subscriptions not yet collected	0	0	0	(142,000)	0	(29,000)	0	0
Net income / (loss)	(7,772)	(6,411)	(6,320)	0	0	0	0	0
Balance as of December 31, 2021	$76,228	$58,089	$65,180	$0	$0	$0	$0	$0

VV MARKETS, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
For the period of January 1, 2022 to June 30, 2022
And the period of January 1, 2021 to December 31, 2021
See accompanying Notes to these Financial Statements

	June 30, 2022 (Unaudited)	December 31, 2021 (Audited)
OPERATING ACTIVITIES
Net Income	$(114,781.43)	$(84,151.00)
Net cash provided by operating activities	$(114,781.43)	$(84,151.00)
INVESTING ACTIVITIES
Collectible Assets	$(826,042.60)	$(1,199,493.00)
Net cash provided by investing activities	$(826,042.60)	$(1,199,493.00)
FINANCING ACTIVITIES
Advances from Manager	$-	$401,113.00
Membership Contributions	$1,108,000.00	$898,000.00
Net cash provided by financing activities	$1,108,000.00	$1,299,113.00
Net cash increase for period	$167,175.97	$15,469.00
Cash at beginning of period	$15,469.00	$-
Cash at end of period	$182,644.97	$15,469.00

VV MARKETS, LLC
STATEMENT OF CASH FLOWS
For the six months ended June 30, 2022
See accompanying Notes to these Financial Statements

	VV-0001	VV-PNST	VV-STEML	VV-SUPR	VV-CHAM	VV-BDX
OPERATING ACTIVITIES
Net Income					4,138.57
Net cash provided by operating activities	$0.00	$0.00	$0.00	$0.00	$4,138.57	$0.00
INVESTING ACTIVITIES
Collectible Assets					18,349.40
Net cash provided by investing activities	$0.00	$0.00	$0.00	$0.00	$18,349.40	$0.00
FINANCING ACTIVITIES
Membership Contributions
Net cash provided by financing activities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Net cash increase for period	$0.00	$0.00	$0.00	$0.00	$22,487.97	$0.00
Cash at beginning of period	0.00	0.00	0.00	0.00		0.00
Cash at end of period	$0.00	$0.00	$0.00	$0.00	$22,487.97	$0.00

Supplemental Disclosure of Cash Flow information
Cash Paid for Interest	0.00	0.00	0.00	0.00	0.00	0.00
Cash Paid for Income Taxes	0.00	0.00	0.00	0.00	0.00	0.00

	VV-MACAL	VV-SPAN	VV-BWCK	VV-FUTUR	VV-DRC	VV-NAPA
OPERATING ACTIVITIES
Net Income						-13,687.00
Net cash provided by operating activities	$0.00	$0.00	$0.00	$0.00	$0.00	-$13,687.00
INVESTING ACTIVITIES
Collectible Assets
Net cash provided by investing activities	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
FINANCING ACTIVITIES
Membership Contributions						142,000.00
Net cash provided by financing activities	$0.00	$0.00	$0.00	$0.00	$0.00	$142,000.00
Net cash increase for period	$0.00	$0.00	$0.00	$0.00	$0.00	$128,313.00
Cash at beginning of period	0.00	0.00	0.00	0.00	0.00
Cash at end of period	$0.00	$0.00	$0.00	$0.00	$0.00	$128,313.00

Supplemental Disclosure of Cash Flow information
Cash Paid for Interest	0.00	0.00	0.00	0.00	0.00	0.00
Cash Paid for Income Taxes	0.00	0.00	0.00	0.00	0.00	0.00

	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT	VV-BOD10	VV-ROSE
OPERATING ACTIVITIES
Net Income	-14,699.00	-2,614.00	-18,321.00	-14,773.00	-9,944.00	-3,981.00
Net cash provided by operating activities	-$14,699.00	-$2,614.00	-$18,321.00	-$14,773.00	-$9,944.00	-$3,981.00
INVESTING ACTIVITIES
Collectible Assets	-135,700.00	-25,893.00	-165,500.00	-137,100.00	-87,864.00	-36,322.00
Net cash provided by investing activities	-$135,700.00	-$25,893.00	-$165,500.00	-$137,100.00	-$87,864.00	-$36,322.00
FINANCING ACTIVITIES
Membership Contributions	153,000.00	29,000.00	187,000.00	154,500.00	99,500.00	41,000.00
Net cash provided by financing activities	$153,000.00	$29,000.00	$187,000.00	$154,500.00	$99,500.00	$41,000.00
Net cash increase for period	$2,601.00	$493.00	$3,179.00	$2,627.00	$1,692.00	$697.00
Cash at beginning of period
Cash at end of period	$2,601.00	$493.00	$3,179.00	$2,627.00	$1,692.00	$697.00

Supplemental Disclosure of Cash Flow information
Cash Paid for Interest	0.00	0.00	0.00	0.00	0.00	0.00
Cash Paid for Income Taxes	0.00	0.00	0.00	0.00	0.00	0.00

	VV-GPS	VV-LAF10	VV-JYFT	VV-MR19	VV-WBURG	VV-GERM
OPERATING ACTIVITIES
Net Income	-20,257.00	-12,515.00	-3,640.00	-4,489.00	0.00	0.00
Net cash provided by operating activities	-$20,257.00	-$12,515.00	-$3,640.00	-$4,489.00	$0.00	$0.00
INVESTING ACTIVITIES
Collectible Assets	-106,550.00	-106,428.00	-20,000.00	-23,035.00	0.00	0.00
Net cash provided by investing activities	-$106,550.00	-$106,428.00	-$20,000.00	-$23,035.00	$0.00	$0.00
FINANCING ACTIVITIES
Membership Contributions	129,000.00	121,000.00	24,000.00	28,000.00	0.00	0.00
Net cash provided by financing activities	$129,000.00	$121,000.00	$24,000.00	$28,000.00	$0.00	$0.00
Net cash increase for period	$2,193.00	$2,057.00	$360.00	$476.00	$0.00	$0.00
Cash at beginning of period
Cash at end of period	$2,193.00	$2,057.00	$360.00	$476.00	$0.00	$0.00

Supplemental Disclosure of Cash Flow information
Cash Paid for Interest	0.00	0.00	0.00	0.00	0.00	0.00
Cash Paid for Income Taxes	0.00	0.00	0.00	0.00	0.00	0.00

	VV-MACAL50	VV-BDMA	VV-CDCV	VV-DRCH	VV-SCRV
OPERATING ACTIVITIES
Net Income	0.00	0.00	0.00	0.00	0.00
Net cash provided by operating activities	$0.00	$0.00	$0.00	$0.00	$0.00
INVESTING ACTIVITIES
Collectible Assets	0.00	0.00	0.00	0.00	0.00
Net cash provided by investing activities	$0.00	$0.00	$0.00	$0.00	$0.00
FINANCING ACTIVITIES
Membership Contributions	0.00	0.00	0.00	0.00	0.00
Net cash provided by financing activities	$0.00	$0.00	$0.00	$0.00	$0.00
Net cash increase for period	$0.00	$0.00	$0.00	$0.00	$0.00
Cash at beginning of period
Cash at end of period	$0.00	$0.00	$0.00	$0.00	$0.00

Supplemental Disclosure of Cash Flow information
Cash Paid for Interest	0.00	0.00	0.00	0.00	0.00
Cash Paid for Income Taxes	0.00	0.00	0.00	0.00	0.00

VV MARKETS, LLC
STATEMENT OF CASH FLOWS
For the calendar year ended December 31, 2021
See accompanying Notes to these Financial Statements

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-PNST
Cash Flows from Operating Activities
Net Income	$(5,039)	$(7,755)	$(8,402)	$(6,577)	$(13,106)	$(9,842)	$(8,155)	$(4,772)
Adjustments to reconcile net loss to net cash used in operating activities:
None	0	0	0	0	0	0	0	0
Net Cash Used in Operating Activities	(5,039)	(7,755)	(8,402)	(6,577)	(13,106)	(9,842)	(8,155)	(4,772)

Cash Flows from Investing Activities
Purchase of collectible assets	(40,961)	(75,800)	(84,000)	(65,000)	(121,565)	(100,254)	(75,400)	(40,000)
Net Cash Used in Investing Activities	(40,961)	(75,800)	(84,000)	(65,000)	(121,565)	(100,254)	(75,400)	(40,000)

Cash Flows from Financing Activities
Advances from the manager	0	0	0	0	0	0	0	0
Proceeds from subscriptions	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000
Net Cash Provided by Financing Activities	46,000	85,000	94,000	73,000	137,000	112,000	85,000	46,000

Net Change In Cash and Cash Equivalents	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228

Cash and Cash Equivalents at Beg. of Period	0	0	0	0	0	0	0	0
Cash and Cash Equivalents at End of Period	$0	$1,445	$1,598	$1,423	$2,329	$1,904	$1,445	$1,228

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	0	0	0	0	0	0	0	0
Cash paid for income taxes	0	0	0	0	0	0	0	0

VV MARKETS, LLC
STATEMENT OF CASH FLOWS
For the calendar year ended December 31, 2021
See accompanying Notes to these Financial Statements

	VV-SPAN	VV-STEML	VV-SUPR	VV-NAPA	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
Cash Flows from Operating Activities
Net Income	$(7,772)	$(6,411)	$(6,320)	$0	$0	$0	$0	$0
Adjustments to reconcile net loss to net cash used in operating activities:
None	0	0	0	0	0	0	0	0
Net Cash Used in Operating Activities	(7,772)	(6,411)	(6,320)	0	0	0	0	0

Cash Flows from Investing Activities
Purchase of collectible assets	(74,800)	(56,800)	(63,800)	(128,313)	(135,700)	0	0	(137,100)
Net Cash Used in Investing Activities	(74,800)	(56,800)	(63,800)	(128,313)	(135,700)	0	0	(137,100)

Cash Flows from Financing Activities
Advances from the manager	0	0	0	128,313	135,700	0	0	137,100
Proceeds from subscriptions	84,000	64,500	71,500	0	0	0	0	0
Net Cash Provided by Financing Activities	84,000	64,500	71,500	128,313	135,700	0	0	137,100

Net Change In Cash and Cash Equivalents	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0

Cash and Cash Equivalents at Beg of Period	0	0	0	0	0	0	0	0
Cash and Cash Equivalents at End of Period	$1,428	$1,289	$1,380	$0	$0	$0	$0	$0

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	0	0	0	0	0	0	0	0
Cash paid for income taxes	0	0	0	0	0	0	0	0

NOTE 1: NATURE OF OPERATIONS

VV Markets, LLC (the “Company”) is a Delaware series limited liability company formed on June 16th, 2020. VinVesto Inc. d/b/a Vint, is the sole owner of interests of the Company (other than interests issued in a particular series to other investors). The Company was formed to acquire and manage fine wines, spirits, and other wine related entities. The Company has created and it is expected that the Company will continue to create a number of separate series of interests (the “Series” or “Series of Interests”) and that each collection will be owned by a separate Series, and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series, but will not be entitled to share in the return of any other Series.

The Company’s managing member is VinVesto, Inc. (the “Manager”). The Manager is a Delaware corporation formed on June 16th, 2020. The Manager is a technology and marketing company that operates the VinVesto platform ("Platform") and manages the Company and the assets owned by the Company in its roles as the Manager and manager of the assets of each Series (the “Asset Manager”).

The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

The Company has sold and intends to continue to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of an offering related to that particular Series a collection of assets, (plus any cash reserves for future operating expenses). All voting rights, except as specified in the operating agreement or required by law remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required, determining how to best commercialize the applicable Series assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”). The Company and each Series shall have perpetual existence unless terminated pursuant to the Operating Agreement or law.

Operating Agreement

In accordance with the Operating Agreement each interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

After the closing of an offering, each Series is responsible for its own Operating expenses (as defined in Note 2(5)). Prior to the closing, Operating expenses are borne by the Manager and not reimbursed by the economic members. Should post-closing Operating expenses exceed revenues or cash reserves then the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the series and be entitled to reimbursement of such amount from future revenues generated by the series (“Operating expenses Reimbursement Obligation(s)”), on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, which may include the Manager or its affiliates.

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company or any of the Series have not generated profits since inception. The Company has sustained a $114,781.43 loss for the period ended June 30, 2022 and, has $1,807,068  of member’s equity as of June 30, 2022. The Company or any of the Series may lack liquidity to satisfy obligations as they come due. Future liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. These conditions raise substantial doubt as to the Company's ability to continue as a going concern.

Through June 30, 2022, one Series of the Company (Series VV-CHAM) has generated revenues to date, generating $22,487.97 in revenue from a partial sale of the underlying assets of that Series. The Company expects to generate revenues for certain Series this year. Each Series will continue to incur Operating expenses including, but not limited to, storage, insurance, transportation and maintenance expenses, on an ongoing basis.

From inception through June 30, 2022, VinVesto, Inc. or an affiliate has borne all of the costs of the Company. The Company and each Series expect to continue to have access to ample capital financing from the Manager going forward. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating expenses for individual Series at the sole discretion of the Manager.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of the balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Offering Expenses

Offering expenses relate to the offering for a specific Series and consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, are being funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. Should the proposed offering prove to be unsuccessful, these costs, as well as additional expenses to be incurred, will be charged to the Manager.

Wine & Spirits Assets and Other Collectible Assets

The assets are recorded at cost. The cost of the assets includes the purchase price, including any deposits for the asset funded by the Manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the asset related to each series incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the assets as long-lived assets, and the assets are subject to an annual test for impairment and will not be depreciated or amortized. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge may be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Acquisition expenses are typically paid for in advance by the Manager and are reimbursed by the Series from the proceeds of the offering. The Series also distributes the appropriate amounts for the brokerage fee and, if applicable, the Sourcing Fee, using cash from the offering.

To the extent that certain expenses are anticipated prior to the closing of an offering but are to be incurred after the closing (e.g., storage fees), additional cash from the proceeds of the offering will be retained on the Series balance sheet as reserves to cover such future anticipated expenses after the closing of the offering. Acquisition expenses are capitalized into the cost of the assets. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager, and these expenses will be accounted for as capital contributions, and the acquisition expenses expensed.

As of June 30, 2022, the Company's total investment in the Wine & Spirits Assets across all Series was $2,577,400 as detailed in the table below. This is an increase of $46,000 to the total investment as of December 31, 2021, $46,000.

Series Name	Underlying Assets	Minimum Offering Size
VV-0001	California Collection	$46,000
VV-PNST	Laurent Ponsot Collection	$46,000
VV-SUPR	Super Tuscan Collection	$71,500
VV-CHAM	Champagne Collection	$73,000
VV-STEML	St. Emillion Collection	$64,500
VV-MACAL	Macallan Fine & Rare Collection	$85,000
VV-BOWCK	Bowmore Cask Collection	$94,000
VV-FUTUR	Bordeaux 2020 Futures Collection	$112,400
VV-BDX	Bordeaux Classics Collection	$85,000
VV-SPAN	Spanish Collection	$84,000
VV-DRC	DRC Collection	$137,000
VV-NAPA	Napa 2018 Collection	$142,000
VV-RHONE	Domaines of Rhone Collection	$153,000
VV-PDMT	Piemonte Collection	$154,500
VV-JPWY	Karuizawa “36 Views of Mt. Fuji”	$187,000
VV-PTRS	Petrus Collection	$29,000
VV-ROSE	Rosé Champagne Collection	$41,000
VV-BOD10	2010 Decade Collection	$99,500
VV-WBURG	White Burgundy Collection	$138,000
VV-GERM	German Collection	$53,000
VV-LAF10	Lafite 10-Year Vertical Collection	$121,000
VV-MACAL50	Macallan 50 Year Old Collection	$115,000
VV-JYFT	Joy Fantastic Vint Primeur Collection	$24,000
VV-GPS	Glenfarclas Pagoda Series	$129,000
VV-BDMA	Brunello di Montalcino All-Stars Collection	$43,000
VV-CDCV	Comtes de Champagne Vertical Collection	$38,000
VV-DRCH	Domaine de la Romanée-Conti Horizontal Collection	$53,000
VV-MR19	Mouton Rothschild 2019 Collection	$28,000
VV-SCRV	Screaming Eagle ‘17, ‘18, ‘19 Collection	$131,000

Operating Expenses

Operating expenses related to a particular collection of assets are costs and expenses attributable the assets of a particular Series and include storage, insurance, transportation, annual audit and legal expenses and other specific expenses as detailed in the Manager’s allocation policy. Operating expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests are funded by the Manager and are not reimbursed by the Company, Series or economic members. These are accounted for as capital contributions by the Manager for expenses related to the business of the Company or a Series.

Upon closing of an offering, a Series becomes responsible for these expenses and finances them either through revenues generated by a Series or available cash reserves at the Series. Should revenues or cash reserves not be sufficient to cover Operating expenses the Manager may (a) pay such Operating expenses and not seek reimbursement, (b) loan the amount of the Operating expenses to the Series at a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating expenses Reimbursement Obligation(s)”), and/or (c) cause additional Interests to be issued in order to cover such additional amounts.

Income Taxes

The Company intends that the master series and separate Series will elect and qualify to be taxed as a C-corporation under the Internal Revenue Code. The separate Series will comply with the accounting and disclosure requirement of ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company, a Delaware series limited liability company, whose managing member is the Manager, will admit additional members to each of its series through the offerings for each series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Company and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides that the Manager with the ability to appoint officers. Officers may also invest in assets for sale. The following table sets forth information with respect to the number of units or shares of each of our Series beneficially owned by our officers as of this filing.

Series Name	Owner	Number of Interests Owned	Cash Paid	Percentage of Series(3)
Series VV-0001	Vinvesto, Inc.	42	1932	4.20%
Series VV-PNST	Vinvesto, Inc.	210	4830	10.50%
Series VV-PNST	Patrick Sanders	96	2208	4.80%
Series VV-SUPR	Vinvesto, Inc.	12	432	0.60%
Series VV-CHAM	Vinvesto, Inc.	44	2200	3.01%
Series VV-CHAM	Patrick Sanders	15	750	1.03%
Series VV-STEML	Vinvesto, Inc.	517	5170	8.00%
Series VV-MACAL	Vinvesto, Inc.	56	2800	3.30%
Series VV-MACAL	Patrick Sanders	20	1000	1.18%
Series VV-BOWCK	Vinvesto, Inc.	395	18565	19.80%
Series VV-BOWCK	Patrick Sanders	322	15134	16.10%
Series VV-FUTUR	Vinvesto, Inc.	154	10780	9.60%
Series VV-BDX	Vinvesto, Inc.	13	520	0.70%
Series VV-SPAN	Vinvesto, Inc.	275	16500	19.60%
Series VV-SPAN	Patrick Sanders	173	10380	12.36%
Series VV-DRC	Vinvesto, Inc.	202	5050	3.70%
Series VV-NAPA	Vinvesto, Inc.	296	14800	10.40%
Series VV-NAPA	Nicholas King	40	2000	1.41%
Series VV-RHONE	Vinvesto, Inc.	130	5200	3.40%
Series VV-PDMT	Vinvesto, Inc.	342	17100	11.10%
Series VV-JPWY	Vinvesto, Inc.	69	2346	1.30%
Series VV-PTRS	Vinvesto, Inc.	5	290	1.00%
Series VV-ROSE	Vinvesto, Inc.	34	1394	3.40%
Series VV-BOD10	Vinvesto, Inc.	171	8550	8.60%
Series VV-WBURG*	Vinvesto, Inc.	0	0	0.00%
Series VV-GERM	Vinvesto, Inc.	91	4823	9.10%
Series VV-LAF10	Vinvesto, Inc.	18	1800	1.50%
Series VV-MACAL50*	Vinvesto, Inc.	29	580	0.50%
Series VV-JYFT	Vinvesto, Inc.	34	1020	4.30%
Series VV-GPS	Vinvesto, Inc.	36	1548	1.20%
Series VV-BDMA	Vinvesto, Inc.	19	950	2.20%
Series VV-CDCV*	Vinvesto, Inc.	16	800	2.10%
Series VV-DRCH	Vinvesto, Inc.	3	300	0.60%
Series VV-MR19	Vinvesto, Inc.	5	500	1.80%
Series VV-SCRV	Vinvesto, Inc.	7	700	0.53%
Series VV-BDXM1*	Vinvesto, Inc.	0	0	0.00%
Series VV-CB100	Vinvesto, Inc.	3	300	0.53%
Series VV-JSCV	Vinvesto, Inc.	10	1000	1.63%
Series VV-KGC1	Vinvesto, Inc.	18	900	1.20%

Series VV-LR15	Vinvesto, Inc.	4	400	0.57%
Series VV-PFGV*	Vinvesto, Inc.	0	0	0.00%
Series VV-BDX2K*	Vinvesto, Inc.	0	0	0.00%
Series VV-BXEP21*	Vinvesto, Inc.	0	0	0.00%
Series VV-CDVM*	Vinvesto, Inc.	0	0	0.00%
Series VV-CHBL1	Vinvesto, Inc.	3	150	0.50%
Series VV-DRC15*	Vinvesto, Inc.	0	0	0.00%
Series VV-DRCRC1*	Vinvesto, Inc.	0	0	0.00%
Series VV-KGC2*	Vinvesto, Inc.	0	0	0.00%
Series VV-MACAL2*	Vinvesto, Inc.	0	0	0.00%
Series VV-MACAL3*	Vinvesto, Inc.	0	0	0.00%
Series VV-MVRW*	Vinvesto, Inc.	0	0	0.00%
Series VV-POM1*	Vinvesto, Inc.	0	0	0.00%

The Manager or Asset Manager receives Sourcing Fees for each offering for Series of Interests in the Company that closes. During the first six months of 2021, the Manager received $2,891 in Sourcing Fees for one (1) Series that were closed.

Sourcing Fees	Six Month Period Ended June 30, 2022	Six Month Period Ended June 30, 2021
VV-0001	$0	$2,891
VV-PNST	$0	$0
VV-SUPR	$0	$0
VV-CHAM	$0	$0
VV-STEML	$0	$0
VV-MACAL	$0	$0
VV-BOWCK	$0	$0
VV-FUTUR	$0	$0
VV-BDX	$0	$0
VV-SPAN	$0	$0
VV-DRC	$0	$0
VV-NAPA	$11,557	$0
VV-RHONE	$12,404	$0
VV-PDMT	$12,456	$0
VV-JPWY	$15,516	$0
VV-PTRS	$2,179	$0
VV-ROSE	$3,366	$0
VV-BOD10	$8,452	$0
VV-WBURG	$0	$0
VV-GERM	$0	$0
VV-LAF10	$10,700	$0
VV-MACAL50	$0	$0
VV-JYFT	$3,280	$0
VV-GPS	$18,322	$0
VV-BDMA	$0	$0
VV-CDCV	$0	$0
VV-DRCH	$0	$0
VV-MR19	$4,069	$0
VV-SCRV	$0	$0

NOTE 4 - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

The Company distinguishes expenses and costs between those related to the purchase of a particular collection of assets and Operating expenses related to the management of such collectible assets.

Fees and expenses related to the purchase of an underlying collection of assets include the offering expenses, Acquisition Expenses, Brokerage Fee and Sourcing Fee.

Within Operating expenses the Company distinguishes between Operating expenses incurred prior to the closing of an offering and those incurred after the close of an offering. Although these pre- and post- closing Operating expenses are similar in nature and consist of expenses such as storage, insurance, transportation and maintenance, pre-closing Operating expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series and/or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a reasonable rate of interest or (iv) issuance of additional Interest in a Series. Allocation of revenues, expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying collectible assets, as stated in the Manager’s allocation policy and as reasonably determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

Revenue from the anticipated commercialization of the collections will be allocated amongst the Series whose underlying assets are part of the commercialization events, based on the value of the underlying assets. No revenues have been generated to date.

Offering expenses, other than those related to the overall business of the Manager (as described in Note 2(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. No offering expenses have been incurred by the Company as of June 30, 2021.

Acquisition expenses are funded by the Manager and reimbursed from the Series proceeds upon the closing of an offering. The Manager had incurred $5,539 in acquisitions expenses at June 30, 2022

The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering. During the period from January 1, 2022 to June 30, 2022, the Manager has received $102,301 in Sourcing Fees.

NOTE 5: MEMBERS’ EQUITY

The members of each Series have certain rights with respect to the Series to which they are subscribed. Each Series generally holds a single asset or a collection of assets. A Series member is entitled to their pro rata share of the net profits derived from the assets held in that series after deduction of expense allocations and direct expenses attributable to the assets, based on their percentage of the total outstanding Interests in that Series.

The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, are solely the debts, obligations and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation or liability.

Distributions Upon Liquidation

Upon the occurrence of a liquidation event relating to the Company as a whole or any Series, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series or the Company as a whole, as applicable, the assets will be liquidated, and proceeds distributed as follows:

(i)first, to any third-party creditors;

(ii)second, to any creditors that are the Manager or its affiliates;

(iii)third, 100% to the Interest holder of the relevant Series, allocated pro rata based on the number of Interests held by each Interest holder (which may include the Manager, any of its affiliates and asset sellers and which distribution within a Series will be made consistent with any preferences which exist within such Series) until the Interest holders receive back 100% of their capital contribution.

NOTE 6: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues as of June 30, 2022.

The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 7: SUBSEQUENT EVENTS

The Company intends to issue continue issuing securities of the underlying series in a securities offering meant to be exempt from US Securities and Exchange Commission registration under Regulation A.

SUPPLEMENTAL DISCLOSURES – STATEMENT OF CASH FLOWS FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2021 BY SERIES

	VV-0001	VV-BDX	VV-BWCK	VV-CHAM	VV-DRC	VV-FUTUR	VV-MACAL	VV-NAPA	VV-PNST	VV-SPAN	VV-STEML	VV-SUPR	VV-RHONE	VV-PTRS	VV-JPWY	VV-PDMT
OPERATING ACTIVITIES
Net Income	-5,039.00	-7,755.00	-8,402.00	-6,577.00	-13,106.00	-9,842.00	-8,155.00	0.00	-4,772.00	-7,772.00	-6,411.00	-6,320.00	0.00	0.00	0.00	0.00
Gain on Sale of Assets
Adjustments to reconcile Net Income to Net Cash provided by operations:	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Net cash provided by operating activities	-$5,039.00	-$7,755.00	-$8,402.00	-$6,577.00	-$13,106.00	-$9,842.00	-$8,155.00	$0.00	-$4,772.00	-$7,772.00	-$6,411.00	-$6,320.00	$0.00	$0.00	$0.00	$0.00
INVESTING ACTIVITIES
Purchase of Collectible Assets	-40,961.00	-75,800.00	-84,000.00	-65,000.00	-121,565.00	-100,254.00	-75,400.00	0.00	-40,000.00	-74,800.00	-56,800.00	-63,800.00	0.00	0.00	0.00	0.00
Proceeds from Sale of Collectible Assets
Net cash provided by investing activities	-$40,961.00	-$75,800.00	-$84,000.00	-$65,000.00	-$121,565.00	-$100,254.00	-$75,400.00	$0.00	-$40,000.00	-$74,800.00	-$56,800.00	-$63,800.00	$0.00	$0.00	$0.00	$0.00
FINANCING ACTIVITIES
Capital Contributions	46,000.00	85,000.00	94,000.00	73,000.00	137,000.00	112,000.00	85,000.00	0.00	46,000.00	84,000.00	64,500.00	71,500.00	0.00	0.00	0.00	0.00
Distributions to Equity Holders
Net cash provided by financing activities	$46,000.00	$85,000.00	$94,000.00	$73,000.00	$137,000.00	$112,000.00	$85,000.00	$0.00	$46,000.00	$84,000.00	$64,500.00	$71,500.00	$0.00	$0.00	$0.00	$0.00

Net cash increase for period	$0.00	$1,445.00	$1,598.00	$1,423.00	$2,329.00	$1,904.00	$1,445.00	$0.00	$1,228.00	$1,428.00	$1,289.00	$1,380.00	$0.00	$0.00	$0.00	$0.00
Cash at beginning of period	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Cash at end of period	$0.00	$1,445.00	$1,598.00	$1,423.00	$2,329.00	$1,904.00	$1,445.00	$0.00	$1,228.00	$1,428.00	$1,289.00	$1,380.00	$0.00	$0.00	$0.00	$0.00

156

PART III – EXHIBITS

Exhibit Index

The documents listed in this Exhibit Index are incorporated by reference or are filed with the offering statement of which this offering circular forms a part, in each case as indicated below.

Exhibit No.	Description
2.1	Certificate of Formation of VV Markets, LLC^
2.2	Limited Liability Company Agreement of VV Markets LLC^^
3.1	Series Designation for Series VV-0001 Interests^^
3.2	Series Designation for Series VV PNST Interests^^^
3.3	Series Designation for Series VV-SUPR Interests^^^
3.4	Series Designation for Series VV-STEML Interests^^^
3.5	Series Designation for Series VV-MACAL Interests***
3.6	Series Designation for Series VV-BOWCK Interests***
3.7	Series Designation for Series VV-FUTUR Interests***
3.8	Series Designation for Series VV-BDX Interests***
3.9	Series Designation for Series VV-SPAN Interests***
3.10	Series Designation for Series VV-DRC Interests*
3.11	Series Designation for Series VV-NAPA Interests*
3.12	Series Designation for Series VV-RHONE Interests*
3.13	Series Designation for Series VV-PDMT Interests*
3.14	Series Designation for Series VV-JPWY Interests*
3.15	Series Designation for Series VV-PTRS*
3.16	Series Designation for VV-ROSE++
3.17	Series Designation for VV-BOD10++
3.18	Series Designation for VV-WBURG++
3.19	Series Designation for VV-GERM+
3.20	Series Designation for VV-LAF10++
3.21	Series Designation for VV-MACAL50++
3.22	Series Designation for VV-JYFT++
3.23	Series Designation for VV-GPS++
3.24	Series Designation for VV-CHAM^^^
3.25	Series Designation for VV-BDMA +++
3.26	Series Designation for VV-CDCV +++
3.27	Series Designation for VV-DRCH +++
3.28	Series Designation for VV-MR19 +++
3.29	Series Designation for VV-SCRV +++
3.30	Series Designation for VV-BDXM1##
3.31	Series Designation for VV-CB100##
3.32	Series Designation for VV-JSCV##
3.33	Series Designation for VV-KGC1##
3.34	Series Designation for VV-LR15##
3.35	Series Designation for VV-PFGV##
3.36	Series Designation for VV-BDX2K#
3.37	Series Designation for VV-BXEP21#
3.38	Series Designation for VV-CDVM#
3.39	Series Designation for VV-CHBL1#
3.40	Series Designation for VV-DRC15#
3.41	Series Designation for VV-DRCRC1#
3.42	Series Designation for VV-KGC2#
3.43	Series Designation for VV-MACAL2#
3.44	Series Designation for VV-MACAL3#
3.45	Series Designation for VV-MVRW#
3.46	Series Designation for VV-POM1#

157

3.47	Series Designation for VV-BOW50@@
3.48	Series Designation for VV-CCC1@
3.49	Series Designation for VV-DL19@
3.50	Series Designation for VV-DRCH17@
3.51	Series Designation for VV-LAF19@
3.52	Series Designation for VV-MACFC@
3.53	Series Designation for VV-MARG1@
3.54	Series Designation for VV-RTBC@
3.55	Series Designation for VV-SAIC@
3.56	Series Designation for VV-TLC1@
3.57	Series Designation for VV-HAWV@
3.58	Series Designation for VV-BOW2†
3.59	Series Designation for VV-DP08†
3.60	Series Designation for VV-DRC09†
3.61	Series Designation for VV-DRCH14†
3.62	Series Designation for VV-DRCH19†
3.63	Series Designation for VV-ITRC†
3.64	Series Designation for VV-KCSK†
3.65	Series Designation for VV-KGC3†
3.66	Series Designation for VV-KGC4†
3.67	Series Designation for VV-MACAL4†
3.68	Series Designation for VV-YAM1†
3.69	Series Designation for VV-BOMA !
3.70	Series Designation for VV-CHJC !
3.71	Series Designation for VV-GUGL1 !
3.72	Series Designation for VV-HBC1 !
3.73	Series Designation for VV-HIB1 !
3.74	Series Designation for VV-KGC5 !
3.75	Series Designation for VV-LAT1 !
3.76	Series Designation for VV-LBV1 !
3.77	Series Designation for VV-RBV1 !
3.78	Series Designation for VV-SCC1 !
3.79	Series Designation for VV-SPAN2 !
3.80	Series Designation for VV-KGC6 !
4.1	Form of Subscription Agreement^^^
6.1	Management Services Agreement, dated July 1, 2020, between VV Markets, LLC and VinVesto, Inc. ^^
6.2	Purchase and Sale Agreement, dated September 1, 2020 between VinVesto, Inc. and VV Markets, LLC.^^
6.3	Software and Services License Agreement dated December 20, 2020 between VinVesto, Inc and North Capital Investment Technology Inc. ^^
6.4	Receipt^^
6.5	Receipt^^
6.6	Receipt^^
6.7	Storage Agreement dated January 19, 2021 between VV Markets, LLC and Domain DC Storage.^^
6.8	Form Purchase Option Agreement*
6.9	VV-MACAL Purchase Option Agreement***
6.10	VV-BOWCK Purchase Option Agreement***
6.11	VV-FUTUR Purchase Option Agreement***
6.12	VV-BDX Purchase Option Agreement***
6.13	VV-SPAN Purchase Option Agreement***
6.14	VV-DRC Purchase Agreement*

158

6.15	VV-NAPA Purchase Option Agreement*
6.16	VV-RHONE Purchase Option Agreement*
6.17	VV-PDMT Purchase Option Agreement*
6.18	VV-JPWY Purchase Option Agreement*
6.19	VV-PTRS Purchase Agreement*
6.20	VV-ROSE Purchase Agreement**
6.21	VV-BOD10 Purchase Agreement**
6.22	VV-WBURG Purchase Agreement**
6.23	VV-GERM Purchase Option Agreement**
6.24	VV-LAF10 Purchase Option Agreement**
6.25	VV-MACAL50 Purchase Option Agreement**
6.26	VV-JYFT Purchase Option Agreement**
6.27	VV-GPS Purchase Option Agreement**
6.28	VV-BDMA Purchase Agreement +++
6.29	VV-CDCV Purchase Agreement +++
6.30	VV-DRCH Purchase Agreement +++
6.31	VV-MR19 Purchase Agreement +++
6.32	VV-SCRV Purchase Agreement +++
6.33	VV-BDXM1 Purchase Agreement##
6.34	VV-CB100 Purchase Agreement##
6.35	VV-JSCV Purchase Agreement##
6.36	VV-KGC1 Purchase Agreement##
6.37	VV-LR15 Purchase Agreement##
6.38	VV-PFGV Purchase Agreement##
6.39	VV-BDX2K Purchase Agreement#
6.40	VV-BXEP21 Purchase Agreement#
6.41	VV-CDVM Purchase Agreement#
6.42	VV-CHBL1 Purchase Agreement#
6.43	VV-DRC15 Purchase Agreement#
6.44	VV-DRCRC1 Purchase Agreement#
6.45	VV-KGC2 Purchase Agreement#
6.46	VV-MACAL2 Purchase Agreement#
6.47	VV-MACAL3 Purchase Agreement#
6.48	VV-MVRW Purchase Agreement#
6.49	VV-POM1 Purchase Agreement#
6.50	VV-BOW50 Purchase Agreement@
6.51	VV-CCC1 Purchase Agreement@
6.52	VV-DL19 Purchase Agreement@
6.53	VV-DRCH17 Purchase Agreement@
6.54	VV-LAF19 Purchase Agreement@
6.55	VV-MACFC Purchase Agreement@
6.56	VV-MARG1 Purchase Agreement@
6.57	VV-RTBC Purchase Agreement@
6.58	VV-SAIC Purchase Agreement@
6.59	VV-TLC1 Purchase Agreement@
6.60	VV-HAWV Purchase Agreement@
6.61	VV-BOW2 Purchase Agreement†
6.62	VV-DP08 Purchase Agreement†
6.63	VV-DRC09 Purchase Agreement†
6.64	VV-DRCH14 Purchase Agreement†
6.65	VV-DRCH19 Purchase Agreement†

159

6.66	VV-ITRC Purchase Agreement†
6.67	VV-KCSK Purchase Agreement†
6.68	VV-KGC3 Purchase Agreement†
6.69	VV-KGC4 Purchase Agreement†
6.70	VV-MACAL4 Purchase Agreement†
6.71	VV-YAM1 Purchase Agreement†
6.72	VV-BOMA Purchase Agreement !
6.73	VV-CHJC Purchase Agreement !
6.74	VV-GUGL1 Purchase Agreement !
6.75	VV-HBC1 Purchase Agreement !
6.76	VV-HIB1 Purchase Agreement !
6.77	VV-KGC5 Purchase Agreement !
6.78	VV-LAT1 Purchase Agreement !
6.79	VV-LBV1 Purchase Agreement !
6.80	VV-RBV1 Purchase Agreement !
6.81	VV-SCC1 Purchase Agreement !
6.82	VV-SPAN2 Purchase Agreement !
6.83	VV-KGC6 Purchase Agreement !
8.1	Escrow Agreement for Securities Offering, between North Capital Private Securities Corporation^^
11	Consent of IndigoSpire !
12	Opinion of CrowdCheck Law LLP !

!Filed herewith

#Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on July 22, 2022

##Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on March 25, 2022

^Incorporated by reference to the Company’s offering statement on Form 1-A filed with the SEC on August 31, 2020

^^Incorporated by reference to the Company’s offering statement on Form 1-A/A filed with the SEC on March 25, 2021

^^^Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 6, 2021

*Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on October 12, 2021

**Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on February 11, 2022.

***Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on July 22, 2021.

+Incorporated by reference to the Company’s Current Report on Form 1-U filed with the SEC on April 19, 2022.

++Incorporated by reference to the Company’s Current Report on Form 1-U filed with the SEC on March 24, 2022.

+++Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May 27, 2022.

@Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May October 7, 2022.

@@Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on May November 25, 2022.

†Incorporated by reference to the Company’s offering statement on Form 1-A POS filed with the SEC on February 22, 2023.

160

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on March 28, 2023.

VV MARKETS, LLC
By:	VINVESTO, Inc., its managing member

By:	/s/ NICK KING
Nick King Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Nick King	Chief Executive Officer and Director of VinVesto, Inc.	March 28, 2023
Nick King	(principal executive officer and principal financial and accounting officer)

VinVesto, Inc.	Managing Member	March 28, 2023

By:	/s/ Nick King
Name: Nick King
Title: Chief Executive Officer

161